BASE PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-257996

$150,000,000

Neuberger Berman High Yield Strategies Fund Inc.

Shares of Common Stock
Subscription Rights to Acquire Shares of Common Stock

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) may issue, from time to time, in one or more offerings, shares of common stock, each with a par value of $0.0001 per share (each a “share of Common Stock” and together, the “Common Stock”), and/or its transferable subscription rights to acquire shares of common stock (“Rights,” and, together with the Common Stock, “Securities”) to its Stockholders of record on the record date for the offering (the “Record Date”) entitling the holders of these Rights to subscribe (an “Offer”) for additional shares of common stock. The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). Of the $150,000,000 of shares of Common Stock, 4,763,981 shares of Common Stock have been issued. You should read this Prospectus and the applicable Supplement(s) carefully before you invest in the Fund’s Securities.

The net asset value (“NAV”) per share of the Fund’s Common Stock at the close of business on April 17, 2023, was $8.53 and the last reported sale price of a share of Common Stock on the NYSE American on that date was $9.04, representing a premium to NAV of 5.98%. The Fund’s Common Stock is traded on the NYSE American under the symbol “NHS.”

Investing in the Fund’s Securities involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “Prospectus Summary — Risk Factors” beginning on page 6 of this Prospectus and further described in “Risk Factors” beginning on page 27 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investment Objective. The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to seek high total return (income plus capital appreciation).

Principal Investment Strategy. Under normal market conditions, at least 80% of the Fund’s total assets are invested in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations (“CLOs”). The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board of Directors without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.

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Prospectus dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets (defined below) or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act. As of April 17, 2023, the Fund had 6,080,000 Mandatory Redeemable Preferred Shares, Series C outstanding, with an aggregate liquidation preference of $76,000,000, and $46,000,000 of Senior Notes outstanding, resulting in a total leverage ratio of 42.38%.

Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers.
The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.
The Fund may invest in asset-backed securities, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities. The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.
The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes, including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.
The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly.
In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective. See “Investment Objective and Principal Investment Strategy” and “Leverage” below and

“Investment Restrictions” in the Statement of Additional Information, dated April 7, 2022, amended on April 19, 2022, and as further amended on April 28, 2023 (the “SAI”).
The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social, and Governance (ESG) factors they believe are financially material to individual investments, where applicable.
Management.  Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser. NBIA, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023 Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.
This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement. This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus and any applicable Prospectus Supplement before deciding whether to invest in the Securities, and retain both for future reference. The SAI, containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You can review the table of contents of the SAI at the end of this Prospectus. You may receive free of charge a copy of the SAI or the Fund’s annual and semi-annual reports to shareholders by visiting our website at www.nb.com, by calling (877) 461-1899, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the SEC’s website at http://www.sec.gov. The SAI is only updated in connection with an offering and is therefore not available on the Fund’s website.

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in making your investment decisions. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

As permitted by regulations adopted by the U.S. Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website www.nb.com/CEFliterature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY OF FUND EXPENSES	15
FINANCIAL HIGHLIGHTS	16
THE FUND	18
THE OFFERING	18
USE OF PROCEEDS	18
INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY	18
PORTFOLIO COMPOSITION	20
USE OF LEVERAGE AND RELATED RISKS	25
RISK FACTORS	27
MANAGEMENT OF THE FUND	43
PORTFOLIO TRANSACTIONS	44
NET ASSET VALUE OF COMMON STOCK	44
DISTRIBUTIONS	46
CLOSED-END FUND STRUCTURE	47
DISTRIBUTION REINVESTMENT PLAN	48
DESCRIPTION OF CAPITAL STRUCTURE	50
REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND	54
TAX MATTERS	55
ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION	58
CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR	60
PLAN OF DISTRIBUTION	60
LEGAL OPINIONS	61
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61
ADDITIONAL INFORMATION	62
TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION	63

Cautionary notice regarding forward-looking statements

This Prospectus and the SAI incorporated by reference into the Prospectus contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

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PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information elsewhere in this prospectus (“Prospectus”), in any related supplement to this Prospectus (each, a “Prospectus Supplement”), and in the Statement of Additional Information (the “SAI”) prior to making an investment in the Fund. See “Risk Factors.”

The Fund

Information Regarding the Fund

The Fund is the surviving entity of a reorganization between a predecessor to the Fund and another Neuberger Berman closed-end fund, which reorganization was completed after the close of business on August 6, 2010.  The Fund has outstanding privately placed notes (“PNs”) with an aggregate principal value of $46,000,000 and Mandatory Redeemable Preferred Stock, Series C (“MRPS” and, together with the PNs, “Private Securities”) with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. As of April 17, 2023, the Fund’s NAV per share of Common Stock was $8.53.

The Offering

The Fund may offer, from time to time, in one or more offerings, shares of Common Stock, $0.0001 par value per share, and/or transferable rights to purchase such shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

Other Information Regarding the Fund

NYSE American Listed

As of April 17, 2023, the Fund had 19,437,681 shares of Common Stock outstanding. The Fund’s Common Stock is traded on the NYSE American under the symbol “NHS.” As of April 17, 2023, the last reported sales price of a share of Common Stock of the Fund on the NYSE American was $9.04, representing a premium to NAV of 5.98%. See “The Fund.”

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objective and policies will take up to three months after completion of such offer depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

Investment Objective and Principal Investment Strategy

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.

The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that,
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at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality.  High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations (“CLOs”). The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board of Directors (the “Board” or “Board of Directors”) without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.

The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets (defined below) or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.

Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Auction rate securities are preferred securities and debt securities with dividends/coupons based on a rate set at auction. The auction is usually held weekly for each series of a security, but may be held less frequently. The auction sets the rate, and securities may be bought and sold at the auction, normally at par value at specified intervals.

Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers.

The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

The Fund may invest in asset-backed securities, such as CLOs, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities.

The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes,
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including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.
The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly.
In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.

The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described below. While this analysis is inherently subjective and may be informed by internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may improve credit analysis, security selection, relative value analysis and enhance the Fund’s overall investment process. As part of this analysis, the Fund’s portfolio managers also regularly engage with the management teams of issuers on issues that the portfolio managers believe are material to the credit risk of an issuer. The specific ESG factors considered and scope and application of integration may vary depending on the specific investment and/or investment type. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy.
In an effort to achieve its goal, the Fund may engage in active and frequent trading.

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objective under these circumstances.

Leverage

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.

Use of leverage creates an opportunity for increased income and return for the Fund’s holders of Common Stock (the “Common Stockholders”) but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. There is a risk that fluctuations in the dividend rates on any preferred stock issued by the Fund may adversely affect the return to the Common Stockholders. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders as dividends and other distributions will be reduced and may not satisfy the level dividend rate distribution policy set by the Board. There can be no assurance that the Fund will continue to use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to
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investment restrictions of one or more nationally recognized statistical rating organizations (each, an “NRSRO”) as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Advisers in managing the Fund’s portfolio in accordance with its investment objective and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund’s outstanding notes contain covenants that, among other things, will likely impose credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Directors and Common Stockholders to change any fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred stock and notes) are borne by Common Stockholders and consequently will result in a reduction of the NAV of the Common Stock. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes proceeds from (and assets subject to) any issuance of preferred stock or notes, so that the investment advisory fees payable to the Adviser will be higher when leverage is utilized. This creates a conflict of interest between the Adviser, on the one hand, and Common Stockholders, on the other hand. Fees and expenses in respect of financial leverage, as well as the investment advisory fee and all other expenses of the Fund, will be borne entirely by the Common Stockholders, and not by preferred stockholders, noteholders or any other leverage providers.

The Fund may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures contracts, options and other derivative transactions. See “Investment Objective and Principal Investment Strategy — Use of Leverage and Related Risks” and “Risk Factors.” The potential loss on derivative instruments may be substantial relative to the initial investment therein. See “Investment Objective and Principal Investment Strategy,” “Portfolio Composition,” “Risk Factors — Risks Relating to Investing in the Fund’s Common Stock — Derivatives Risk.”

The Adviser

NBIA serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. See “Management of the Fund — Management Agreement.”

The Administrator

NBIA, located at 1290 Avenue of the Americas, New York, New York 10104-0002, serves as administrator to the Fund. Under the administration agreement, NBIA is generally responsible for managing the administrative affairs of the Fund.

For administration related services, NBIA is entitled to receive a fee that is accrued daily and paid monthly at an annual rate of 0.05% of the Fund’s average daily Managed Assets, plus certain out-of-pocket expenses.

State Street Bank and Trust Company (“State Street”) serves as sub-administrator of the Fund and is paid by NBIA out of the fees it receives as the Fund’s administrator.

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Distributions

The Fund distributes its net investment income on a monthly basis. The Fund intends to distribute at least annually, all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued dividends on, or redeeming or liquidating, any preferred stock and making interest and required principal payments on notes or any other borrowings.

Over time, all the net investment income of the Fund will be distributed. That income will consist of all dividends earned and interest income accrued on portfolio assets less all expenses of the Fund, which will be accrued each day.

To maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period (the “Level-Rate Distribution Policy”). A return of capital is a distribution by the Fund that exceeds the Fund’s current and accumulated earnings and profits and which represents a return of a Common Stockholder’s original investment. To the extent a distribution paid by the Fund represents a return of capital, a Common Stockholder’s cost basis in Fund shares will be reduced, which will increase a capital gain or reduce a capital loss upon sale of those shares. The undistributed net investment income may be available to supplement future distributions. Therefore, the distributions the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value.  Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level dividend, investors should understand that there is no assurance that it will always be able to pay a dividend or that the dividend will be of any particular size.

The Fund has exemptive relief from the Securities and Exchange Commission (“SEC”) to permit it to pay long-term capital gain more frequently than is currently allowed under the 1940 Act, which would allow it to adopt a managed distribution policy (“Managed Distribution Policy”). Pursuant to a Managed Distribution Policy, the Fund could make regular cash distributions to Common Stockholders, at a fixed rate per share of Common Stock or at a fixed percentage of its NAV, that may include periodic distributions of net long- and short-term capital gains or, in certain instances, return of capital.

If the Board determines to rely on the exemptive relief and adopt a Managed Distribution Policy, the Fund would terminate its Level-Rate Distribution Policy.

The distribution rate that the Fund expects to pay on its Common Stock will depend on a number of factors, including the level of investment income received by the Fund and other Fund fees and expenses. As portfolio and market conditions change, the rate of distributions on the Common Stock could be adjusted upward or downward from time to time.

See “Distributions” and “Distribution Reinvestment Plan.”

An investor who acquires Common Stock in an offering issued after the record date for a monthly distribution (if any) to be paid by the Fund will not receive such distribution.

Distribution Reinvestment Plan

Unless you elect to receive distributions in cash, all of your distributions will be automatically reinvested in additional shares of Common Stock under the Fund’s Distribution Reinvestment Plan. See “Distribution Reinvestment Plan.”
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Custodian, Dividend Paying Agent, Transfer Agent and Registrar

State Street Bank and Trust Company serves as custodian (the “Custodian”) for the Fund. American Stock Transfer & Trust Company, LLC serves as Transfer Agent, Dividend Paying Agent and Registrar.

Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount, such as tender offers for Common Stock at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

Risk Factors

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. A more detailed description of these and other risks of investing in the Fund are described under “Risk Factors” below. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their credit analysis discipline and security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.

Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.

Risks Relating to Investing in the Fund’s Common Stock

Anti-takeover Provisions Risk. The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem preferred stock and prepay notes.  By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act and the Maryland
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Business Combination Act.  See “Anti-Takeover and Certain Other Provisions in the Articles of Incorporation” below for additional information.

Call Risk. Upon the issuer’s desire to call a security, or under other circumstances where a security is called, including when interest rates are low and issuers opt to repay the obligation underlying a “callable security” early, the Fund may have to reinvest the proceeds in an investment offering a lower yield and may not benefit from any increase in value that might otherwise result from declining interest rates.

Closed-end Fund Risk. The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Risk Factors — Market Premium/Discount Risk.”

Collateralized Loan Obligations Risk. CLOs issue classes or “tranches” of securities that vary in risk and yield and may experience substantial losses due to interest rate fluctuations, actual defaults, collateral defaults, disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the quality and type of the underlying debt and the tranche of the CLO in which the Fund invests.  In addition, CLOs that obtain their exposure through derivative instruments entail the additional risks associated with such instruments.  CLOs can be difficult to value, may at times be illiquid, may be highly leveraged (which could make them highly volatile), and may produce unexpected investment results due to their complex structure. In addition, CLOs involve many of the same risks of investing in debt securities and asset-backed securities including, but not limited to, interest rate risk, credit risk, liquidity risk, and valuation risk.

Conflicts of Interest Risk. The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.

Convertible Securities Risk. The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks when the underlying stock’s price is high relative to the conversion price and is subject to the market risks of debt securities when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole and there may also be less trading in small- or mid-cap securities.
Credit Risk. Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer or a downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance by affecting the credit quality or value of the Fund’s securities. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk.
Currency Risk. Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses. Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perception and changes in interest rates, intervention, or failure to intervene, by U.S. or foreign governments, central banks, or supranational entities; or by currency controls or political developments in the U.S. or abroad.
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Depositary Receipts Risk. Depositary receipts are certificates issued by a financial institution evidencing ownership of underlying foreign securities. Depositary receipts involve many of the same risks of investing directly in the underlying foreign securities. Depositary receipts are subject to the risk of fluctuation in the currency exchange rate if, as is often the case, the underlying foreign securities are denominated in foreign currency, and there may be an imperfect correlation between the market value of depositary receipts and the underlying foreign securities.
Derivatives Risk. Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, and the Fund could lose more than the amount it invests; some derivatives can have the potential for unlimited losses. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. The value of a derivative instrument depends largely on (and is derived from) the value of the reference instrument underlying the derivative. There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative. An abrupt change in the price of a reference instrument could render a derivative worthless. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. That risk is generally thought to be greater with over-the-counter (OTC) derivatives than with derivatives that are exchange traded or centrally cleared. When the Fund uses derivatives, it will likely be required to provide margin or collateral; these practices are intended to satisfy contractual undertakings and regulatory requirements and will not prevent the Fund from incurring losses on derivatives. The need to provide margin or collateral could limit the Fund’s ability to pursue other opportunities as they arise.

Ongoing changes to regulation of the derivatives markets and actual and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

Additional risks associated with certain types of derivatives are discussed below:

Futures.  Futures contracts are subject to the risk that an exchange may impose price fluctuation limits, which may make it difficult or impossible for the fund to close out a position when desired. In the absence of such limits, the liquidity of the futures market depends on participants entering into offsetting transactions rather than taking or making delivery.  To the extent the Fund enters into futures contracts requiring physical delivery (e.g., certain commodities contracts), the inability of the Fund to take or make physical delivery can negatively impact performance.

Options. The use of options involves investment strategies and risks different from those associated with ordinary portfolio securities transactions. By writing put options, the Fund takes on the risk of declines in the value of the underlying instrument, including the possibility of a loss up to the entire strike price of each option it sells, but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. When the Fund writes a put option, it assumes the risk that it must purchase the underlying instrument at a strike price that may be higher than the market price of the instrument. If there is a broad market decline and the Fund is not able to close out its written put options, it may result in substantial losses to the Fund. By writing a call option, the Fund may be obligated to deliver instruments underlying an option at less than the market price. When the Fund writes a covered call option, it gives up the opportunity to profit from a price increase in the underlying instrument above the strike price. The Fund will receive a premium from writing options, but the premium received may not be sufficient to offset any losses sustained from exercised options. If an option that the Fund has purchased is never exercised or closed out, the Fund will lose the amount of the premium it paid and the use of those funds.
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Swaps. The risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make or, in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund sells a credit default swap, however, the risk of loss may be the entire notional amount of the swap.
Some swaps are now executed through an organized exchange or regulated facility and cleared through a regulated clearing organization. The absence of an organized exchange or market for swap transactions may result in difficulties in trading and valuation, especially in the event of market disruptions. The use of an organized exchange or market for swap transactions is expected to result in swaps being easier to trade or value, but this may not always be the case.
Distressed Securities Risk. Distressed securities may present a substantial risk of default, including the loss of the entire investment, or may be in default. The Fund may not receive interest payments on the distressed securities and may incur costs to protect its investment. The prices of such securities may be subject to periods of abrupt and erratic market movements and above-average price volatility and it may be difficult to value such securities. In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position.
Distributions Risk. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. See “Distributions.”
Foreign Securities Risk. Foreign securities involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World markets, or those in a particular region, may all react in similar fashion to important economic or political developments. In addition, foreign markets may perform differently than the U.S. markets. The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.
Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.
High Portfolio Turnover. The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.
Interest Rate Risk. The Fund’s distribution rate and NAV will fluctuate in response to changes in interest rates. In general, the value of investments with interest rate risk, such as debt securities, will move in the direction opposite
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to movements in interest rates. If interest rates rise, the value of such securities may decline. Typically, the longer the maturity or duration of a debt security, the greater the effect a change in interest rates could have on the security’s price. Thus, the sensitivity of the Fund’s debt securities to interest rate risk will increase with any increase in the duration of those securities.
Issuer-Specific Risk. An individual security may be more volatile, and may perform differently, than the market as a whole.
Leverage Risk. The Fund’s use of leverage may cause higher volatility for the Fund’s NAV, market price, and distribution rate. Leverage typically magnifies the total return of the Fund’s portfolio, whether that return is positive or negative. Leverage is intended to increase common stock net income, but there is no assurance that the Fund’s leveraging strategy will be successful or that the use of leverage will result in a higher yield on the Fund’s shares of common stock. Different forms of leverage, including swaps, may introduce additional credit or interest rate risk. Leverage may also increase the Fund’s liquidity risk, as the Fund may need to sell securities at inopportune times to stay within Fund, contractual or regulatory limits. The Fund’s use of leverage may increase operating costs, which may reduce total return. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.
Liquidity Risk. From time to time, the trading market for a particular investment in which the Fund invests, or a particular type of instrument in which the Fund is invested, may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Market prices for such securities or other investments may be volatile. During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.
Loan Interests Risk. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions. Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.
The Fund may acquire a loan interest by direct investment as a lender, by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee or by participating in a loan interest that is held by another party. As an assignee, the Fund normally will succeed to all rights and obligations of
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its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation. The potential for such liability is greater for an assignee than for a participant.
Lower-Rated Debt Securities Risk. Lower-rated debt securities (commonly known as “junk bonds”) and unrated debt securities determined to be of comparable quality involve greater risks than investment grade debt securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities also may require a greater degree of judgment to establish a price and may be difficult to sell at the time and price the Fund desires. Lower-rated debt securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to pay principal and interest and carry a greater risk that the issuer of such securities will default in the timely payment of principal and interest. Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade debt securities, and the overreliance on credit ratings may present additional risks.
Market Premium/Discount Risk. The market price of the Fund’s shares of common stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Fund’s investment advisor cannot predict whether shares will trade below, at or above their NAV because the shares trade on the secondary market at market prices and not at NAV. Because the market price of the Fund’s shares of common stock will be determined by factors such as relative supply of and demand for shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.
Market Volatility Risk. Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Geopolitical and other risks, including environmental and public health risks may add to instability in world economies and markets generally. Changes in value may be temporary or may last for extended periods. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.
Mortgage- and Asset-Backed Securities Risk. The value of mortgage-and asset-backed securities, including collateralized mortgage instruments, will be influenced by the factors affecting the housing market or the assets underlying the securities. These securities tend to be more sensitive to changes in interest rates than other types of debt securities. In addition, investments in mortgage- and asset-backed securities may be subject to prepayment risk and extension risk, call risk, credit risk, valuation risk, and illiquid investment risk, sometimes to a higher degree than various other types of debt securities. These securities are also subject to the risk of default on the underlying mortgages or assets, particularly during periods of market downturn, and an unexpectedly high rate of defaults on the underlying assets will adversely affect the security’s value.
Operational and Cybersecurity Risk. The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, systems and technology disruptions or failures, or cybersecurity incidents. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality. Cybersecurity incidents can result from deliberate attacks or unintentional events. It is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other
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operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.
Other Investment Company Risk. To the extent the Fund invests in other investment companies, including money market funds and exchange-traded funds (ETFs), its performance will be affected by the performance of those other investment companies.  Investments in other investment companies are subject to the risks of the other investment companies’ investments, as well as to the other investment companies’ expenses.

An ETF may trade in the secondary market at a price below the value of its underlying portfolio and may not be liquid. An actively managed ETF’s performance will reflect its adviser’s ability to make investment decisions that are suited to achieving the ETF’s investment objectives. A passively managed ETF may not replicate the performance of the index it intends to track.
Prepayment and Extension Risk. The Fund’s performance could be affected if borrowers pay back principal on certain debt securities, such as mortgage- or asset-backed securities, before (prepayment) or after (extension) the market anticipates such payments, shortening or lengthening their duration. Due to a decline in interest rates or an excess in cash flow into the issuer, a debt security might be called or otherwise converted, prepaid or redeemed before maturity. As a result of prepayment, the Fund may have to reinvest the proceeds in an investment offering a lower yield, may not benefit from any increase in value that might otherwise result from declining interest rates, and may lose any premium it paid to acquire the security. Conversely, rising market interest rates generally result in slower payoffs or extension, which effectively increases the duration of certain debt securities, heightening interest rate risk and increasing the magnitude of any resulting price declines.
Private Placements and Other Restricted Securities Risk. Private placements and other restricted securities, including securities for which Fund management has material non-public information, are securities that are subject to legal and/ or contractual restrictions on their sales. These securities may not be sold to the public unless certain conditions are met, which may include registration under the applicable securities laws. As a result of the absence of a public trading market, the prices of these securities may be more difficult to determine than publicly traded securities and these securities may involve heightened risk as compared to investments in securities of publicly traded companies. Private placements and other restricted securities may be illiquid, and it frequently can be difficult to sell them at a time when it may otherwise be desirable to do so or the Fund may be able to sell them only at prices that are less than what the Fund regards as their fair market value. Transaction costs may be higher for these securities. In addition, the Fund may get only limited information about the issuer of a private placement or other restricted security.
Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve and certain foreign central banks began to raise interest rates as part of their efforts to address rising inflation. It is difficult to accurately predict the pace at which interest rates might increase, or the timing, frequency or magnitude of any such increases in interest rates. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets.
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Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Regulators in the U.S. have proposed a number of changes to regulations involving the markets and issuers, some of which would apply to the Fund. While it is not currently known whether any of these regulations will be adopted, due to the current scope of regulations being proposed, any changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, which, may in turn, impact performance.

Russia’s invasion of the Ukraine, and corresponding events in late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.

The impact of the COVID-19 pandemic has negatively affected and could continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty.

High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.

There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.

LIBOR Transition. Certain financial contracts around the world specify rates that are based on the London Interbank Offered Rate (LIBOR), which is produced daily by averaging the rates for inter-bank lending reported by a number of banks. As previously announced by the United Kingdom’s Financial Conduct Authority (the “FCA”), most maturities and currencies of LIBOR were phased out at the end of 2021, with the remaining ones to be phased out on June 30, 2023. There are risks that the financial services industry will not have a suitable substitute in place by that time and that there will not be time to perform the substantial work necessary to revise the many existing contracts that rely on LIBOR. The transition process, or a failure of the industry to transition properly, might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It also could lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. New York and federal legislation has been enacted to ease the transition from LIBOR, but there is no assurance whether such legislation will adequately address all issues or be subject to litigation.  The FCA recently announced that it will compel the publication of synthetic U.S. dollar LIBOR values for certain maturities until September 30, 2024 using the same methodology used in the federal legislation.
Regulated Investment Company Status. The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. Qualification
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requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.
Repurchase Agreement Risk. Repurchase agreements generally are for a short period of time and involve the risk that the counterparty may default on its obligation to repurchase the underlying instruments collateralizing the repurchase agreement, which may result in costs, delays, and/or losses to the Fund.
Risk Management. Risk is an essential part of investing. No risk management program can eliminate the Fund’s exposure to adverse events; at best, it may only reduce the possibility that the Fund will be affected by such events, and especially those risks that are not intrinsic to the Fund’s investment program. The Fund could experience losses if judgments about risk prove to be incorrect.
Sector Risk. From time to time, based on market or economic conditions, the Fund may have significant positions in one or more sectors of the market. To the extent the Fund invests more heavily in particular sectors, its performance will be especially sensitive to developments that significantly affect those sectors. Individual sectors may be more volatile, and may perform differently, than the broader market. The industries that constitute a sector may all react in the same way to economic, political or regulatory events.
Securities Lending Risk. Securities lending involves a possible delay in recovery of the loaned securities or a possible loss of rights in the collateral should the borrower fail financially. The Fund could also lose money if the value of the collateral decreases.
Stockholder Activism Risk. Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations, and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Fund’s Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to long-term stockholders.
U.S. Government Securities Risk. Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to shares of the Fund itself and do not guarantee the market prices of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury. Securities not backed by the full faith and credit of the U.S. Treasury carry at least some risk of non-payment or default.
Valuation Risk. The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment, the Fund may be required to value these investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a
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value that is different from an investment’s most recent price and from the prices used by other funds to calculate their NAVs. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.
Variable and Floating Rate Instruments Risk. The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.
Warrants and Rights Risk. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.
Zero Coupon Securities, Step Coupon Securities, Pay-in-Kind Securities and Discount Obligations. Zero coupon securities and step coupon securities are debt obligations that are issued and traded at a discount from their face amount or par value (known as “original issue discount” or “OID”) and do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. The Fund may also acquire certain debt securities at a discount. These discount obligations involve special risk considerations. OID varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer. Zero coupon securities and step coupon securities are redeemed at face value when they mature. Accrued OID must be included in the Fund’s gross income for federal tax purposes ratably each taxable year prior to the receipt of any actual payments. Pay-in-kind securities pay “interest” through the issuance of additional securities. The market prices of zero coupon securities, step coupon securities, pay-in-kind securities and discount obligations generally are more volatile than the prices of securities that pay cash interest periodically. Those securities and obligations are likely to respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality.
SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund would bear directly or indirectly. The tables also reflect the use of leverage by the Fund through preferred stock and notes representing in the aggregate 42.03% of Managed Assets (consistent with the percentage of leverage in place as of October 31, 2022) of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such borrowings), and show Fund expenses as a percentage of net assets attributable to Common Stock.

Stockholder Transaction Expenses
Sales Load(1)	—%
Offering Expenses Borne by the Fund(1)	—%
Distribution Reinvestment Plan Fees	None(2)

Percentage of Net Assets Attributable to Common Stock
Estimated Annual Expenses
Management Fees(3)	1.05%
Interest Expenses on Notes(4)	0.51%
Other Expenses(5)	0.34%
Total Annual Fund Operating Expenses	1.90%
Distributions on Preferred Stock(6)	1.47%
Total Annual Expenses and Distributions on Preferred Stock	3.37%
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____________________
(1)	If Shares of Common Stock are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses.

(2)
The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan.”

(3)
The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.05% of the Fund’s average daily Managed Assets for administrative services. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. Consequently, since the Fund has leverage outstanding, the management fee as a percentage of net assets attributable to common stock is higher than if the Fund did not utilize leverage.

(4)
“Interest Expenses on Notes” represents the Fund’s annualized interest expense on the Fund’s privately placed notes outstanding for the twelve-month fiscal period ended October 31, 2022, during which the Fund had an average principal balance of $30,463,014 of privately placed notes outstanding, with an average annualized interest rate of 2.89%.

(5)	“Other Expenses” are estimated based on estimated amounts for the current fiscal year.

(6)
“Distributions on Preferred Stock” represents the Fund’s annualized distributions paid on the Fund’s preferred stock outstanding for the twelve-month fiscal period ended October 31, 2022, during which the average aggregate liquidation preference for such preferred stock was $76,000,000 with an average annualized distribution rate of 3.33%.

Example
The following example illustrates the expenses that Common Stockholders would pay on a $1,000 investment in Common Stock, assuming (i) total annual expenses of 3.37%; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s distribution reinvestment plan may receive Common Stock purchased or issued at a price or value different from NAV. See “Distribution Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.

1 Year	3 Years	5 Years	10 Years
$34	$104	$176	$366

FINANCIAL HIGHLIGHTS
Financial highlights tables are intended to help you understand the Fund’s financial performance. The financial highlights as of and for the fiscal years ended October 31, 2013 through 2022 are derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, and such financial highlights are incorporated by reference to the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2017 and the Annual Report on Form N-CSR for the fiscal year ended October 31, 2022. The
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report of Ernst & Young LLP and the Fund’s financial statements are included in the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2022, and are incorporated by reference into the SAI.
The following table sets forth information about the Fund’s outstanding senior securities as of the end of each fiscal year for the past ten years.
Year	Class of Senior Securities	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
October 31, 2022	Floating Rate Senior Notes	$46,000,000	$6,348	$N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$76,000,000	$40	$12.50	N/A
October 31, 2021	Floating Rate Senior Notes	$19,500,000	$14,374	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$76,000,000	$42	$12.50	N/A
October 31, 2020	Floating Rate Senior Notes	$30,000,000	$11,969	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$95,000,000	$43	$12.50	N/A
October 31, 2019	Floating Rate Senior Notes	$90,000,000	$4,147	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$201,889	$25,000	N/A
October 31, 2018	Floating Rate Senior Notes	$90,000,000	$4,103	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$198,912	$25,000	N/A
October 31, 2017	Floating Rate Senior Notes	$90,000,000	$4,309	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$212,582	$25,000	N/A
October 31, 2016	Floating Rate Senior Notes	$90,000,000	$4,238	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$208,182	$25,000	N/A
October 31, 2015	Floating Rate Senior Notes	$90,000,000	$4,143	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$202,029	$25,000	N/A
October 31, 2014	Floating Rate Senior Notes	$90,000,000	$4,520	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$226,286	$25,000	N/A
October 31, 2013	Floating Rate Senior Notes	$90,000,000	$4,575	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$229,815	$25,000	N/A

____________________
(1)
Total amount of each class of senior securities outstanding at the end of the period presented. Floating Rate Senior Notes listed for the period from October 31, 2018 to October 31, 2022, are gross of unamortized deferred issuance costs.

(2)
The asset coverage ratio for the Floating Rate Senior Notes is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000. The asset coverage ratio for the MRPS is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of the MRPS. With respect to the MRPS, the asset coverage per unit figure is expressed in terms of dollar amounts per share of the outstanding MRPS.

(3)	The amount to which a holder of MRPS would be entitled upon the involuntary liquidation of the Fund in preference to the holder of any class of security with a junior ranking.

(4)	Not applicable, as senior securities are not registered for public trading.

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THE FUND

The Fund is the surviving entity of a reorganization between a predecessor to the Fund and another Neuberger Berman closed-end fund, which reorganization was completed after the close of business on August 6, 2010. The Fund was incorporated in the State of Maryland on March 18, 2010.  The Fund has outstanding privately placed notes (“PNs”) with an aggregate principal value of $46,000,000 and Mandatory Redeemable Preferred Shares, Series C (“MRPS” and, together with the PNs, “Private Securities”) with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. As of April 17, 2023, the Fund’s NAV per share of Common Stock was $8.53. The Fund was organized a closed-end, non-diversified management investment company registered under the 1940 Act.   Under the 1940 Act, the status of a fund that was registered as non-diversified may, under certain circumstances, change to that of a diversified fund. The Fund is currently a diversified fund.

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.

The Fund’s Adviser is NBIA. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

THE OFFERING

The Fund may offer, from time to time, in one or more offerings, shares of Common Stock, $0.0001 par value per share, and/or transferable rights to purchase such Shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). The offering price per Share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objective and policies will take up to three months after completion of such offer, depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.
The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in CLOs. The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield
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debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.
The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.
The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.
Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers. Auction rate securities are preferred securities and debt securities with dividends/coupons based on a rate set at auction. The auction is usually held weekly for each series of a security, but may be held less frequently. The auction sets the rate, and securities may be bought and sold at the auction, normally at par value at specified intervals.
The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.
The Fund may invest in asset-backed securities, including CLOs, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities.
The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes, including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.
The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly.  In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities.
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There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.
The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described below. While this analysis is inherently subjective and may be informed by internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may improve credit analysis, security selection, relative value analysis and enhance the Fund’s overall investment process. As part of this analysis, the Fund’s portfolio managers also regularly engage with the management teams of issuers on issues that the portfolio managers believe are material to the credit risk of an issuer. The specific ESG factors considered and scope and application of integration may vary depending on the specific investment and/or investment type. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy.In an effort to achieve its goal, the Fund may engage in active and frequent trading.
Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objective under these circumstances.
PORTFOLIO COMPOSITION

The Fund may engage in certain practices and invest in certain securities in addition to those described as its “Principal Investment Strategy” in the summary section above. The following provides further descriptions of certain investments that the Fund may make, and are not intended to be an exhaustive discussion of the Fund’s investments. For additional information on the types of investments the Fund may make, please see the SAI.

High Yield Debt Securities. High yield debt securities are rated below investment grade by a rating agency, or are unrated debt securities determined to be of comparable quality by the Adviser, at the time of purchase. Debt securities rated below investment grade are commonly referred to as “high yield securities” or “junk bonds” and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. They involve greater risk of loss, are subject to greater price volatility and are potentially less liquid, especially during periods of economic uncertainty or change than higher rated debt securities. For purposes of the Fund’s investment policies relating to credit quality, if a security receives different ratings from two or more nationally recognized securities rating organizations, the Fund will use the rating chosen by the Adviser as most representative of the security’s credit quality.

Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is initially expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Adviser.

Direct Debt Instruments. Direct debt includes interests in bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Direct debt instruments are interests in amounts owed by corporate, governmental, or other borrowers to lenders or lending syndicates. The direct debt instruments in which the Fund may invest may be rated below investment grade or, if unrated by either of those entities, considered by the Adviser to be of comparable quality. Direct debt determined to be below investment grade will be included in the Fund’s calculation of its 80% investment in high yield debt securities.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. The borrower may be in financial distress or may default. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield
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could be adversely affected. Participations in debt instruments may involve a risk of insolvency of the selling bank. In addition, there may be fewer legal protections for owners of participation interests than for direct lenders.

Direct debt instruments may have floating interest rates.  These interest rates will vary depending on the terms of the underlying loan and market conditions.

Corporate Loans. The Fund may invest in corporate loans, including various types of direct obligations of corporate borrowers and loan participations. Corporate loans may be of investment grade quality or below investment grade quality, as determined by the Adviser. Corporate loans determined to be below investment grade will be included in the Fund’s calculation of its 80% investment in high yield securities. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. Many corporate loans are secured, although some may be unsecured. Loans that are fully secured offer the Fund more protection than unsecured loans in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would fully satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. Like debt securities, corporate loans involve a risk of loss in case of default or insolvency of the borrower; however, they may offer less legal protection to the Fund in the event of fraud or misrepresentation. In addition, loan participations involve a risk of insolvency of the lending bank or other financial intermediary. The markets in corporate loans are not regulated by federal securities laws or the SEC.

As in the case of other high yield investments, corporate loans may be rated in the lower rating categories of rating agencies (Ba or lower by Moody’s or BB or lower by S&P or Fitch), or may be unrated investments determined by the Adviser to be of comparable credit quality. Lower rated corporate loans can be expected to provide higher yields than lower yielding, higher rated fixed income securities, but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between corporate loans and high yield bonds. Corporate loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of corporate loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower’s bondholders. These arrangements are designed to give corporate loan investors preferential treatment over high yield investors in the event of deterioration in the credit quality of the borrower. Even when these arrangements exist, however, there can be no assurance that the borrowers will repay principal or pay interest in full. Corporate loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, such as the prime rate of a U.S. bank. Thus, the value of corporate loans held by the Fund may be expected to fluctuate less than the value of fixed rate, debt obligations as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for corporate loans is not as well developed as the secondary dealer market for high yield debt securities and, therefore, presents increased risk relating to liquidity and pricing. By purchasing a participation interest in a loan, the Fund will acquire some or all of the interest of a bank or other lending institution in a loan to a borrower.

Bank Loans. Bank loans, which are a type of a direct debt instrument, are a type of debt security that may be made in connection with, among other things, recapitalizations, acquisitions, leveraged buyouts, dividend issuances and refinancings. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital, which can fluctuate significantly when interest rates change. Also, general economic conditions, consolidation and competition among banking and savings institutions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.
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Asset-Backed Securities. The Fund may invest in asset-backed securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements, or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described with respect to mortgage-backed securities and to extension risk (the risk that an issuer of a security will make principal payments slower than anticipated by the investor, thus extending the securities’ duration). The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

Equity Securities. The Fund may invest, to a limited extent, in equity securities, which may include common stocks, preferred stocks, convertible securities and warrants. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants.

To the extent the Fund invests in such securities, the value of securities held by the Fund will be affected by changes in the stock markets, which may be the result of domestic or international political or economic news, changes in interest rates or changing investor sentiment. At times, the stock markets can be volatile and stock prices can change substantially. Because some investors purchase equity securities with borrowed money, an increase in interest rates can cause a decline in equity prices. The equity securities of smaller companies are more sensitive to these changes than those of larger companies. This market risk will affect the Fund’s NAV per share, which will fluctuate as the value of the securities held by the Fund changes. Not all stock prices change uniformly or at the same time and not all stock markets move in the same direction at the same time. Other factors affect a particular stock’s prices, such as poor earnings reports by an issuer, loss of major customers, major litigation against an issuer, or changes in governmental regulations affecting an industry. Adverse news affecting one company can sometimes depress the stock prices of all companies in the same industry. Not all factors can be predicted.

Convertible Securities. A convertible security is a bond, debenture, note, preferred stock, or other security or debt obligation that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities generally have features of, and risks associated with, both equity and fixed income instruments. As such, the value of most convertible securities will vary with changes in the price of, and will be subject to the risks associated with, the underlying common stock.  Additionally, convertible securities are also subject to the risk that the issuer may not be able to pay principal or interest when due and the value of the convertible security may change based on the issuer’s credit rating. A convertible security may have a mandatory conversion feature or a call feature that subjects it to redemption at the option of the issuer at a price established in the security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Preferred Stocks. The Fund may invest in preferred stocks. Shares of preferred stock are equity securities, but they have many characteristics of debt securities, such as a fixed dividend payment rate and a liquidation preference over the issuer’s Common Stock. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer’s board of directors. Preferred stockholders may have certain rights if dividends are not paid but generally have no legal recourse against the issuer. Stockholders may suffer a loss of value if dividends are not paid. The market prices of preferred stocks are generally more sensitive to changes in the issuer’s creditworthiness than are the prices of debt securities. Because shares of preferred stock are equity
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securities, they may be more susceptible to risks traditionally associated with equity investments than the debt securities in which the Fund invests.

Structured Securities. The Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, securities, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. Investments in structured securities may provide exposure to certain securities or markets in situations where regulatory or other restrictions prevent direct investments in such issuers or markets. The interest rate or the principal amount payable upon the maturity or redemption of those securities may increase or decrease depending upon changes in the applicable Reference. The terms of the structured securities may provide in certain circumstances that no principal is due at maturity and, therefore, may result in a complete loss of the Fund’s investment. Changes in the interest rate or principal payable at maturity may be a multiple of the changes in the value of the Reference. Consequently, structured securities may entail a greater degree of risk than other types of fixed income securities.

Derivatives. The Fund may invest in derivatives. A derivative is a financial instrument the value of which is determined by reference to the value or the change in value of one or more securities, currencies, indices or other financial instruments. The Fund may, but is not required to, use various types of derivatives as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; or as a substitute for purchasing or selling securities. Although the Adviser may use derivatives to further the Fund’s investment objective, no assurance can be given that it will be successful or that this result will be achieved.

The Fund may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors or collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. The Fund also may purchase derivative instruments that combine features of these instruments. The Fund may invest in derivative instruments for a variety of reasons, including: to protect against possible adverse changes in the market value of securities held in or to be purchased for the Fund’s portfolio; to facilitate the sale of certain securities for investment purposes; to manage the effective interest rate exposure of the Fund or the effective maturity or duration of the Fund’s portfolio; or to establish positions in the derivatives markets as a substitute for purchasing or selling particular securities. These transactions may include the use of derivatives, such as interest rate swaps, to hedge against adverse changes in interest rates affecting dividends payable on any preferred stock issued by the Fund or payable on borrowings by the Fund.

The primary risks in using derivatives are:  (1) imperfect correlation or no correlation between changes in market value of the securities or currencies held or to be acquired by the Fund and the prices of derivatives; (2) possible lack of a liquid secondary market for derivatives and the resulting inability to close out derivatives when desired; (3) the fact that the skills needed to use derivatives are different from those needed to select the Fund’s securities; (4) the fact that, although use of derivatives for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; and (5) when traded on non-U.S. exchanges, derivatives may not be regulated as rigorously as in the United States.

In addition, derivatives may contain leverage to magnify the exposure to the underlying asset or assets.

The Fund’s use of derivatives may be limited by the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Department regulations with which it must comply to continue to qualify as a RIC. See “Tax Matters.”

U.S. Government and Agency Securities. “U.S. Government Securities” are obligations of the Treasury Department backed by the full faith and credit of the United States.  During times of market turbulence, investors may turn to the safety of securities issued or guaranteed by the Treasury Department, causing the prices of these securities to rise
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and their yields to decline.  As a result of this and other market influences, yields of short-term Treasury Department debt instruments are currently near historical lows.

“U.S. Government Agency Securities” are issued or guaranteed by U.S. Government agencies or by instrumentalities of the U.S. Government, such as Ginnie Mae (also known as the Government National Mortgage Association), Fannie Mae (also known as the Federal National Mortgage Association), Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), SLM Corporation (formerly, the Student Loan Marketing Association) (commonly known as “Sallie Mae”), Federal Home Loan Banks (“FHLB”), and the Tennessee Valley Authority.  Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer’s ability to borrow from the Treasury Department, subject to the Treasury Department’s discretion in certain cases, or only by the credit of the issuer.  Accordingly, there is at least a possibility of default.  U.S. Government Agency Securities include U.S. Government agency mortgage-backed securities.  The market prices of U.S. Government Agency Securities are not guaranteed by the U.S. Government and generally fluctuate inversely with changing interest rates.

U.S. Government Agency Securities are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government, its agencies, authorities or instrumentalities and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.  The secondary market for certain of these participations is extremely limited.  In the absence of a suitable secondary market, such participations may therefore be regarded as illiquid.

The Fund may invest in separately traded principal and interest components of securities issued or guaranteed by the Treasury Department.  The principal and interest components of selected securities are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program.  Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the Treasury Department at the request of depository financial institutions, which then trade the component parts independently.  The market prices of STRIPS generally are more volatile than that of Treasury Department bills with comparable maturities.

Other Investment Companies. Investments by the Fund in shares of other investment companies are subject to the limitations of the 1940 Act and the rules and regulations thereunder. Effective January 19, 2022, the SEC rescinded related fund of funds exemptive orders, certain no-action letters related to fund of funds investments, and Rule 12d1-2 under the 1940 Act.  As of that date, fund of funds arrangements must comply with the provisions of the 1940 Act, Rule 12d1-4, or another rule.  Pursuant to Rule 12d1-4, the Fund is permitted to exceed the limits of Section 12 of the 1940 Act if the Fund complies with Rule 12d1-4’s conditions, which contain elements from the SEC’s prior exemptive orders permitting fund of funds arrangements, including (i) limits on control and voting; (ii) required evaluations and findings; (iii) required fund of funds investment agreements; and (iv) limits on complex structures. The Fund may invest in the securities of other investment companies, including open-end management companies, closed-end management companies (including business development companies (“BDCs”)) and unit investment trusts, that are consistent with its investment objective and policies. Such an investment may be the most practical or only manner in which the Fund can invest in certain asset classes or participate in certain markets, such as foreign markets, because of the expenses involved or because other vehicles for investing in those markets may not be available at the time the Fund is ready to make an investment.  When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities.  In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses.

Repurchase Agreements. In a repurchase agreement, the Fund purchases securities from a bank that is a member of the Federal Reserve System, from a foreign bank or from a U.S. branch or agency of a foreign bank, or from a securities dealer that agrees to repurchase the securities from the Fund at a higher price on a designated future date.  Repurchase agreements generally are for a short period of time, usually less than a week. Costs, delays, or losses could result if the selling party to a repurchase agreement becomes bankrupt or otherwise defaults. The Adviser monitors the creditworthiness of sellers.  If the Fund enters into a repurchase agreement subject to foreign law and the counter-party defaults, the Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law and may suffer delays and losses in disposing of the collateral as a result.
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Cash Positions. In anticipation of or in response to adverse market conditions, for cash management purposes, during a reasonable start-up period following any future offering of additional preferred stock or notes or for defensive purposes, the Fund may temporarily hold all or a portion of its assets in cash, money market instruments or bonds or other debt securities. Doing so may help the Fund avoid losses but may mean lost opportunities for the Fund to achieve its investment objective. A reasonable start up period following any offering generally would not exceed three months.

Money market instruments in which the Fund may invest its cash reserves will generally consist of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements collateralized by such obligations, commercial paper and shares of money market funds. To the extent the Fund purchases shares of a money market fund, the Fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such fund.

Securities Lending. The Fund may lend portfolio securities to banks, brokerage firms, and other institutional investors, provided that cash or equivalent collateral, initially equal to at least 102% (105% in the case of foreign securities) of the market value of the loaned securities, is maintained by the borrower with the Fund or with the Fund’s lending agent, who holds the collateral on the Fund’s behalf.  Thereafter, cash or equivalent collateral, equal to at least 100% of the market value of the loaned securities, is to be continuously maintained by the borrower with the Fund. The Fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower that has delivered equivalent collateral. During the time securities are on loan, the borrower will pay the Fund an amount equivalent to any dividends or interest paid on such securities. These loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower. The Fund does not have the right to vote on securities while they are on loan.  However, it is the Fund’s policy to attempt to terminate loans in time to vote those proxies that the Fund has determined are material to the interests of the Fund.  The Adviser believes the risk of loss on these transactions is slight because if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially. The Fund may loan securities through third parties not affiliated with Neuberger Berman BD LLC (“Neuberger Berman”) that would act as agent to lend securities to principal borrowers.

Portfolio Turnover. The Fund may engage in portfolio trading when the Adviser considers it to be appropriate, but the Fund will not use short-term trading as the primary means of achieving its investment objective.  There are no limits on the rate of portfolio turnover, and investments may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. A higher turnover rate would result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in the Fund’s realization of net short-term capital gains that, when distributed to stockholders, will be taxable as ordinary income. See “Tax Matters.”

Temporary investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objectives under these circumstances.

USE OF LEVERAGE AND RELATED RISKS

The Fund utilizes financial leverage for investment purposes (i.e., to purchase additional portfolio securities consistent with the Fund’s investment objective and primary investment strategy). The Fund has utilized leverage since shortly after it began investment operations and expects to continue to use leverage, although there can be no assurance, however, that the Fund will continue to engage in any leveraging techniques. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment.  The Fund has outstanding PNs with an aggregate principal value of $46,000,000 and MRPS with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. The interest on the PNs is accrued daily and paid quarterly. The MRPS have a liquidation preference of $12.50 per share plus any accumulated unpaid distributions, whether or not earned or declared by the Fund, but excluding interest thereon.
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During the year ended October 31, 2022, the average annualized interest rate of the PNs was 2.89%, and average annualized distribution rate of the MRPS was 3.33%.
Preferred stock and notes typically pay dividends, distributions or interest based on short-term interest rates. The proceeds of preferred stock and notes would be used to buy portfolio securities that pay interest based on intermediate- and long-term yields.  These interest payments are typically, although not always, higher than short-term interest rates. High-yield debt securities, as well as long-term and short-term interest rates, fluctuate. If short-term interest rates rise, distributions rates on preferred stock and interest rates on notes may rise so that the amount of distributions to be paid to holders of preferred stock and the amount of interest to be paid to holders of notes exceed the income from the portfolio securities.  Because income from the Fund’s entire investment portfolio would be available to pay distributions on preferred stock and interest on notes, however, dividend rates on preferred stock and interest rates on notes would need to greatly exceed the Fund’s net portfolio income before the Fund’s ability to pay dividends on preferred stock and interest on notes would be jeopardized.  If long-term interest rates rise, this could negatively impact the value of the Fund’s investment portfolio, reducing the amount of assets serving as asset coverage for the preferred stock and notes. The Fund anticipates entering into interest rate swap or cap transactions with the intent to reduce or eliminate the risk posed by an increase in short-term interest rates. There is no guarantee that the Fund will engage in these transactions or that these transactions will be successful in reducing or eliminating interest rate risk.

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including derivative instruments discussed above and through the issuance of additional preferred stock or notes. Subject to prevailing market conditions, the Fund intends to use leveraging instruments to maintain leverage on its portfolio representing up to approximately 33 1/3% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such instruments), the maximum amount of leverage allowable under the 1940 Act. The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.
On October 28, 2020, the SEC adopted new regulations governing the use of derivatives by registered investment companies (“Rule 18f-4”). The Fund has adopted a Rule 18f-4 Policy which provides, among other things, that unless the Fund qualifies as a ‘‘limited derivatives user’’ as defined in Rule 18f-4, the Fund is subject to a comprehensive derivatives risk management program, must comply with certain value-at-risk based leverage limits and must provide additional disclosure both publicly and to the SEC regarding its derivatives positions. If the Fund qualifies as a limited derivatives user, Rule 18f-4 requires the Fund to have policies and procedures to manage its aggregate derivatives risk. Rule 18f-4 permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act.

Leverage creates risks for holders of the Common Stock, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. There is a risk that fluctuations in the distribution rates on any outstanding preferred stock or notes may adversely affect the return to the holders of the Common Stock. If the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders will be reduced. The Fund in its reasonable judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Fund and indirectly by the Fund’s Common Stockholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV to a greater extent than if the Fund were not leveraged. The use of leverage by the Fund may magnify the Fund’s losses when there is a decrease in the value of a Fund investment and even totally eliminate the Fund’s equity in its portfolio or a Common Stockholder’s equity in the Fund. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which include proceeds from leverage.
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Leverage creates an opportunity for a greater return per share of Common Stock, but at the same time it is a speculative technique that will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage exceeds the cost of such leverage, the use of leverage will diminish the investment performance of the Fund’s Common Stock compared with what it would have been without leverage.

The Fund’s willingness to utilize further leverage, and the amount of leverage the Fund will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Fund’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.
Assuming that leverage will represent approximately 42.03% of the Fund’s Managed Assets and that the Fund will bear expenses relating to that leverage at an average annual rate of 3.21%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed 2.33% in order to cover the expenses specifically related to the Fund’s use of leverage. These numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of leverage on Common Stock total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. The table assumes that the Fund continues to use financial leverage in its portfolio through PNs and MRPS representing 42.03% of Managed Assets (the percentage of leverage as of October 31, 2022) of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such instruments) with an estimated blended annual interest rate of 3.21%.

Assumed portfolio return (net of expenses)	(10)%	(5)%	0%	5%	10%

Corresponding Common Stock return assuming 42.03% of Managed Assets leverage through Private Securities	-19.58%	-10.95%	-2.33%	6.30%	14.92%

Common Stock total return is composed of two elements — the Common Stock distributions paid by the Fund and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those investments.

In addition to leverage for investment purposes, the Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions which otherwise might require untimely dispositions of Fund investments.

RISK FACTORS
Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.
The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment
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decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their credit analysis discipline and security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.
Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.
Anti-takeover Provisions Risk

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem Preferred Stock and prepay Notes.  By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act and the Maryland Business Combination Act.  In general, the Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a control share acquisition may not be voted except to the extent approved by stockholders at a special meeting by a vote of two-thirds of the votes entitled to be cast on the matter (excluding shares owned by the acquirer and by officers or by directors who are employees of the corporation).  In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation from engaging in a business combination with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder.  See “Anti-Takeover Provisions in the Articles of Incorporation” for additional information, including relating to litigation.
Call Risk
Upon the issuer’s desire to call a security, or under other circumstances where a security is called, including when interest rates are low and issuers opt to repay the obligation underlying a “callable security” early, the Fund may have to reinvest the proceeds in an investment offering a lower yield or other less favorable characteristics. This may reduce the amount of the Fund’s distributions. In addition, the Fund may not benefit from any increase in value in the securities that might otherwise result from declining interest rates. The likelihood of a call also may impact the price of a security.
Closed-End Fund Risk
The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Market Premium/Discount Risk.”
Collateralized Loan Obligations Risk
CLOs issue classes or “tranches” of securities that vary in risk and yield and may experience substantial losses due to interest rate fluctuations, actual defaults, collateral defaults, disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to CLO securities as a class. CLOs carry risks including, but not limited to, (i) the possibility that distributions from the underlying debt securities will not be adequate to make interest or other payments, (ii) the quality of the underlying debt securities may decline in value or default, particularly during periods of economic downturn, (iii) the Fund may invest in CLOs that are subordinate to other classes of securities, (iv) the investment return could be significantly different than those predicted by financial models; (v) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures, (vi) the manager of the CLO may perform poorly, and (vii) the complex structure may produce disputes with the issuer or unexpected investment results. The risks of investing in CLOs depend largely on the quality and type of the underlying debt and the tranche of the CLO in which the Fund invests.  In addition, CLOs that obtain their exposure through derivative instruments entail the additional risks associated with such instruments.  CLOs can be difficult to value, may at times be illiquid, may be highly leveraged (which could make them highly volatile), and may produce
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unexpected investment results due to their complex structure. In addition, CLOs involve many of the same risks of investing in debt securities and asset-backed securities including, but not limited to, interest rate risk, credit risk, liquidity risk, and valuation risk.
Conflicts of Interest Risk
The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.
Convertible Securities Risk
The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks, and its price may be as volatile as that of the underlying stock, when the underlying stock’s price is high relative to the conversion price, and a convertible security is subject to the market risks of debt securities, and is particularly sensitive to changes in interest rates, when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Because their value can be influenced by many different factors, convertible securities generally have less potential for gain or loss than the underlying common stocks. Securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities that are convertible only at the option of the holder.
Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible debt securities. Convertible securities are normally considered “junior” securities — that is, the company usually must pay interest on its non-convertible debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole. There may also be less trading in small- or mid-cap securities, which means that buy and sell transactions in those securities could have a larger impact on a security’s price than is the case with large-cap securities.

Credit Risk
Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer, factors affecting an issuer directly (such as management changes, labor relations, collapse of key suppliers or customers, or material changes in overhead costs), factors affecting the industry in which a particular issuer operates (such as competition or technological advances) and changes in general social, economic or political conditions can increase the risk of default by an issuer, which may affect a security’s credit quality or value.  A downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance.  Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk. In addition, lower credit quality may lead to greater volatility in the price of a security and may negatively affect a security’s liquidity. Ratings represent a rating agency’s opinion regarding the quality of a security and are not a guarantee of quality and do not protect against a decline in the value of a security.  In addition, rating agencies may fail to make timely changes to credit ratings in response to subsequent events and a rating may become stale in that it fails to reflect changes in an issuer’s financial condition.  The credit quality of a security or instrument can deteriorate suddenly and rapidly, which may negatively impact its liquidity and value.  The securities in which the Fund invests may be subject to credit enhancement (for example, guarantees, letters of credit, or bond insurance). Entities providing credit or liquidity support also may be affected by credit risk. Credit enhancement is designed to help assure timely payment of the security; it does not protect the Fund against losses caused by declines in a security’s value due to changes in market conditions.
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Currency Risk
Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses.  Domestic issuers that hold substantial foreign assets may be similarly affected.  Currency exchange rates may fluctuate in response to factors external to a country’s economy, which makes the forecasting of currency market movements extremely difficult.  Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perceptions of a country’s economy and changes in interest rates, intervention, or failure to intervene, by U.S. or foreign governments or central banks, or supranational entities, such as the International Monetary Fund, or by currency controls or political developments in the U.S. or abroad. To the extent the Fund invests or hedges based on the perceived relationship between two currencies, there is a risk that the correlation between those currencies may not behave as anticipated.
Depositary Receipts Risk
Depositary receipts are certificates issued by a financial institution evidencing ownership of underlying foreign securities. Depositary receipts involve many of the same risks of investing directly in the underlying foreign securities. Depositary receipts are subject to the risk of fluctuation in the currency exchange rate if, as is often the case, the underlying foreign securities are denominated in foreign currency, and there may be an imperfect correlation between the market value of depositary receipts and the underlying foreign securities. In addition, holders of depositary receipts may have limited or no rights, including voting rights, to take action with respect to the underlying securities or to compel the issuer of the receipts to take action. There is no guarantee that a financial institution will continue to sponsor a depositary receipt, or that a depositary receipt will continue to trade on an exchange, either of which could adversely affect the liquidity, availability and pricing of the instrument.
Derivatives Risk
Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways.  Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price.  Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil.  The value of a derivative instrument depends largely on (and is derived from) the value of the reference instrument underlying the derivative.  There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative, and the reference instrument may not perform as anticipated. An abrupt change in the price of a reference instrument could render a derivative worthless. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial.  Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives.  In addition, the Fund’s use of derivatives may have different tax consequences for the Fund than an investment in the reference instruments, and those differences may increase the amount and affect the timing and character of taxable distributions payable to shareholders. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.  Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority. See “Use of Leverage and Related Risks.”.
Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty.  Counterparty risk is
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generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.
When the Fund uses derivatives, it will likely be required to provide margin or collateral; these practices are generally intended to satisfy contractual undertakings and will not prevent the Fund from incurring losses on derivatives.  The need to provide margin or collateral could limit the Fund’s ability to pursue other opportunities as they arise.  Derivatives that have margin requirements involve the risk that if the Fund has insufficient cash or eligible margin securities to meet daily variation margin requirements, it may have to sell securities or other instruments from its portfolio at a time when it may be disadvantageous to do so.  The Fund normally will remain obligated to meet margin requirements until a derivatives position is closed.
Ongoing changes to regulation of the derivatives markets and actual and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.
Although the Fund may use derivatives to attempt to hedge against certain risks, the hedging instruments may not perform as expected and could produce losses.
Additional risks associated with certain types of derivatives are discussed below:
Futures.  There can be no assurance that, at all times, a liquid market will exist for offsetting a futures contract that the Fund has previously bought or sold and this may result in the inability to close a futures position when desired.  This could be the case if, for example, a futures price has increased or decreased by the maximum allowable daily limit and there is no buyer (or seller) willing to purchase (or sell) the futures contract that the Fund needs to sell (or buy) at that limit price. In the absence of such limits, the liquidity of the futures market depends on participants entering into offsetting transactions rather than taking or making delivery.  To the extent the Fund enters into futures contracts requiring physical delivery (e.g., certain commodities contracts), the inability of the Fund to take or make physical delivery can negatively impact performance.
Options. The use of options involves investment strategies and risks different from those associated with ordinary portfolio securities transactions. By writing put options, the Fund takes on the risk of declines in the value of the underlying instrument, including the possibility of a loss up to the entire strike price of each option it sells, but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. When the Fund writes a put option, it assumes the risk that it must purchase the underlying instrument at a strike price that may be higher than the market price of the instrument. If there is a broad market decline and the Fund is not able to close out its written put options, it may result in substantial losses to the Fund. By writing a call option, the Fund may be obligated to deliver instruments underlying an option at less than the market price. In the case of an uncovered call option, there is a risk of unlimited loss. When an uncovered call is exercised, the Fund must purchase the underlying instrument to meet its call obligations and the necessary instruments may be unavailable for purchase.  Additionally, volatility in the market for equity securities, which has been dramatically increased recently for certain stocks, can meaningfully increase the risk of loss associated with options. When the Fund writes a covered call option, it gives up the opportunity to profit from a price increase in the underlying instrument above the strike price. If a covered call option that the Fund has written is exercised, the Fund will experience a gain or loss from the sale of the underlying instrument, depending on the price at which the Fund purchased the instrument and the strike price of the option. The Fund will receive a premium from writing options, but the premium received may not be sufficient to offset any losses sustained from exercised options. In the case of a covered call, the premium received may be offset by a decline in the market value of the underlying instrument during the option period. If an option that the Fund has purchased is never exercised or closed out, the Fund will lose the amount of the premium it paid and the use of those funds.
Swaps. Swap transactions generally do not involve delivery of reference instruments or payment of the notional amount of the contract. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make or, in the case of the other party to a swap
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defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund sells a credit default swap, however, the risk of loss may be the entire notional amount of the swap.
Some swaps are now executed through an organized exchange or regulated facility and cleared through a regulated clearing organization. The absence of an organized exchange or market for swap transactions may result in difficulties in trading and valuation, especially in the event of market disruptions. The use of an organized exchange or market for swap transactions is expected to result in swaps being easier to trade or value, but this may not always be the case.
Distressed Securities Risk
Distressed securities are securities of companies that are in financial distress and that may be in or about to enter bankruptcy or some other legal proceeding.  The Fund may not receive interest payments on the distressed securities and may incur costs to protect its investment. These securities may present a substantial risk of default, including the loss of the entire investment, or may be in default.  The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. Distressed securities include loans, bonds and notes, many of which are not publicly traded, and may involve a substantial degree of risk.  In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale. In addition, the prices of such securities may be subject to periods of abrupt and erratic market movements and above-average price volatility. It may be difficult to obtain information regarding the financial condition of a borrower or issuer, and its financial condition may change rapidly. Also, it may be difficult to value such securities and the spread between the bid/ask prices of such securities may be greater than expected. The Fund may lose a substantial portion or all of its investment in distressed securities or may be required to accept cash, securities or other property with a value less than its original investment.
Distributions Risk
There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to stockholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without stockholder approval. See “Distributions.”
Foreign Securities Risk
Foreign securities, involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities. In addition, key information about the issuer, the markets or the local government or economy may be unavailable, incomplete or inaccurate. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World
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markets, or those in a particular region, may all react in similar fashion to important economic or political developments.  In addition, securities issued by U.S. entities with substantial foreign operations may involve risks relating to political, economic, or regulatory conditions in foreign countries, as well as currency exchange rates. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.
Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and in instruments that reference the securities, such as derivative instruments, may be halted. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.
In addition, foreign markets may perform differently than the U.S. markets. Over a given period of time, foreign securities may underperform U.S. securities—sometimes for years. The Fund could also underperform if it invests in countries or regions whose economic performance falls short. To the extent that the Fund invests a portion of its assets in one country, state, region or currency, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so invested.
The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Some national economies continue to show profound instability, which may in turn affect their international trading and financial partners or other members of their currency bloc.
High Portfolio Turnover
The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.
Interest Rate Risk
In general, the value of investments with interest rate risk, such as debt securities or income-oriented equity securities that pay dividends, will move in the direction opposite to movements in interest rates. If interest rates rise, the value of such securities may decline. Interest rates may change in response to the supply and demand for credit, changes to government monetary policy and other initiatives, inflation rates, and other factors.  Debt securities have varying levels of sensitivity to changes in interest rates. Typically, the longer the maturity (i.e., the term of a debt security) or duration (i.e., a measure of the sensitivity of a debt security to changes in market interest rates, based on the entire cash flow associated with the security) of a debt security, the greater the effect a change in interest rates could have on the security’s price. For example, if interest rates increase by 1%, a debt security with a duration of two years will decrease in value by approximately 2%.  Thus, the Fund’s sensitivity to interest rate risk will increase with any increase in the Fund’s overall duration.  Short-term securities tend to react to changes in short-term interest rates, and long-term securities tend to react to changes in long-term interest rates. Short-term and long-term interest rates, and interest rates in different countries, do not necessarily move in the same direction or by the same amount. The link between interest rates and debt security prices tends to be weaker with lower-rated debt securities than with investment grade debt securities.
Issuer-Specific Risk
An individual security may be more volatile, and may perform differently, than the market as a whole. The value of an issuer’s securities may deteriorate because of a variety of factors, including disappointing earnings reports by the issuer, unsuccessful products or services, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or the competitive environment. Certain unanticipated events, such as natural disasters, may have a significant adverse effect on the value of an issuer’s securities.
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Leverage Risk
Leverage amplifies changes in the Fund’s net asset value and may make the Fund more volatile. The use of certain securities instruments, securities lending and borrowing may create leverage and can result in losses to the Fund that exceed the amount originally invested and may accelerate the rate of losses. For certain instruments or transactions that create leverage, or have embedded leverage, relatively small market fluctuations may result in large changes in the value of such investments. In addition, the interest and other costs that the Fund pays to engage in these practices are additional costs borne by the Fund and could reduce or eliminate any net investment profits. Unless the profits from engaging in these practices exceed the costs of engaging in these practices, the use of leverage will diminish the investment performance of the Fund compared with what it would have been had the Fund not used leverage. There can be no assurance that the Fund’s use of any leverage will be successful. The Fund’s investment exposure can exceed its net assets, sometimes by a significant amount. When the Fund uses leverage or utilizes certain of these practices, it may need to dispose of some of its holdings at unfavorable times or prices in order to satisfy its obligations or to comply with certain asset coverage requirements.
In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.
Liquidity Risk

From time to time, the trading market for a particular investment or type of investment in which the Fund invests is or may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time. An illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Judgment plays a greater role in pricing these investments than it does in pricing investments having more active markets, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. The Fund may receive illiquid securities as a result of its investment in securities involved in restructurings.  Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly, particularly during periods of increased market volatility or adverse investor perception. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities.  Market prices for such securities or other investments may be volatile.  Market participants attempting to sell the same or a similar investment at the same time as the Fund could decrease the liquidity of such investments, especially during times of market volatility.  During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.
Loan Interests Risk
Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value.  Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days).  Extended settlement periods may result in cash not being immediately available to the Fund. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions.
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Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets, although many covenants may be waived or modified with the consent of a certain percentage of the holders of the loans even if the Fund does not consent. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. In addition, if a secured loan is foreclosed, the Fund may bear the costs and liabilities associated with owning and disposing of the collateral.  The collateral may be difficult to sell and the Fund would bear the risk that the collateral may decline in value while the Fund is holding it. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation, which may increase the Fund’s operating expenses.  Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.
The Fund may acquire a loan interest by direct investment as a lender, by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee or by participation in a loan interest that is held by another party.  As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor.
When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. As a participant, the Fund also would be subject to the risk that the lending bank or other party selling the participation interest would not remit the Fund’s pro rata share of loan payments to the Fund. It may be difficult for the Fund to obtain an accurate picture of a lending bank’s financial condition. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation.  The potential for such liability is greater for an assignee than for a participant.
The liquidity of floating rate loans, including the volume and frequency of secondary market trading in such loans, may vary, sometimes significantly, over time and among individual floating rate loans and loans may be subject to wide bid/ask spreads. During periods of infrequent trading, valuing a floating rate loan can be more difficult; and buying and selling a floating rate loan at an acceptable price can be more difficult and delayed.
Courts have held in some situations that loan interests are not “securities,” and purchasers, such as the Fund, therefore may not have the benefit of the anti-fraud protections of the federal securities laws.  Also, if Fund management receives material non-public information about the issuer (which is not uncommon in the loan market), the Fund may, as a result, be unable to sell the issuer’s securities.
Lower-Rated Debt Securities Risk
Lower-rated debt securities (commonly known as “junk bonds”) and unrated debt securities determined to be of comparable quality involve greater risks than investment grade debt securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities may be less liquid and also may require a greater degree of judgment to establish a price, may be difficult to sell at the time and price the Fund desires, and may carry higher transaction costs. In particular, these securities may be issued by smaller companies or by highly indebted companies, which are generally less able than more financially stable companies to make scheduled payments of interest and principal.  Lower-rated debt securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to pay principal and interest and carry a greater risk that the issuer of such securities will default in the timely payment of principal and interest. Such securities are susceptible to such a default or decline in market
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value due to real or perceived adverse economic and business developments relating to the issuer, the industry in general, market interest rates and market liquidity.  Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment.  Where it deems it appropriate and in the best interests of Fund Stockholders, the Fund may incur additional expenses to seek recovery on a defaulted security and/or to pursue litigation to protect the Fund’s investment.
The credit rating of a security may not accurately reflect the actual credit risk associated with such a security. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade debt securities, and the overreliance on credit ratings may present additional risks.
Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of such securities, especially in a thinly traded or illiquid market.  To the extent the Fund owns or may acquire illiquid or restricted lower-rated debt securities or unrated debt securities of comparable quality, these securities may involve special registration responsibilities, liabilities, costs, and liquidity and valuation difficulties.
Market Premium/Discount Risk
The market price of the Fund’s shares of common stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Fund’s investment advisor cannot predict whether shares will trade below, at or above their NAV per share because the shares trade on the secondary market at market prices and not at NAV per share. Because the market price of the Fund’s shares of common stock will be determined by factors such as relative supply of and demand for shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.
Market Volatility Risk
Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Changes in the financial condition of a single issuer may impact a market as a whole. Changes in value may be temporary or may last for extended periods. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.
Geopolitical risks, including terrorism, tensions or open conflict between nations, or political or economic dysfunction within some nations that are major players on the world stage or major producers of oil, may lead to overall instability in world economies and markets generally and have led, and may in the future lead, to increased market volatility and may have adverse long-term effects.  Similarly, environmental and public health risks, such as natural disasters or epidemics, or widespread fear that such events may occur, may impact markets and economies adversely and cause market volatility in both the short- and long-term.
Mortgage- and Asset-Backed Securities Risk
The value of mortgage- and asset-backed securities, including collateralized mortgage instruments, will be influenced by the factors affecting the housing market or the assets underlying the securities.  These securities differ from more traditional debt securities because the principal is paid back over the life of the security rather than at the security’s maturity; however, principal may be repaid early if a decline in interest rates causes many borrowers to refinance (known as prepayment risk), or repaid more slowly if a rise in rates causes refinancings to slow down (known as extension risk).  Thus, they tend to be more sensitive to changes in interest rates than other types of debt securities and as a result, these securities may exhibit additional volatility during periods of interest rate turmoil.  In addition, investments in mortgage- and asset-backed securities may be subject to call risk, credit risk, valuation risk,
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and illiquid investment risk, sometimes to a higher degree than various other types of debt securities.  These securities are also subject to the risk of default on the underlying mortgages or assets, particularly during periods of market downturn, and an unexpectedly high rate of defaults on the underlying assets will adversely affect the security’s value.  Further, such securities may have credit support, the utility of which could be negatively affected by such conditions as well.
Other Investment Company Risk
To the extent the Fund invests in other investment companies, including money market funds and ETFs, its performance will be affected by the performance of those other investment companies and to the allocation of its assets among those other investment companies. Investments in other investment companies are subject to the risks of the other investment companies’ investments, as well as to the other investment companies’ expenses. If the Fund invests in other investment companies, the Fund may receive distributions of taxable gains from portfolio transactions by that investment company and may recognize taxable gains from transactions in shares of that investment company, which could be taxable to the Fund’s stockholders when distributed to them.
An ETF may trade in the secondary market at a price below the value of its underlying portfolio and may not be liquid. An actively managed ETF’s performance will reflect its adviser’s ability to make investment decisions that are suited to achieving the ETF’s investment objectives. A passively managed ETF may not replicate the performance of the index it intends to track because of, for example, the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weighting of securities or the number of stocks held. A passively managed ETF may not be permitted to sell poorly performing stocks that are included in its index.
Operational and Cybersecurity Risk
The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, systems and technology disruptions or failures, or cybersecurity incidents.  Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality. Cybersecurity incidents can result from deliberate attacks or unintentional events. A cybersecurity incident could, among other things, result in the loss or theft of customer data or funds, customers or employees being unable to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or remediation costs associated with system repairs. Any of these results could have a substantial adverse impact on the Fund and its Stockholders.
The occurrence of any of these problems could result in a loss of information, regulatory scrutiny, reputational damage and other consequences, any of which could have a material adverse effect on the Fund or its Stockholders. The Adviser, through its monitoring and oversight of Fund service providers, endeavors to determine that service providers take appropriate precautions to avoid and mitigate risks that could lead to such problems. While the Adviser has established business continuity plans and risk management systems seeking to address these problems, there are inherent limitations in such plans and systems, and it is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects.  Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.
Prepayment and Extension Risk
The Fund’s performance could be affected if borrowers pay back principal on certain debt securities, such as mortgage- or asset-backed securities, before (prepayment) or after (extension) the market anticipates such payments, shortening or lengthening their duration. Due to a decline in interest rates or an excess in cash flow into the issuer, a debt security might be called or otherwise converted, prepaid or redeemed before maturity. As a result of prepayment, the Fund may have to reinvest the proceeds in an investment offering a lower yield, may not benefit
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from any increase in value that might otherwise result from declining interest rates, and may lose any premium it paid to acquire the security. Prepayments could also create capital gains tax liability in some instances. Conversely, rising market interest rates generally result in slower payoffs or extension, which effectively increases the duration of certain debt securities, heightening interest rate risk and increasing the magnitude of any resulting price declines. If the Fund’s investments are locked in at a lower interest rate for a longer period of time, the Fund may be unable to capitalize on securities with higher interest rates or wider spreads.
Private Placements and Other Restricted Securities Risk
Private placements and other restricted securities, including securities for which Fund management has material non-public information, are securities that are subject to legal and/or contractual restrictions on their sales. These securities may not be sold to the public unless certain conditions are met, which may include registration under the applicable securities laws. These securities may not be listed on an exchange and may have no active trading market. As a result of the absence of a public trading market, the prices of these securities may be more volatile and more difficult to determine than publicly traded securities and these securities may involve heightened risk as compared to investments in securities of publicly traded companies. Private placements and other restricted securities may be illiquid, and it frequently can be difficult to sell them at a time when it may otherwise be desirable to do so or the Fund may be able to sell them only at prices that are less than what the Fund regards as their fair market value. A security that was liquid at the time of purchase may subsequently become illiquid. In addition, transaction costs may be higher for private placements and other restricted securities. The Fund may have to bear the expense of registering such securities for sale and there may be substantial delays in effecting the registration. If, during such a delay, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed at the time it decided to seek registration of the securities. In addition, the Fund may get only limited information about the issuer of a private placement or other restricted security, so it may be less able to anticipate a loss. Also, if Fund management receives material non-public information about the issuer, the Fund may, as a result, be legally prohibited from selling the securities.
Recent Market Conditions
Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.
Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve and certain foreign central banks began to raise interest rates as part of their efforts to address rising inflation. In addition, ongoing inflation pressures from tight labor markets and supply chain disruptions could continue to cause an increase in interest rates and/or negatively impact companies. It is difficult to accurately predict the pace at which interest rates might increase, or the timing, frequency or magnitude of any such increases in interest rates. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Also, regulators have expressed concern that rate increases may cause investors to sell fixed income securities faster than the market can absorb them, contributing to price volatility. Over the longer term, rising interest rates may present a greater risk than has historically been the case due to the prior period of relatively low rates and the effect of government fiscal and monetary policy initiatives and potential market reaction to those initiatives, or their alteration or cessation. Historical patterns of correlation among asset classes may break down in unanticipated ways during times of high volatility, disrupting investment programs and potentially causing losses.
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Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.
Regulators in the U.S. have proposed a number of changes to regulations involving the markets and issuers, some of which would apply to the Fund. While it is not currently known whether any of these regulations will be adopted, due to the current scope of regulations being proposed, any changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, which, may in turn, impact performance.
Russia’s invasion of the Ukraine, and corresponding events in late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, have issued broad-ranging economic sanctions against Russia, including, among other actions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; the removal by certain countries and the European Union of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. The current events, including sanctions and the potential for future sanctions, including any impacting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, may continue to adversely impact the Russian economy and economies of surrounding countries and may result in the further decline of the value and liquidity of Russian securities and securities of surrounding countries, a continued weakening of currencies in the region and continued exchange closures, and may have other adverse consequences on the economies of countries in the region that could impact the value of investments in the region and impair the ability of the Fund to buy, sell, receive or deliver securities of companies in the region or the Fund’s ability to collect interest payments on fixed income securities in the region. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments beyond any direct exposure to issuers in the region. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.
Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. Outbreaks such as the novel coronavirus, COVID-19, or other similarly infectious diseases may have material adverse impacts on the Fund. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty. The impact of this virus, and other epidemics and/or pandemics that may arise in the future, has negatively affected and may continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. The impact of any outbreak may last for an extended period of time.
High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.
China’s economy, which has been sustained in recent years largely through a debt-financed housing boom, may be approaching the limits of that strategy and may experience a significant slowdown as a result of debt that cannot be repaid. Due to the size of China’s economy, such a slowdown could impact a number of other countries.
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There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.
A rise in sea levels, a change in weather patterns, including an increase in powerful storms and large wildfires, and/or a climate-driven increase in flooding could cause properties to lose value or become unmarketable altogether. Unlike previous declines in the real estate market, properties in affected zones may not ever recover their value. The U.S. administration appears concerned about the climate change problem and is focusing regulatory and public works projects around those concerns. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.
Losses related to climate change could adversely affect corporate issuers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax or other revenues and tourist dollars generated by affected properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. Since property and security values are driven largely by buyers’ perceptions, it is difficult to know the time period over which these market effects might unfold.
LIBOR Transition. Certain financial contracts around the world specify rates that are based on the London Interbank Offered Rate (LIBOR), which is produced daily by averaging the rates for inter-bank lending reported by a number of banks. As previously announced by the United Kingdom’s Financial Conduct Authority (the “FCA”), most maturities and currencies of LIBOR were phased out at the end of 2021, with the remaining ones to be phased out on June 30, 2023. There are risks that the financial services industry will not have a suitable substitute in place by that time and that there will not be time to perform the substantial work necessary to revise the many existing contracts that rely on LIBOR. The transition process, or a failure of the industry to transition properly, might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It also could lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. New York and federal legislation has been enacted to ease the transition from LIBOR, but there is no assurance whether such legislation will adequately address all issues or be subject to litigation.  The FCA recently announced that it will compel the publication of synthetic U.S. dollar LIBOR values for certain maturities until September 30, 2024 using the same methodology used in the federal legislation.
Regulated Investment Company Status
The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a RIC under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.
Repurchase Agreement Risk
Repurchase agreements generally are for a short period of time and involve the risk that the counterparty may default on its obligation to repurchase the underlying instruments collateralizing the repurchase agreement, which may result in costs, delays, and/or losses to the Fund. In such a case, the Fund may incur expenses in enforcing its rights under the repurchase agreement. Repurchase agreements also involve the risk that the Fund could lose money if (a) the underlying instruments used as collateral lose their value before they can be sold, (b) the Fund is required
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to return collateral to a borrower at a time when it may realize a loss on the investment of that collateral, or (c) the Fund is unable to access collateral an unable to enforce it rights.
Risk Management
NBIA undertakes certain analyses with the intention of identifying particular types of risks and reducing the Fund’s exposure to them. However, risk is an essential part of investing, and the degree of return an investor might expect is often tied to the degree of risk the investor is willing to accept. By its very nature, risk involves exposure to the possibility of adverse events. Accordingly, no risk management program can eliminate the Fund’s exposure to such events; at best, it may only reduce the possibility that the Fund will be affected by adverse events, and especially those risks that are not intrinsic to the Fund’s investment program. While the prospectus describes material risk factors associated with the Fund’s investment program, there is no assurance that as a particular situation unfolds in the markets, management will identify all of the risks that might affect the Fund, rate their probability or potential magnitude correctly, or be able to take appropriate measures to reduce the Fund’s exposure to them. The Fund could experience losses if judgments about risk prove to be incorrect. Measures taken with the intention of decreasing exposure to identified risks might have the unintended effect of increasing exposure to other risks.
Sector Risk
From time to time, based on market or economic conditions, the Fund may have significant positions in one or more sectors of the market. To the extent the Fund invests more heavily in one sector, industry, or sub-sector of the market, its performance will be especially sensitive to developments that significantly affect those sectors, industries, or sub-sectors.  An individual sector, industry, or sub-sector of the market may be more volatile, and may perform differently, than the broader market.  The industries that constitute a sector may all react in the same way to economic, political or regulatory events. The Fund’s performance could also be affected if the sectors, industries, or sub-sectors do not perform as expected. Alternatively, the lack of exposure to one or more sectors or industries may adversely affect performance. For a summary of the Fund’s recent sector allocations, see its most recent shareholder report. (The information in the report is as of the date of the report and may have changed.)  For information about the risks of investing in particular sectors, see the Fund’s SAI.
Securities Lending Risk
Securities lending involves a possible delay in recovery of the loaned securities, a possible delay in receiving additional collateral (to cover an increase in the market value of the loaned securities or a decrease in the value of any securities collateral), or a possible loss of rights in the collateral should the borrower fail financially. There is a risk that a borrower may default on its obligations to return loaned securities, which could negatively impact the Fund.  The Fund could also lose money if the value of the collateral decreases.
To the extent that the portfolio securities acquired with such collateral have decreased in value, it may result in the Fund realizing a loss at a time when it would not otherwise do so. As such, securities lending may introduce leverage into the Fund. The Fund also may incur losses if the returns on securities that it acquires with cash collateral are less than the applicable rebate rates paid to borrowers and related administrative costs.
Stockholder Activism Risk
Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board of Directors or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations, and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Board’s attention and resources from its business. Also, the Fund may be required
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to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to long-term stockholders.
U.S. Government Securities Risk
Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to shares of the Fund itself and do not guarantee the market prices of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury. Some are backed by the issuer’s right to borrow from the U.S. Treasury, while others are backed only by the credit of the issuing agency or instrumentality. These securities carry at least some risk of non-payment or default by the issuer. The maximum potential liability of the issuers of some U.S. government securities may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.
In recent periods, the values of U.S. government securities have been affected substantially by increased demand for them around the world. Increases or decreases in the demand for U.S. government securities may occur at any time and may result in increased volatility in the values of those securities. In recent years, credit rating agencies have shown some concern about whether the U.S. government has the political will necessary to service all of its outstanding and expected future debt, and some have adjusted their ratings or outlook for U.S. government debt accordingly. These developments, and the factors underlying them, could cause an increase in interest rates and borrowing costs, which may negatively impact both the perception of credit risk associated with the debt securities issued by the U.S. and the government’s ability to access the debt markets on favorable terms. In addition, these developments could create broader financial turmoil and uncertainty, which could increase volatility in both stock and bond markets. These events could result in significant adverse impacts on issuers of securities held by the Fund.
Valuation Risk
The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment the Fund may be required to value such investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a value that is different from an investment’s most recent closing price and from the prices used by other funds to calculate their NAVs. The value of foreign securities, certain futures and fixed income securities, and currencies may be materially affected by events after the close of the markets on which they are traded but before the Fund determines its net asset value. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. Different pricing services use different valuation methodologies, potentially resulting in different values for the same investments. As a result, if the Fund were to change pricing services, or if a pricing service were to change its valuation methodology, the value of the Fund’s investments could be impacted. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.
Variable and Floating Rate Instruments Risk
The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Conversely, variable and floating rate instruments will not generally rise in value if market interest rates decline.  Thus, investing in variable and floating rate instruments generally allows less opportunity for capital appreciation and depreciation than investing in instruments with a fixed interest rate.  Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.
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Certain variable and floating rate instruments have an interest rate floor feature, which prevents the interest rate payable by the instrument from dropping below a specified level as compared to a reference interest rate (the “reference rate”), such as SOFR. Such a floor protects the Fund from losses resulting from a decrease in the reference rate below the specified level. However, if the reference rate is below the floor, there will be a lag between a rise in the reference rate and a rise in the interest rate payable by the instrument, and the Fund may not benefit from increasing interest rates for a significant period of time.  Rates on certain variable rate instruments typically only reset periodically.  As a result, changes in prevailing interest rates, particularly sudden and significant changes, can cause some fluctuations in the Fund’s value to the extent that it invests in variable rate instruments.
Warrants and Rights Risk
Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. If a warrant or right to subscribe to additional shares is not exercised or, when permissible, sold prior to the warrant’s or right’s expiration date or redemption by the issuer, the Fund would lose all or substantially all of the purchase price of the warrant or right. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.
Zero Coupon Securities, Step Coupon Securities, Pay-in-Kind Securities and Discount Obligations
Zero coupon securities and step coupon securities are debt obligations that are issued and traded at a discount from their face amount or par value (known as “original issue discount” or “OID”) and do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. The Fund may also acquire certain debt securities at a discount. These discount obligations involve special risk considerations. OID varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer. Zero coupon securities and step coupon securities are redeemed at face value when they mature. Accrued OID must be included in the Fund’s gross income for federal tax purposes ratably each taxable year prior to the receipt of any actual payments. Pay-in-kind securities pay “interest” through the issuance of additional securities. The market prices of zero coupon securities, step coupon securities, pay-in-kind securities and discount obligations generally are more volatile than the prices of securities that pay cash interest periodically. Those securities and obligations are likely to respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality.

MANAGEMENT OF THE FUND

Board of Directors

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

The Adviser

NBIA provides day-to-day investment management services to the Fund and serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

Management Agreement

The Fund retains NBIA as its investment manager under a Management Agreement. For such investment management services, the Fund pays NBIA an investment management fee computed at an annual rate of 0.60% of the Fund’s average daily Managed Assets. Managed Assets equal the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage. For purposes of calculating Managed Assets,
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the liquidation preference of any MRPS outstanding and principal amount of the PNs are not considered liabilities.

A discussion regarding the basis for the approval of the management agreement by the Board is available in the Fund’s annual report to stockholders for the period ending October 31, 2022.

In addition to the fees of NBIA, the Fund will pay all other costs and expenses of its operations, including compensation of its Directors (other than those affiliated with NBIA), custodial expenses, transfer agency and distribution disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, leveraging expenses, expenses of preparing, printing and distributing Prospectuses, stockholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. NBIA will benefit from any offering because its fees are based on the Managed Assets of the Fund. It is not possible to state precisely the amount of additional compensation NBIA will receive as a result of any offering because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of such offering will be invested in additional portfolio securities, which will fluctuate in value.

Portfolio Managers

Christopher Kocinski, CFA, is a Managing Director of NBIA. Mr. Kocinski joined the firm in 2006. Before being named co-portfolio manager to the Fund in 2019, Mr. Kocinski was co-director of non-investment grade credit research and a senior research analyst for the Adviser.

Joseph Lind, CFA, is a Managing Director of NBIA. He has served as a Portfolio Manager for the Fund since 2018. Mr. Lind also manages non-investment grade credit portfolios for NBIA and serves on the Firm’s credit committee for high yield bonds and senior floating rate loans. He joined the Firm in 2018.

Please see the SAI for additional information about each Portfolio Manager’s compensation, other accounts managed by each Portfolio Manager, and each Portfolio Manager’s ownership of stock of the Fund.

The Administrator

The Fund retains NBIA as its administrator under an Administration Agreement. The Fund pays NBIA an administration fee at the annual rate of 0.05% of its average daily Managed Assets under this agreement. Additionally, NBIA retains State Street as its sub-administrator under a Sub-Administration Agreement. NBIA pays State Street a fee for all services received under the Sub-Administration Agreement.

PORTFOLIO TRANSACTIONS
Affiliates of NBIA may act as principal brokers for the Fund, subject to periodic evaluation by the Portfolio Transactions and Pricing Committee of the Board of the quality and cost of execution.
In effecting securities transactions, the Fund seeks to obtain the best price and execution of orders. While affiliates of NBIA are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the OTC market) where such brokers are capable of providing best execution, the Fund generally will use unaffiliated brokers.
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NET ASSET VALUE OF COMMON STOCK

The Common Stock is listed on the NYSE American. The NAV of the Common Stock of the Fund is computed based upon the value of the Fund’s total assets. NAV is generally determined daily by the Custodian as of the close of the regular trading session on each day that the NYSE American is open for business. The NAV of the Common Stock is determined by calculating the total value of the Fund’s assets (the value of the securities, plus cash or other assets, including interest accrued but not yet received), deducting its total liabilities (including accrued expenses or distributions), and dividing the result by the number of shares of Common Stock outstanding of the Fund. The Fund reserves the right to calculate the NAV more frequently if deemed desirable.

The Fund generally values its investments based upon their last reported sale prices, market quotations, or estimates of value provided by an independent pricing service as of the time as of which the Fund’s share price is calculated.

The Fund uses one or more independent pricing services approved by NBIA to value its equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs). An independent pricing service values equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs) listed on the NYSE Exchange, the NYSE MKT LLC or other national securities exchanges, and other securities or instruments for which market quotations are readily available, at the last reported sale price on the day the securities are being valued. Securities traded primarily on the NASDAQ Stock Market are normally valued by the independent pricing service at the NASDAQ Official Closing Price (“NOCP”) provided by NASDAQ each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes. If there is no sale of a security or other instrument on a particular day, the independent pricing services may value the security or other instrument based on market quotations.

The Fund uses one or more independent pricing services approved by NBIA to value its debt portfolio securities and other instruments, including certain derivative instruments that do not trade on an exchange. Valuations of debt securities and other instruments provided by an independent pricing service are based on readily available bid quotations or, if quotations are not readily available, by methods that include considerations such as: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Valuations of derivatives that do not trade on an exchange provided by an independent pricing service are based on market data about the underlying investments. Short-term securities with remaining maturities of less than 60 days may be valued at cost, which, when combined with interest earned, approximates market value, unless other factors indicate that this method does not provide an accurate estimate of the short-term security’s value.

NBIA has developed a process to periodically review information provided by independent pricing services for all types of securities.

Investments in non-exchange traded investment companies are valued using the respective fund’s daily calculated NAV per share. The prospectuses for these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing.

If a valuation for a security is not available from an independent pricing service or if NBIA believes in good faith that the valuation received does not reflect the amount the Fund might reasonably expect to receive on a current sale of that security, the Fund seeks to obtain quotations from brokers or dealers. If such quotations are not readily available, the Fund may use a fair value estimate made according to methods NBIA has approved in the good-faith belief that the resulting valuation will reflect the fair value of the security. Pursuant to Rule 2a-5 under the 1940 Act, the Board designated NBIA as the Fund’s valuation designee. As the Fund’s valuation designee, NBIA is responsible for determining fair value in good faith for any and all Fund investments. The Fund may also use these methods to value certain types of illiquid securities and instruments for which broker quotes are rarely, if ever, available, such as options that are out of the money, or for which no trading activity exists. Fair value pricing generally will be used if the market in which a portfolio security trades closes early or if trading in a particular security was halted during the day and did not resume prior to the Fund’s NAV calculation. Numerous factors may
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be considered when determining the fair value of a security or other instrument, including available analyst, media or other reports, trading in futures or ADRs, and whether the issuer of the security or other instrument being fair valued has other securities or other instruments outstanding.

The value of the Fund’s investments in foreign securities is generally determined using the same valuation methods used for other Fund investments, as discussed above. Foreign security prices expressed in local currency values are translated from the local currency into U.S. dollars using the exchange rates as of 4:00 p.m., Eastern time.

If, after the close of the principal market on which a security is traded and before the time the Fund’s securities are priced that day, an event occurs that NBIA deems likely to cause a material change in the value of that security, NBIA may ascertain a fair value for such security. Such events may include circumstances in which the value of the U.S. markets changes by a percentage deemed significant with respect to the security in question.

Foreign securities are traded in foreign markets that may be open on days when the NYSE is closed.

Under the 1940 Act, the Fund is required to act in good faith in determining the fair value of portfolio securities. The SEC has recognized that a security’s valuation may differ depending on the method used for determining value. The fair value ascertained for a security is an estimate and there is no assurance, given the limited information available at the time of fair valuation, that a security’s fair value will be the same as or close to the subsequent opening market price for that security.

NBIA has approved the use of ICE Data Service (“ICE”) to assist in determining the fair value of foreign equity securities when changes in the value of a certain index suggest that the closing prices on the foreign exchanges may no longer represent the amount that the Fund could expect to receive for those securities or on days when foreign markets are closed and U.S. markets are open. In each of these events, ICE will provide adjusted prices for certain foreign equity securities using a statistical analysis of historical correlations of multiple factors. NBIA has also approved the use of ICE to evaluate the prices of foreign income securities as of the time as of which the Fund’s share price is calculated. ICE utilizes benchmark spread and yield curves and evaluates available market activity from the local close to the time as of which the Fund’s share price is calculated to assist in determining prices for certain foreign income securities. In the case of both foreign equity and foreign income securities, in the absence of precise information about the market values of these foreign securities as of the time as of which the Fund’s share price is calculated, NBIA has determined on the basis of available data that prices adjusted or evaluated in this way are likely to be closer to the prices the Fund could realize on a current sale than are the prices of those securities established at the close of the foreign markets in which the securities primarily trade.
When a Common Stockholder sells Common Stock, he or she will typically receive the market price for such Common Stock, which may be less than the NAV of such Common Stock. See “Closed-End Fund Structure.”

DISTRIBUTIONS

The Fund intends to distribute its net investment income on a monthly basis. At least annually, the Fund intends to distribute all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued distributions on, or, if applicable, redeeming or liquidating, preferred stock, if any, and making interest and required principal payments on notes or any other borrowings, if any. See “Tax Matters.” There is no guarantee that the Fund’s investment strategy will be successful and/or that the Fund will generate a consistent or specific amount of investment income. The Fund may distribute short-term capital gain and/or return of capital to Common Stockholders in an effort to maintain a level distribution. A return of capital distribution may involve a return of a Common Stockholder’s original investment.

Level-Rate Distribution Policy

The Fund intends to continue to make regular monthly cash distributions to Common Stockholders at a fixed rate per share of Common Stock based on its projected performance, which rate may be adjusted from time to time (“Level-Rate Distribution Policy”). The Fund’s ability to maintain its Level-Rate Distribution Policy will depend on a number of factors, including the stability of income received from its investments and Fund expenses.
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To permit the Fund to maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. The distribution the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level distribution, investors should understand that there is no assurance that the Fund will always be able to pay a distribution, or that the distribution will be of any particular size.

Managed Distribution Policy

The Fund has received exemptive relief from the SEC under the 1940 Act permitting it to pay long-term capital gains more frequently than is currently allowed under the 1940 Act, which facilitates the implementation of a Managed Distribution Policy. The Fund may, subject to the determination of its Board of Directors, implement a Managed Distribution Policy pursuant to this order but does not expect to do so at this time. If implemented, the Managed Distribution Policy would supersede the Level-Rate Distribution Policy.

Under a Managed Distribution Policy, the Fund would intend to make monthly distributions to Common Stockholders, at a fixed rate per share of Common Stock or a fixed percentage of its net asset value, that may include periodic distributions of realized net long- and short-term capital gains or, in certain circumstances, return of capital. Under a Managed Distribution Policy, if, for any monthly distribution, the sum of net investment income and any net realized capital gains for the month was less than the amount of the distribution, the difference would be distributed from the Fund’s capital. If, for any fiscal year, the Fund’s total distributions exceeded such income and gains (an “Excess”), the Excess generally would first be treated as dividend income to the extent of the Fund’s current and accumulated earnings and profits, if any, and then would be treated by each Common Stockholder as a tax-free return of capital up to the amount of its tax basis in the Common Stock, with any amounts exceeding such basis being treated as gain from the sale of those shares of Common Stock. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

Any distribution of an Excess would decrease the Fund’s total assets and, as a result, would have the likely effect of increasing its expense ratio. There is a risk that the Fund would not eventually realize capital gain in an amount corresponding to an Excess. In addition, in an effort to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

The Board of Directors reserves the right to change the Fund’s distribution policy from time to time.

CLOSED-END FUND STRUCTURE

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of
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Common Stockholders, the Board, in consultation with the Advisers, from time to time may review possible actions to reduce any such discount. The Board might consider various options to reduce the discount, such as repurchase of its Common Stock on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end management investment company. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

DISTRIBUTION REINVESTMENT PLAN

American Stock Transfer & Trust Company, LLC (the “Plan Agent”) will act as Plan Agent for stockholders who have not elected in writing to receive dividends and distributions in cash (each a “Participant”), will open an account for each Participant under the Distribution Reinvestment Plan (“Plan”) in the same name as their then-current shares of the Fund’s common stock (“Shares”) are registered, and will put the Plan into effect for each Participant as of the first record date for a dividend or capital gains distribution.

Whenever the Fund declares a dividend or distribution with respect to the Shares, each Participant will receive such dividends and distributions in additional Shares, including fractional Shares acquired by the Plan Agent and credited to each Participant’s account. If on the payment date for a cash dividend or distribution, the net asset value is equal to or less than the market price per Share plus estimated brokerage commissions, the Plan Agent shall automatically receive such Shares, including fractions, for each Participant’s account. Except in the circumstances described in the next paragraph, the number of additional Shares to be credited to each Participant’s account shall be determined by dividing the dollar amount of the dividend or distribution payable on their Shares by the greater of the net asset value per Share determined as of the date of purchase or 95% of the then-current market price per Share on the payment date.

Should the net asset value per Share exceed the market price per Share plus estimated brokerage commissions on the payment date for a cash dividend or distribution, the Plan Agent or a broker-dealer selected by the Plan Agent shall endeavor, for a purchase period lasting until the last business day before the next date on which the Shares trade on an “ex-dividend” basis, but in no event, except as provided below, more than 30 days after the payment date, to apply the amount of such dividend or distribution on each Participant’s Shares (less their pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of such dividend or distribution) to purchase Shares on the open market for each Participant’s account. No such purchases may be made more than 30 days after the payment date for such dividend or distribution except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities laws. If, at the close of business on any day during the purchase period the net asset value per Share equals or is less than the market price per Share plus estimated brokerage commissions, the Plan Agent will not make any further open-market purchases in connection with the reinvestment of such dividend or distribution. If the Plan Agent is unable to invest the full dividend or distribution amount through open-market purchases during the purchase period, the Plan Agent shall request that, with respect to the uninvested portion of such dividend or distribution amount, the Fund issue new Shares at the close of business on the earlier of the last day of the purchase period or the first day during the purchase period on which the net asset value per Share equals or is less than the market price per Share, plus estimated brokerage commissions, such Shares to be issued in accordance with the terms specified in the third paragraph hereof. These newly issued Shares will be valued at the then-current market price per Share at the time such Shares are to be issued.

For purposes of making the reinvestment purchase comparison under the Plan, (a) the market price of the Shares on a particular date shall be the last sales price on the New York Stock Exchange (or if the Shares are not listed on the New York Stock Exchange, such other exchange on which the Shares are principally traded) on that date, or, if there is no sale on such exchange (or if not so listed, in the over-the-counter market) on that date, then the mean between the closing bid and asked quotations for such Shares on such Exchange on such date and (b) the net asset value per Share on a particular date shall be the net asset value per Share most recently calculated by or on behalf of the Fund. All dividends, distributions and other payments (whether made in cash or Shares) shall be made net of any applicable withholding tax.

Open-market purchases provided for above may be made on any securities exchange where the Fund’s Shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery
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and otherwise as the Plan Agent shall determine. Each Participant’s uninvested funds held by the Plan Agent will not bear interest, and it is understood that, in any event, the Plan Agent shall have no liability in connection with any inability to purchase Shares within 30 days after the initial date of such purchase as herein provided, or with the timing of any purchases effected. The Plan Agent shall have no responsibility as to the value of the Shares acquired for each Participant’s account. For the purpose of cash investments, the Plan Agent may commingle each Participant’s funds with those of other stockholders of the Fund for whom the Plan Agent similarly acts as agent, and the average price (including brokerage commissions) of all Shares purchased by the Plan Agent as Plan Agent shall be the price per Share allocable to each Participant in connection therewith.

The Plan Agent may hold each Participant’s Shares acquired pursuant to the Plan together with the Shares of other stockholders of the Fund acquired pursuant to the Plan in noncertificated form in the Plan Agent’s name or that of the Plan Agent’s nominee. The Plan Agent will forward to each Participant any proxy solicitation material and will vote any Shares so held for each Participant only in accordance with the instructions set forth on proxies returned by the Participant to the Fund.
The Plan Agent will confirm to each Participant each acquisition made for their account as soon as practicable but not later than 60 days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a Share, no certificates for a fractional Share will be issued. However, dividends and distributions on fractional Shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Agent will adjust for any such undivided fractional interest in cash at the market value of the Shares at the time of termination, less the pro rata expense of any sale required to make such an adjustment.

Any Share dividends or split Shares distributed by the Fund on Shares held by the Plan Agent for Participants will be credited to their accounts. In the event that the Fund makes available to its stockholders rights to purchase additional Shares or other securities, the Shares held for each Participant under the Plan will be added to other Shares held by the Participant in calculating the number of rights to be issued to each Participant.

The Plan Agent’s service fee for handling capital gains and other distributions or income dividends will be paid by the Fund. Participants will be charged their pro rata share of brokerage commissions on all open-market purchases.

Each Participant may terminate their account under the Plan by notifying the Plan Agent in writing. Such termination will be effective immediately if the Participant’s notice is received by the Plan Agent not less than ten days prior to any dividend or distribution record date, otherwise such termination will be effective the first trading day after the payment date for such dividend or distribution with respect to any subsequent dividend or distribution. The Plan may be terminated by the Plan Agent or the Fund upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund.

These terms and conditions may be amended or supplemented by the Plan Agent or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Agent receives written notice of the termination of their account under the Plan. Any such amendment may include an appointment by the Plan Agent in its place and stead of a successor Plan Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Agent under these terms and conditions. Upon any such appointment of any Plan Agent for the purpose of receiving dividends and distributions, the Fund will be authorized to pay to such successor Plan Agent, for each Participant’s account, all dividends and distributions payable on Shares held in their name or under the Plan for retention or application by such successor Plan Agent as provided in these terms and conditions.

The Plan Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Agent’s negligence, bad faith, or willful misconduct or that of its employees.

These terms and conditions are governed by the laws of the State of Maryland.
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Reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions — i.e., reinvestment in additional Shares does not relieve stockholders of, or defer the need to pay, any income tax that may be payable (or that is required to be withheld) on Fund dividends and distributions. Participants should contact their tax professionals for information on how the Plan impacts their personal tax situation. For additional information about the Plan, please contact the Plan Agent by telephone at 1-866-227-2136 or by mail at 6201 15th Avenue, Brooklyn, NY, 11219 or online at www.astfinancial.com.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is a closed-end, diversified management investment company registered under the laws of the State of Maryland pursuant to the Articles of Incorporation signed by Arthur C. Delibert dated March 18, 2010. The Fund is authorized to issue 1,000,000,000 shares of capital stock, par value $0.0001 per share. The Fund intends to hold annual meetings of Stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. An investor who acquires Common Stock in an Offer issued after the Record Date for a meeting of Stockholders will not be entitled to vote such Common Stock, or otherwise participate with respect to such Common Stock, at such meeting.

General

Set forth below is information with respect to the Fund’s outstanding capital stock as of April 17, 2023:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Stock Held by the Fund or for its Own Account

Common Stock	992,397,100	0	19,437,681
Preferred Stock (Perpetual Preferred Shares Series A)	1,500	0	0
Preferred Stock (MRPS Series B)	1,400	0	0
Preferred Stock (MRPS Series C)	7,600,000	0	6,080,000

Common Stock

Each share of Common Stock represents an equal proportionate interest in the assets of the Fund with each other share of Common Stock in the Fund. Common Stockholders will be entitled to the payment of distributions when, as and if declared by the Board. Under the stable distribution policy, in certain circumstances, the Fund may be required to sell a portion of its investment portfolio to fund distributions. Therefore, these payments may represent a reduction of the stockholder’s principal investment. The 1940 Act or the terms of any borrowings or preferred stock may limit the payment of distributions to the Common Stockholders. Each whole Share of Common Stock shall be entitled to one (1) vote as to matters on which it is entitled to vote pursuant to the terms of the Articles of Incorporation on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all claims and obligations of the Fund and the liquidation preference with respect to any outstanding preferred stock, and (upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection), the directors may distribute the remaining assets of the Fund among the holders of the Common Stock.

In general, except as provided in the following paragraph, when there are any borrowings, including preferred stock and/or notes outstanding, the Fund may not be permitted to declare any cash distribution on its Common Stock, unless at the time of such declaration, (i) all accrued distributions on preferred stock or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred stock (expected to equal the aggregate original purchase price of the outstanding preferred stock plus the applicable
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redemption premium, if any, together with any accrued and unpaid distributions thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred stock or notes from a NRSRO. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Stock could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Fund intends, however, to the extent possible to purchase or redeem preferred stock or notes or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred stock in certain circumstances in connection with any such impairment of the Fund’s status as a regulated investment company. See “Distributions.” Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred stock to the holders thereof.
Any offerings of the Fund’s Common Stock, if made, will require approval of the Board. Any additional offering will not be sold at a price per Share of Common Stock below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Stockholders or with the consent of a majority of the Fund’s outstanding Common Stockholders. The Shares of Common Stock have no preemptive rights.

The Fund currently issues its Common Stock without certificates.

The Fund is authorized to issue 1,000,000,000 Shares of Common Stock. All Shares of Common Stock have equal voting, dividend, distribution and liquidation rights. The Shares of Common Stock outstanding are, and the Shares of Common Stock issuable upon the exercise of the Rights, when issued and paid for pursuant to the terms of any offering, will be, fully paid and non-assessable. Shares of Common Stock are not redeemable and have no preemptive rights, conversion rights, cumulative voting rights or appraisal rights.

The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American under the symbol “NHS”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per Share of Common Stock along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		NAV on Date of NYSE American Market Price(1)		Market Premium/(Discount) to NAV on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
January 31, 2023	$9.13	$8.13	$8.92	$8.45	2.35%	-3.79%
October 31, 2022	$9.74	$7.46	$9.74	$8.32	0.00%	-10.34%
July 31, 2022	$9.69	$7.78	$10.36	$8.84	-6.47%	-11.99%
April 30, 2022	$11.74	$9.76	$10.94	$10.48	7.31%	-6.87%
January 31, 2022	$13.20	$11.17	$12.31	$11.87	7.23%	-5.90%
October 31, 2021	$13.16	$12.47	$12.35	$12.58	6.56%	-0.87%
July 31, 2021	$13.53	$12.57	$12.79	$12.54	5.79%	0.24%
April 30, 2021	$13.05	$11.88	$12.69	$12.66	2.84%	-6.16%
January 31, 2021	$12.04	$10.79	$12.53	$11.78	-3.91%	-8.40%

____________________
(1)	Source: Bloomberg
(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On April 17, 2023, the Fund’s NAV was $8.53 and the last reported sale price of a Share of Common Stock on the NYSE American was $9.04, representing a premium to NAV of 5.98%.  The Fund’s shares of Common Stock have historically traded at both a premium and discount to NAV.
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Preferred Stock and Notes Outstanding

The Fund has outstanding PNs with an aggregate principal value of $46,000,000 and MRPS with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. The interest on the PNs is accrued daily and paid quarterly. The MRPS have a liquidation preference of $12.50 per share plus any accumulated unpaid distributions, whether or not earned or declared by the Fund, but excluding interest thereon.
The Articles of Incorporation authorize the issuance of 1,000,000,000 of capital stock, including preferred stock, having a par value of $0.0001 per share, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Stockholders.  To the extent the Directors authorize the issuance of any preferred stock, the Directors are also permitted to amend or supplement the Articles of Incorporation, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such preferred stock.
Prior to issuance of additional preferred stock, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for Common Stockholders or otherwise be in their best interest.
Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred stock, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred stock. If the Fund seeks a rating of the preferred stock, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred stock is expected to equal their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred stock, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s charter) if and when it authorizes the preferred stock. The Fund may issue preferred stock that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred stock may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred stock may exceed the Fund’s return after expenses on the investment of proceeds from the preferred stock, resulting in a lower rate of return to Common Stockholders than if the preferred stock were not outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred stock may entitle the holders of preferred stock to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred stockholders would not be entitled to any further participation in any distribution of assets by the Fund.

If issued, the Fund expects that holders of preferred stock, voting as a class, shall be entitled to elect at least two of the Fund’s directors. Under the 1940 Act, if at any time distributions on the preferred stock are unpaid in an amount equal to two (2) full years’ distributions thereon, the holders of all outstanding preferred stock, voting as a class, will be allowed to elect at least a majority of the Fund’s Directors with the number of Directors increased appropriately to the extent necessary to effectuate such rights until all distributions in arrears have been paid or declared and set apart for payment. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred stock and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental
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investment restrictions. In addition, if required by a NRSRO rating the preferred stock or if the Board determines it to be in the best interests of the Common Stockholders, issuance of the preferred stock may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred stock may be entitled to elect a majority of the Fund’s Board in other circumstances, for example, if one payment on the preferred stock is in arrears.

The Fund expects that the affirmative vote of the holders of a majority of any outstanding preferred stock, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred stock so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred stock. The class vote of holders of preferred stock described above will in each case be in addition to any other vote required to authorize the action in question.

The Fund currently has ratings from an NRSRO on its Private Securities and currently intends that, as long as the Private Securities are outstanding, the composition of its portfolio will reflect guidelines established by such NRSRO. In order to maintain these ratings, the Fund is required to comply with asset coverage requirements that are currently more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the Fund maintain a portion of its assets in short-term, high-quality investments at certain times and certain mandatory redemption or prepayment requirements relating to the Private Securities.

The Fund also may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures and forward contracts, options and other derivative transactions. As of the date of this prospectus, to the extent that the Fund covers its obligations under such other transactions, as described in this prospectus, such transactions should not be treated as borrowings for purposes of the 1940 Act. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. Further, the Fund may incur losses on such transactions (including the entire amount of the Fund’s investment in such transaction) even if they are covered.

Subscription Rights
The Fund may issue subscription rights to holders of our common stock to purchase additional common stock.  Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common stock, the Fund will provide a Prospectus Supplement to Common Stockholders as of the record date set for determining the stockholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered, along with general risks associated with subscription rights such as risks relating to dilution, market price volatility and undersubscription:

●
the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the title of such subscription rights;

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each share of common stock;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
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●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right we may have in connection with such subscription rights offering; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares of common stock at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights would be exercisable as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon expiration of any rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in a prospectus supplement the Fund would issue, as soon as practicable, the shares of common stock purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than Stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in an applicable prospectus supplement.

REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND

Because shares of closed-end management investment companies frequently trade at a discount to their net asset values, the Board of Directors has determined that from time to time it may be in the interest of Common Stockholders for the Fund to take action. The Board, in consultation with NBIA, periodically reviews the possibility of various actions, which may include tender offers for Common Stock and/or open market repurchases and considers in connection with such review such factors as the market price of the Common Stock, the net asset value of Common Stock, the liquidity of the assets of the Fund, effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a regulated investment company or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will decide to undertake any actions or, if undertaken, that such actions will result in the Fund’s shares of Common Stock trading at a price which is equal to or approximates their net asset value.

The Fund may be converted to an open-end management investment company at any time if approved by (i) both (a) a majority of the Board of Directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, and (b) the holders of seventy-five percent (75%) of the outstanding shares of the Fund’s Common Stock or (ii) if approved by the affirmative vote of 75% of the directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, in addition to any requirements under federal or Maryland law. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies unless significant changes in portfolio holdings, which might be difficult and could involve losses, and investment policies are made. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred stock and could require the repayment of borrowings, which would reduce the leveraged capital structure of the Fund with respect to the Common Stock. In the event of conversion, the Common Stock would cease to be listed on the NYSE American or other national securities exchange or market system. The Board believes the closed-end structure is desirable, given the Fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Fund to an open-end management investment company. Common Stockholders of an
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open-end management investment company can require the company to redeem their stock at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. If converted to an open-end fund, the Fund expects to pay all redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new Common Stock would be sold at NAV plus a sales load.

TAX MATTERS

The following discussion briefly summarizes certain rules applicable to federal income taxation of the Fund and its stockholders. This discussion does not purport to be complete or to deal with all aspects of that taxation that may be relevant to Stockholders in light of their particular circumstances. It is based on current provisions of the Code and the Treasury regulations and judicial decisions and administrative pronouncements published at the date hereof, all of which are subject to change, some of which may be retroactive. Record Date Stockholders and potential future Rights holders are urged to consult with their own tax advisers for more detailed information and for information regarding other federal tax considerations and any state, local, or foreign taxes concerning their continued investment in the Fund and of their receipt and exercise of any Rights.

The Fund has elected to be treated and to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its total assets and to distribute substantially all of its net income and net short-term capital gain (after reduction by net long-term capital loss and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying U.S. federal income or excise tax thereon. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to U.S. federal income tax on income paid to its stockholders in the form of dividends or capital gain distributions.

At least annually, the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. As provided under U.S. federal tax law, Common Stockholders of record as of the end of the Fund’s taxable year will include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of holding period in Common Stock), and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. Common Stockholders of record for the retained capital gain also will be entitled to increase their tax basis in their Common Stock by an amount equal to the deemed distribution less the tax credit. Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, are taxable to Common Stockholders as long-term capital gain, regardless of their holding period in Common Stock. Distributions of the Fund’s net realized short-term capital gain will be taxable as ordinary income.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a return of capital to each Common Stockholder (up to the amount of the Common Stockholder’s basis in his or her Common Stock) and thereafter as gain from the sale of Common Stock (assuming Common Stock is held as a capital asset). The amount treated as a return of capital reduces the Common Stockholder’s adjusted basis in his or her Common Stock, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Common Stock. See below for a summary of the current maximum tax rates applicable to long-term capital gain (including capital gain distributions).

For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss incurred in any taxable year, for an unlimited period to offset net capital gains, if any, during its taxable years following the year of the loss. Capital losses carried forward will retain their character as either short-term or long-term capital losses. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the Fund and would not be distributed as such to stockholders.
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To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gain from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the value of the Fund’s assets can be invested in securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the Fund fails to meet the annual gross income test described above, the Fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure, and (ii) the Fund pays an excise tax equal to the excess non-qualifying income. If the Fund fails to meet the asset diversification test described above with respect to any quarter, the Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure and pays an excise tax.

As a RIC, the Fund generally will not be subject to federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividend paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its stockholders, provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to its stockholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income and net capital gain. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no U.S. federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the stockholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain loss or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the income requirement that applies to RICs. While it may not always be successful in doing so, the Fund will seek to avoid or minimize the adverse tax consequences of its investment practices.
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The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gain on short sales generally are short-term capital gain. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

The Fund will inform Common Stockholders of the source and tax status of all distributions promptly after the close of each calendar year.

Selling Common Stockholders generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Common Stockholder’s adjusted tax basis in the Common Stock sold. If Common Stock is held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gain recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less (currently 37%), or (ii) for gain recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions), 20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year. An additional 3.8% Medicare tax will also apply in the case of some individuals.

Any loss on a disposition of Shares of Common Stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those Shares of Common Stock. For purposes of determining whether Shares of Common Stock have been held for six months or less, the holding period is suspended for any periods during which the Common Stockholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of Common Stock will be disallowed to the extent those Shares of Common Stock are replaced by other Common Stock within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of Common Stock (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Common Stock will be adjusted to reflect the disallowed loss.

An investor should be aware that, if Common Stock is purchased shortly before the record date for any taxable distribution (including a capital gain distribution), the purchase price likely will reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Common Stock, in effect resulting in a taxable return of some of the purchase price.

Taxable distributions to certain individuals and certain other non-corporate Common Stockholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject
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to “backup” U.S. federal income tax withholding at the fourth lowest rate of tax applicable to a single individual (24%). Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against such stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

An investor also should be aware that the benefits of the reduced tax rate applicable to long-term capital gain and qualified dividend income may be impacted by the application of the alternative minimum tax to individual stockholders.

The Fund’s investments in non-U.S. securities may be subject to foreign withholding taxes on dividends, interest, or capital gain, which will decrease the Fund’s yield. Foreign withholding taxes may be reduced under income tax treaties between the U.S. and certain foreign jurisdictions.

Depending on the number of non-U.S. stockholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Stockholders of investing in Common Stock, reflects the U.S. federal tax law as of the date of this Prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. A more complete discussion of the tax rules applicable to the Fund and the Common Stockholders can be found in the SAI that is incorporated by reference into this Prospectus. Unless otherwise noted, this discussion assumes that an investor is a U.S. person and holds Common Stock as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.  The Articles require a vote by either (1) both of (a) a majority of the Fund’s Directors, including a majority of the Directors who are not “interested persons” of the Fund, as defined in the 1940 Act (“Independent Directors”) and (b) the holders of at least 75% of the Fund’s capital stock outstanding and entitled to vote or (2) the affirmative vote of at least 75% of the Fund’s Directors, including a majority of the Independent Directors, in addition to any requirements under federal or Maryland law, except as described below, to authorize the following types of actions:

1.	Merger, consolidation or statutory share exchange of the Fund with or into any other corporation or entity, including a trust;

2.
Issuance of any securities of the Fund to any Principal Stockholder for cash, except as part of an offering in which the Principal Stockholder has no special right to participate as compared to (1) other holders of the same class of stock, or (2) investors at large;

3.
Sale, lease, or exchange of all or any substantial part of the assets of the Fund to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

4.
Sale, lease, or exchange to the Fund, in exchange for securities of the Fund, of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

5.	The conversion of the Fund from a closed-end investment company to an open-end investment company;
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6.	A change in the nature of the business of the Fund so that it would no longer be an investment company registered under the 1940 Act; or

7.	The dissolution or liquidation of the Fund.

The term “Principal Stockholder” shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the capital stock of the Fund and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Stockholder.  For the purposes of this Article, in addition to the shares of capital stock which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any shares of capital stock of the Fund (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of capital stock of the Fund, or which is its “affiliate” or “associate” as so defined.  For purposes of determining a Principal Stockholder, calculation of the outstanding shares of capital stock of the Fund shall not include shares deemed owned through application of clause (1) above.

The percentage vote required under these provisions is higher than that required under Maryland law or by the 1940 Act. The Board believes that the provisions of the Articles relating to such a higher vote threshold are in the best interest of the Fund and its Common Stockholders. Even if agreed to by the Fund, however, certain of the transactions described above may be prohibited by the 1940 Act unless exemptive or other relief is sought from the SEC. In addition, preferred stockholders vote together with Common Stockholders on all matters on which Common Stockholders vote. The 1940 Act requires approval of the holders of a majority of the outstanding preferred stock, tallied separately, for any conversion from a closed-end to an open-end management investment company. As the 1940 Act also prohibits doing indirectly what cannot be done directly, a vote of the preferred stockholders may be required to effect some of the other transactions described above if the effective result would be conversion of the Fund from a closed-end to an open-end structure.

The Board is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. Such classification may prevent replacement of a majority of the Directors for up to a two-year period. Directors may be removed from office only for cause and only by vote of the holders of at least 75% of the stock entitled to be voted for such Director in an election of directors.

The Fund has opted in to the Maryland Business Combination Act. In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation, or affiliates of such interested stockholder, from engaging in a business combination (generally defined to include a merger, consolidation, share exchange, sale of a substantial amount of assets, a transfer of the corporation’s securities and similar transactions to or with the interested stockholder or an entity affiliated with the interested stockholder) with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder.

While some of the provisions described above are permitted by Maryland law, certain of the provisions described above are neither permitted nor prohibited by Maryland law. A final judgment by a court about these provisions has not been made as of the date of this Prospectus and it is not clear what judgment a court would reach regarding these provisions.

The Fund has opted in to the Maryland Control Share Acquisition Act (the “MCSAA”), which provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Stock owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from stock entitled to vote on the matter. Control shares are voting stock of stock which, if aggregated with all other stock of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting
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power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.  Control shares do not include stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the stock are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

There is currently litigation challenging these types of provisions in other fund’s bylaws. If ultimately determined that these types of provisions are inconsistent with the 1940 Act, it is possible that a court could ultimately determine that such a ruling applies to the Fund’s decision to opt in to the MCSAA.

Reference should be made to the Articles on file with the SEC for the full text of these provisions. See the SAI under “Certain Provisions in the Articles of Incorporation and Bylaws” for a discussion of the voting requirements applicable to certain other transactions.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

State Street Bank and Trust Company serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111. American Stock Transfer & Trust Company, LLC serves as Transfer Agent, Dividend Paying Agent and Registrar. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219.

PLAN OF DISTRIBUTION

The Fund may sell Common Stock, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of the Fund’s Securities, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of shares of Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of shares of Common Stock may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on an exchange or sales made to or through a market maker other than on an exchange.
60

The Fund may sell its Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the Securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered Securities directly.

In connection with the sale of Securities, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received and any profit realized by them on the resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements. In connection with any rights offering to existing shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase shares of Common Stock remaining unsubscribed after the rights offering.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Fund against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.

To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, any underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the Fund’s portfolio transactions after such underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. Such underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for Internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL OPINIONS

Certain legal matters in connection with the Common Stock will be passed on for the Fund by K&L Gates LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended October 31, 2022 are incorporated by reference in the SAI have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal place of business of Ernst & Young is located at 200 Clarendon Street, Boston, MA 02116. Ernst & Young provides audit services, tax return preparation, and consultation with respect to the preparation of filings with the SEC.
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ADDITIONAL INFORMATION

The Prospectus and the SAI do not contain all of the information set forth in the registration statement that the Fund has filed with the SEC (File No. 811-22396) and available at www.sec.gov. The SAI can be obtained without charge by calling (877) 461-1899.

Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. To the extent they would be material to an investor’s decision to invest in the Offer, the terms of any such contract or other document are described in the Prospectus or will be described in a Prospectus Supplement thereto.

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Page

INVESTMENT OBJECTIVE, POLICIES AND LIMITATIONS	1
INVESTMENT STRATEGIES, TECHNIQUES AND RISKS	4
PORTFOLIO TRADING AND TURNOVER RATE	54
MANAGEMENT OF THE FUND	54
INVESTMENT MANAGEMENT AND ADMINISTRATION SERVICES	76
PORTFOLIO TRANSACTIONS	82
DISTRIBUTIONS	86
DESCRIPTION OF SHARES	87
CERTAIN PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS	89
REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND	90
TAX MATTERS	92
REPORTS TO STOCKHOLDERS	99
CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT	99
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	99
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	100
COUNSEL	100
FINANCIAL STATEMENTS	101
REGISTRATION STATEMENT	101
APPENDIX A RATINGS	A-1

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NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.
STATEMENT OF ADDITIONAL INFORMATION

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) is a closed-end, diversified management investment company.

This Statement of Additional Information (“SAI”) relating to shares of common stock of the Fund (“Common Stock”) is not a prospectus and should be read in conjunction with the Fund’s Prospectus relating to Common Stock dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023 (“Prospectus”). This SAI does not include all information that a prospective investor should consider before purchasing Common Stock, and investors should obtain and read the Fund’s Prospectus prior to purchasing such shares. You can get a free copy of the Prospectus from Neuberger Berman Investment Advisers LLC (“NBIA” or the “Manager”), 1290 Avenue of the Americas, 22nd Floor, New York, NY 10104-0002 or by calling 877-461-1899. You may also obtain a copy of the Prospectus on the website (http://www.sec.gov) of the Securities and Exchange Commission (“SEC”). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

No person has been authorized to give any information or to make any representations not contained in the Prospectus or in this SAI in connection with the offering made by the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund. The Prospectus and this SAI do not constitute an offering by the Fund in any jurisdiction in which such offering may not lawfully be made.

The “Neuberger Berman” name and logo are registered service marks of Neuberger Berman Group LLC. “Neuberger Berman Investment Advisers LLC” and the Fund name in this SAI are either service marks or registered service marks of Neuberger Berman Investment Advisers LLC.

This Statement of Additional Information is dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023.

©2023 Neuberger Berman Investment Advisers LLC. All rights reserved.

TABLE OF CONTENTS
Page

INVESTMENT OBJECTIVE, POLICIES AND LIMITATIONS	1
INVESTMENT STRATEGIES, TECHNIQUES AND RISKS	4
PORTFOLIO TRADING AND TURNOVER RATE	53
MANAGEMENT OF THE FUND	53
INVESTMENT MANAGEMENT AND ADMINISTRATION SERVICES	75
PORTFOLIO TRANSACTIONS	81
DISTRIBUTIONS	85
DESCRIPTION OF SHARES	86
CERTAIN PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS	88
REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND	89
TAX MATTERS	91
REPORTS TO STOCKHOLDERS	98
CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT	98
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	99
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	99
COUNSEL	99
FINANCIAL STATEMENTS	100
REGISTRATION STATEMENT	100
APPENDIX A RATINGS	A-1

ii

INVESTMENT OBJECTIVE, POLICIES AND LIMITATIONS

The investment objective and general investment policies of the Fund are described in the Fund’s Prospectus relating to the Common Stock.

Additional information concerning the characteristics of certain of the Fund’s investments is set forth below. NBIA is responsible for the day-to-day management of the assets of the Fund.

Unless otherwise specified, the investment objective, policies and limitations of the Fund are not fundamental. Any investment policy or limitation that is not fundamental may be changed by the Board of Directors of the Fund (the “Board”) without stockholder approval. The fundamental investment policies and limitations of the Fund may not be changed without the approval of the holders of a majority of the outstanding shares of Common Stock and, if outstanding, preferred stock (“Preferred Stock”) voting as a single class, as well as by the vote of the holders of a majority of the outstanding shares of Preferred Stock tabulated separately. A “majority of the outstanding” shares means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever of (i) or (ii) is less. These percentages are specified by the Investment Company Act of 1940, as amended (“1940 Act”).

Unless otherwise indicated, any investment policy or limitation that involves a maximum percentage of securities or assets will not be considered exceeded unless the percentage limitation is exceeded immediately after, and because of, a transaction by the Fund. If, because of changes in the value of the Fund’s portfolio, the asset coverage for any notes (“Notes”) or other borrowings (which, for the sake of clarity, do not include preferred stock) were to fall below 300%, this would limit the Fund’s ability to pay dividends and other distributions, and, therefore, the Fund intends to restore the 300% asset coverage as soon as practical in light of the circumstances.

The Fund’s fundamental investment policies and limitations are as follows:

1. Borrowing. The Fund may not borrow money in excess of 33 1/3% of its total assets (including the amount of money borrowed) minus liabilities (other than the amount borrowed), except that the Fund may borrow up to an additional 5% of its total assets for temporary purposes.

2. Commodities. The Fund may not purchase physical commodities or contracts thereon, except to the extent permitted under the 1940 Act, the rules and regulations thereunder, any applicable interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or exemptive or other relief or permission from the SEC, SEC staff or other authority, or unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Fund from purchasing futures contracts, options (including options on futures contracts, but excluding options or futures contracts on physical commodities other than foreign currency), foreign currencies or forward contracts, swaps, caps, collars, floors and other financial instruments or from investing in securities of any kind, including, for the sake of clarity, securities of companies whose principal or only business consists of investing in, owning, holding, extracting, transporting, processing, selling and/or dealing in or with physical commodities of any kind.

For purposes of the limitation on commodities, the Fund does not consider foreign currencies or forward contracts to be physical commodities.

3. Diversification. The Fund is non-diversified under the 1940 Act.1

4. Industry Concentration. The Fund may not purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities (“U.S. Government and Agency Securities”).

5.  Lending. The Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations, (i) through the purchase of a portion of an issue of debt securities, loans, loan participations or other forms of direct debt instruments or (ii) by engaging in repurchase agreements.

6. Real Estate. The Fund may not purchase real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Fund from purchasing securities issued by entities or investment vehicles that own or deal in real estate or interests therein or instruments secured by real estate or interests therein.

7. Senior Securities. The Fund may not issue senior securities, except as permitted by (i) the 1940 Act, the rules and regulations thereunder or any applicable interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

8. Underwriting. The Fund may not underwrite securities of other issuers, except to the extent that the Fund, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (“1933 Act”).

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness regarding a loan for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.  Any Preferred Stock, if outstanding, would be considered senior securities under the 1940 Act. The Fund may only issue Preferred Stock if the asset coverage (as defined in the 1940 Act) with respect to Preferred Stock would be at least 200% after such issuance.

Rule 18f-4, which became effective in August 2022, permits funds to engage in “derivatives transactions” as defined by that rule that would otherwise be subject to the restrictions of Section 18 of the 1940 Act on their issuance of “senior securities.” For information on Rule 18f-4, see “Investment Strategies, Techniques and Risks -- Futures Contracts, Options on Futures Contracts, Options on Securities and Indices, Forward Currency Contracts, Options on Foreign Currencies, and Swap Agreements” below.

____________________
1  Under the 1940 Act, the status of a fund that was registered as non-diversified may, under certain circumstances, change to that of a diversified fund. The Fund is currently a diversified fund.

The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the fullest extent permitted by the 1940 Act or by any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.
If rating agencies assign different ratings to the same security, the Manager will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the highest of the several assigned ratings.

The Fund has ratings for its Preferred Stock and Notes.  In order to maintain these ratings, the Fund is required to comply with investment quality, diversification and other guidelines established by the rating agency, which may change over time. Such guidelines currently are more restrictive than the restrictions set forth above.  The Fund does not believe that such guidelines have a material adverse effect on its Common Stockholders or its ability to achieve its investment objective.

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board of Directors. The Fund must:

1. Diversification. The Fund must diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, securities of other regulated investment companies, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer or any two or more issuers that the Fund controls and which are determined to be engaged in the same, similar or related trades or businesses.

2. Investment Company Securities. The Fund may not invest in securities of other investment companies, except to the extent permitted by the 1940 Act and the rules thereunder, or as may be permitted by an order of the SEC under the 1940 Act, or other relief from the provisions of the 1940 Act.

With respect to these investment restrictions and other policies described in this SAI or the Proxy Statement/Prospectus (except the Fund’s policies on borrowings and the issuance of senior securities set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

Cash Management and Temporary Defensive Positions. In anticipation of or in response to adverse market conditions, for cash management purposes, during a reasonable start-up period following the completion of this offering, during the wind-down period, or for defensive purposes, the Fund may invest up to 100% of its total assets in cash or cash equivalents, U.S. Government and Agency Securities, commercial paper, and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. In such a case, the Fund may not be pursuing, and may not achieve, its investment objective, and Common Stockholders may be adversely affected.

INVESTMENT STRATEGIES, TECHNIQUES AND RISKS

The following information supplements the discussion of the Fund’s investment objective, policies and techniques in the Prospectus. The Fund may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Fund’s principal strategies are discussed in the Prospectus. The Fund may not buy all of the types of securities or use all of the investment techniques that are described.

Fixed Income Securities. Fixed income securities are subject to the risk of an issuer’s inability to meet principal and interest payments on its obligations (“credit risk”) and are subject to price volatility due to such factors as interest rate sensitivity (“interest rate risk”), market perception of the creditworthiness of the issuer, and market liquidity (“market risk”). The value of the Fund’s fixed income investments is likely to decline in times of rising market interest rates. Conversely, the value of the Fund’s fixed income investments is likely to rise in times of declining market interest rates. Typically, the longer the time to maturity of a given security, the greater is the change in its value in response to a change in interest rates. Foreign debt securities are subject to risks similar to those of other foreign securities.

Lower-rated securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.  Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Pricing of thinly traded securities requires greater judgment than pricing of securities for which market transactions are regularly reported. Odd lots may trade at lower prices than institutional round lots.

Ratings of Fixed Income Securities.  The Fund may purchase securities rated by S&P, Moody’s, Fitch, Inc. or any other nationally recognized statistical rating organization (“NRSRO”) (please see the Prospectuses for further information). The ratings of an NRSRO represent its opinion as to the quality of securities it undertakes to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, duration, coupon, and rating may have different yields. In addition, NRSROs are subject to an inherent conflict of interest because they are often compensated by the same issuers whose securities they rate.  Although the Fund may rely on the ratings of any NRSRO, the Fund refer primarily to ratings assigned by S&P, Moody’s, and Fitch, Inc., which are described in Appendix A.  The Fund may also invest in unrated securities that have been determined by the Manager to be comparable in quality to the rated securities in which the Fund may permissibly invest.

High-Quality Debt Securities. High-quality debt securities are securities that have received from at least one NRSRO, such as S&P, Moody’s or Fitch, Inc., a rating in one of the two highest rating categories (the highest category in the case of commercial paper) or, if not rated by any NRSRO, such as U.S. Government and Agency Securities, have been determined by the Manager to be of comparable quality.

Investment Grade Debt Securities.  Investment grade debt securities are securities that have received, from at least one NRSRO that has rated it, a rating in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Manager to be of comparable quality. Moody’s deems securities rated in its fourth highest rating category (Baa) to have speculative characteristics; a change in economic factors could lead to a weakened capacity of the issuer to repay. If a security receives one rating in one of the four highest rating categories and another rating below the fourth highest rating category, it will be considered investment grade.

Duration and Maturity. Duration is a measure of the sensitivity of debt securities to changes in market interest rates, based on the entire cash flow associated with the securities, including payments occurring before the final repayment of principal.

The Manager may utilize duration as a tool in portfolio selection instead of the more traditional measure known as “term to maturity.” “Term to maturity” measures only the time until a debt security provides its final payment, taking no account of the pattern of the security’s payments prior to maturity. Duration incorporates a bond’s yield, coupon interest payments, final maturity and call features into one measure. Duration therefore provides a more accurate measurement of a bond’s likely price change in response to a given change in market interest rates. The longer the duration, the greater the bond’s price movement will be as interest rates change. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity.

Futures, options and options on futures have durations which are generally related to the duration of the securities underlying them. Holding long futures or call option positions will lengthen the Fund’s duration by approximately the same amount as would holding an equivalent amount of the underlying securities. Short futures or put options have durations roughly equal to the negative of the duration of the securities that underlie these positions, and have the effect of reducing portfolio duration by approximately the same amount as would selling an equivalent amount of the underlying securities.

There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage-backed securities. The stated final maturity of such securities is generally 30 years, but current and expected prepayment rates are critical in determining the securities’ interest rate exposure. In these and other similar situations, the Manager, where permitted, will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

Lower-Rated Debt Securities. Lower-rated debt securities or “junk” or “junk bonds” are those rated below the fourth highest category (including those securities rated as low as D by S&P) or unrated securities of comparable quality.  Securities rated below investment grade are often considered to be speculative. These securities have poor protection with respect to the issuer’s capacity to pay interest and repay principal. Lower-rated debt securities generally offer a higher current yield than that available for investment grade issues with similar maturities, but they may involve significant risk under adverse conditions. In particular, adverse changes in general economic conditions and in the industries in which the issuers are engaged and changes in the financial condition of the issuers are more likely to cause price volatility and weaken the capacity of the issuer to make principal and interest payments than is the case for higher-grade debt securities. These securities are susceptible to default or decline in market value due to real or perceived adverse economic and business developments relating to the issuer, market interest rates and market liquidity. In addition, the Fund that invests in lower-quality securities may incur additional expenses to the extent recovery is sought on defaulted securities. Because of the many risks involved in investing in lower-rated debt securities, the success of such investments is dependent on the credit analysis of the Manager.

During periods of economic downturn or rising interest rates, highly leveraged issuers may experience financial stress which could adversely affect their ability to make payments of interest and principal and increase the possibility of default. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

At certain times in the past, the market for lower-rated debt securities has expanded rapidly, and its growth generally paralleled a long economic expansion. In the past, the prices of many lower-rated debt securities declined substantially, reflecting an expectation that many issuers of such securities might experience financial difficulties. As a result, the yields on lower-rated debt securities rose dramatically. However, such higher yields did not reflect the value of the income stream that holders of such securities expected, but rather the risk that holders of such securities could lose a substantial portion of their value as a result of the issuers’ financial restructuring or defaults. There can be no assurance that such declines will not recur.

The market for lower-rated debt issues generally is thinner or less active than that for higher quality securities, which may limit the Fund’s ability to sell such securities at fair value in response to changes in the economy or financial markets. Judgment may play a greater role in pricing such securities than it does for more liquid securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower rated debt securities, especially in a thinly traded market.

The Fund may invest in securities whose ratings imply an imminent risk of default with respect to such payments.  Issuers of securities in default may fail to resume principal or interest payments, in which case the Fund may lose its entire investment.

See Appendix A for further information about the ratings of debt securities assigned by S&P, Fitch, Inc., and Moody’s.

U.S. Government and Agency Securities.  “U.S. Government Securities” are obligations of the Treasury Department backed by the full faith and credit of the United States.  During times of market turbulence, investors may turn to the safety of securities issued or guaranteed by the Treasury Department, causing the prices of these securities to rise and their yields to decline.

“U.S. Government Agency Securities” are issued or guaranteed by U.S. Government agencies or by instrumentalities of the U.S. Government, such as Ginnie Mae (also known as the Government National Mortgage Association), Fannie Mae (also known as the Federal National Mortgage Association), Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), SLM Corporation (formerly, the Student Loan Marketing Association) (commonly known as “Sallie Mae”),

Federal Home Loan Banks (“FHLB”), and the Tennessee Valley Authority.  Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer’s ability to borrow from the Treasury Department, subject to the Treasury Department’s discretion in certain cases, or only by the credit of the issuer.  Accordingly, there is at least a possibility of default.  U.S. Government Agency Securities include U.S. Government agency mortgage-backed securities.  (See “Mortgage-Backed Securities” above.)  The market prices of U.S. Government Agency Securities are not guaranteed by the U.S. Government and generally fluctuate inversely with changing interest rates.

U.S. Government Agency Securities are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government, its agencies, authorities or instrumentalities and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.  The secondary market for certain of these participations is extremely limited.  In the absence of a suitable secondary market, such participations may therefore be regarded as illiquid.

The Fund may invest in separately traded principal and interest components of securities issued or guaranteed by the Treasury Department.  The principal and interest components of selected securities are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program.  Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the Treasury Department at the request of depository financial institutions, which then trade the component parts independently.  The market prices of STRIPS generally are more volatile than that of Treasury Department bills with comparable maturities.

Policies and Limitations.  The Fund has no specific limits or requirements relating to the amount of assets invested in U.S. Government and Agency Securities; however, the Fund must invest according to its investment objective and policies.

Real Estate-Related Instruments. The Fund will not invest directly in real estate, but the Fund may invest in securities issued by real estate companies. Investments in the securities of companies in the real estate industry subject the Fund to the risks associated with the direct ownership of real estate. These risks include declines in the value of real estate, risks associated with general and local economic conditions, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increase in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values and the appeal of properties to tenants, and changes in interest rates. In addition, certain real estate valuations, including residential real estate values, are influenced by market sentiments, which can change rapidly and could result in a sharp downward adjustment from current valuation levels.
Real estate-related instruments include securities of real estate investment trusts (also known as “REITs”), commercial and residential mortgage-backed securities and real estate financings. Such instruments are sensitive to factors such as real estate values and property taxes, interest rates, cash flow of underlying real estate assets, overbuilding, and the management skill and creditworthiness of the issuer. Real estate-related instruments may also be affected by tax and regulatory requirements, such as those relating to the environment.

REITs are sometimes informally characterized as equity REITs, mortgage REITs and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. An equity REIT may also realize capital gains (or losses) by selling real estate properties in its portfolio that have appreciated (or depreciated) in value. A mortgage REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans, and derives its income primarily from interest payments on the credit it has extended. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate.
REITs (especially mortgage REITs) are subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of the Fund’s REIT investments to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, because mortgage REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in such REITs may be adversely affected by defaults on such mortgage loans or leases.
REITs are dependent upon management skill, are not diversified, and are subject to heavy cash flow dependency, defaults by borrowers, and self-liquidation. Domestic REITs are also subject to the possibility of failing to qualify for tax-free “pass-through” of distributed net income and net realized gains under the Code and failing to maintain exemption from the 1940 Act.
REITs are subject to management fees and other expenses. Therefore, investments in REITs will cause the Fund to bear its proportionate share of the costs of the REITs’ operations. At the same time, the Fund will continue to pay its own management fees and expenses with respect to all of its assets, including any portion invested in REITs.
Direct Debt Instruments including Loans, Loan Assignments, and Loan Participations. Direct debt includes interests in loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments, including emerging market countries. Direct debt instruments are interests in amounts owed by corporate, governmental, or other borrowers (including emerging market countries) to lenders or lending syndicates. Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. The borrower may be in financial distress or may default. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Participations in debt instruments may involve a risk of insolvency of the selling bank. In addition, there may be fewer legal protections for owners of participation interests than for direct lenders.  Direct indebtedness of developing countries involves a risk that the governmental entities responsible for the repayment of the debt may be unable or unwilling to pay interest and repay principal when due. See the additional risks described under “Foreign Securities” in this SAI.
Direct debt instruments may have floating interest rates.  These interest rates will vary depending on the terms of the underlying loan and market conditions.

Loans, Loan Assignments, and Loan Participations.  Floating rate securities, including loans, provide for automatic adjustment of the interest rate at fixed intervals (e.g., daily, weekly, monthly, or semi-annually) or automatic adjustment of the interest rate whenever a specified interest rate or index changes. The interest rate on floating rate securities ordinarily is determined by reference to LIBOR (London Interbank Offered Rate), a particular bank’s prime rate, the 90-day Treasury Department Bill rate, the rate of return on commercial paper or bank CDs, an index of short-term tax-exempt rates or some other objective measure. The Fund may invest in secured and unsecured loans.
The Fund may invest in direct debt instruments by direct investment as a lender, by taking an assignment of all or a portion of an interest in a loan previously held by another institution or by acquiring a participation interest in a loan that continues to be held by another institution. It also may be difficult for the Fund to obtain an accurate picture of a selling bank’s financial condition. Loans are subject to the same risks as other direct debt instruments discussed above and carry additional risks described in this section.
Direct Investments.  When the Fund invests as an initial investor in a new loan, the investment is typically made at par value.  Secondary purchases of loans may be made at a premium to par, at par, or at a discount to par. Therefore, the Fund’s return on a secondary investment may be lower, equal, or higher than if the Fund had made a direct investment. As an initial investor in a new loan, the Fund may be paid a commitment fee.
Assignments. When the Fund purchases a loan by assignment, the Fund typically succeeds to the rights of the assigning lender under the loan agreement and becomes a lender under the loan agreement. Subject to the terms of the loan agreement, the Fund typically succeeds to all the rights and obligations under the loan agreement of the assigning lender. However, assignments may be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
Participation Interests.  The Fund’s rights under a participation interest with respect to a particular loan may be more limited than the rights of original lenders or of investors who acquire an assignment of that loan.  In purchasing participation interests, the Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation interest (the “participating lender”) and only when the participating lender receives the payments from the borrower.
In a participation interest, the Fund will usually have a contractual relationship only with the selling institution and not the underlying borrower.  The Fund normally will have to rely on the participating lender to demand and receive payments in respect of the loans, and to pay those amounts on to the Fund; thus, the Fund will be subject to the risk that the lender may be unwilling or unable to do so.  In such a case, the Fund would not likely have any rights against the borrower directly.  In addition, the Fund generally will have no right to object to certain changes to the loan agreement agreed to by the participating lender.

In buying a participation interest, the Fund might not directly benefit from the collateral supporting the related loan and may be subject to any rights of set off the borrower has against the selling institution.  In the event of bankruptcy or insolvency of the borrower, the obligation of the borrower to repay the loan may be subject to certain defenses that can be asserted by the borrower as a result of any improper conduct of the participating lender.  As a result, the Fund may be subject to delays, expenses and risks that are greater than those that exist when the Fund is an original lender or assignee.
Creditworthiness.  The Fund’s ability to receive payments in connection with loans depends on the financial condition of the borrower.  The Manager will not rely solely on another lending institution’s credit analysis of the borrower, but will perform its own investment analysis of the borrower.  The Manager’s analysis may include consideration of the borrower’s financial strength, managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates.  Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks and may be highly speculative.  Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed.  In connection with the restructuring of a loan or other direct debt instrument outside of bankruptcy court in a negotiated work-out or in the context of bankruptcy proceedings, equity securities or junior debt securities may be received in exchange for all or a portion of an interest in the security.
 In buying a participation interest, the Fund assumes the credit risk of both the borrower and the participating lender.  If the participating lender fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest. If a participating lender becomes insolvent, the Fund may be treated as a general creditor of that lender. As a general creditor, the Fund may not benefit from a right of set off that the lender has against the borrower. The Fund will acquire a participation interest only if the Manager determines that the participating lender or other intermediary participant selling the participation interest is creditworthy.

Ratings.  Loan interests may not be rated by independent rating agencies and therefore, investments in a particular loan participation may depend almost exclusively on the credit analysis of the borrower performed by the Manager.

Agents.  Loans are typically administered by a bank, insurance company, finance company or other financial institution (the “agent”) for a lending syndicate of financial institutions.  In a typical loan, the agent administers the terms of the loan agreement and is responsible for the collection of principal and interest and fee payments from the borrower and the apportionment of these payments to all lenders that are parties to the loan agreement.  In addition, an institution (which may be the agent) may hold collateral on behalf of the lenders.  Typically, under loan agreements, the agent is given broad authority in monitoring the borrower’s performance and is obligated to use the same care it would use in the management of its own property.  In asserting rights against a borrower, the Fund normally will be dependent on the willingness of the lead bank to assert these rights, or upon a vote of all the lenders to authorize the action.
If an agent becomes insolvent, or has a receiver, conservator, or similar official appointed for it by the appropriate regulatory authority, or becomes a debtor in a bankruptcy proceeding, the agent’s appointment may be terminated and a successor agent would be appointed.  If an appropriate regulator or court determines that assets held by the agent for the benefit of the purchasers of loans are subject to the claims of the agent’s general or secured creditors, the Fund might incur certain costs and delays in realizing payment on a loan or suffer a loss of principal and/or interest.  The Fund may be subject to similar risks when it buys a participation interest or an assignment from an intermediary.

Collateral. Although most of the loans in which the Fund invests are secured, there is no assurance that the collateral can be promptly liquidated, or that its liquidation value will be equal to the value of the debt. In most loan agreements there is no formal requirement to pledge additional collateral if the value of the initial collateral declines.  As a result, a loan may not always be fully collateralized and can decline significantly in value.
If a borrower becomes insolvent, access to collateral may be limited by bankruptcy and other laws.  Borrowers that are in bankruptcy may pay only a small portion of the amount owed, if they are able to pay at all. In addition, if a secured loan is foreclosed, the Fund may bear the costs and liabilities associated with owning and disposing of the collateral.  The collateral may be difficult to sell and the Fund would bear the risk that the collateral may decline in value while the Fund is holding it.  There is also a possibility that the Fund will become the owner of its pro rata share of the collateral which may carry additional risks and liabilities.  In addition, under legal theories of lender liability, the Fund potentially might be held liable as a co-lender.  In the event of a borrower’s bankruptcy or insolvency, the borrower’s obligation to repay the loan may be subject to certain defenses that the borrower can assert as a result of improper conduct by the Agent.
Some loans are unsecured.  If the borrower defaults on an unsecured loan, the Fund will be a general creditor and will not have rights to any specific assets of the borrower.
Liquidity. Loans are generally subject to legal or contractual restrictions on resale.  Loans are not currently listed on any securities exchange or automatic quotation system.  As a result, there may not be a recognized, liquid public market for loan interests.
Prepayment Risk and Maturity.  Because many loans are repaid early, the actual maturity of loans is typically shorter than their stated final maturity calculated solely on the basis of the stated life and payment schedule. The degree to which borrowers prepay loans, whether as a contractual requirement or at their election, may be affected by general business conditions, market interest rates, the borrower’s financial condition and competitive conditions among lenders.  Such prepayments may require the Fund to replace an investment with a lower yielding security which may have an adverse effect on the Fund’s share price.  Prepayments cannot be predicted with accuracy.  Floating rate loans can be less sensitive to prepayment risk, but the Fund’s net asset value (“NAV”) may still fluctuate in response to interest rate changes because variable interest rates may reset only periodically and may not rise or decline as much as interest rates in general.
Restrictive Covenants.  A borrower must comply with various restrictive covenants in a loan agreement such as restrictions on dividend payments and limits on total debt.  The loan agreement may also contain a covenant requiring the borrower to prepay the loan with any free cash flow.  A breach of a covenant is normally an event of default, which provides the agent or the lenders the right to call the outstanding loan.
Fees and Expenses.  The Fund may be required to pay and receive various fees and commissions in the process of purchasing, selling, and holding loans. The fee component may include any, or a combination of, the following elements: assignment fees, arrangement fees, non-use fees, facility fees, letter of credit fees, and ticking fees. Arrangement fees are paid at the commencement of a loan as compensation for the initiation of the transaction. A non-use fee is paid based upon the amount committed but not used under the loan. Facility fees are on-going annual fees paid in connection with a loan. Letter of credit fees are paid if a loan involves a letter of credit. Ticking fees are paid from the initial commitment indication until loan closing if for an extended period. The amount of fees is negotiated at the time of closing. In addition, the Fund incurs expenses associated with researching and analyzing potential loan investments, including legal fees.
Available Information. Loans normally are not registered with the SEC or any state securities commission or listed on any securities exchange. As a result, the amount of public information available about a specific loan historically has been less extensive than if the loan were registered or exchange traded. They may also not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the strong anti-fraud protections of the federal securities laws.
Leveraged Buy-Out Transactions.  Loans purchased by the Fund may represent interests in loans made to finance highly leveraged corporate acquisitions, known as “leveraged buy-out” transactions, leveraged recapitalization loans and other types of acquisition financing.  The highly leveraged capital structure of the borrowers in such transactions may make such loans especially vulnerable to adverse changes in economic or market conditions.
Junior Loans.  The Fund may invest in second lien secured loans and secured and unsecured subordinated loans, including bridge loans (“Junior Loans”). In the event of a bankruptcy or liquidation, second lien secured loans are generally paid only if the value of the borrower’s collateral is sufficient to satisfy the borrower’s obligations to the first lien secured lenders and even then, the remaining collateral may not be sufficient to cover the amount owed to the Fund.  Second lien secured loans give investors priority over general unsecured creditors in the event of an asset sale.
Junior Loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure, Junior Loans involve a higher degree of overall risk than senior loans of the same borrower.
Bridge Loans.  Bridge loans or bridge facilities are short-term loan arrangements (e.g., 12 to 18 months) typically made by a borrower in anticipation of intermediate-term or long-term permanent financing. Most bridge loans are structured as floating-rate debt with step-up provisions under which the interest rate on the bridge loan rises over time.  Thus, the longer the loan remains outstanding, the more the interest rate increases. In addition, bridge loans commonly contain a conversion feature that allows the bridge loan investor to convert its loan interest into senior exchange notes if the loan has not been prepaid in full on or prior to its maturity date. Bridge loans may be subordinate to other debt and may be secured or unsecured. Like any loan, bridge loans involve credit risk. Bridge loans are generally made with the expectation that the borrower will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the bridge loan investor to increased risk. A borrower’s use of bridge loans also involves the risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. With the onset of the financial crisis in 2008, many borrowers found it more difficult to obtain loans, a situation that has been gradually improving.
Delayed draw term loans. The Fund may be obligated under the terms of the relevant loan documents to advance additional funds after the initial disbursement that it makes at the time of its investment.  For example, the loan may not have been fully funded” at that time or the lenders may have ongoing commitments to make further advances up to a stated maximum. When a loan has been fully funded, however, repaid principal amounts normally may not be reborrowed.  Interest accrues on the outstanding principal amount of the loan. The borrower normally may pay a fee during any commitment period.

Policies and Limitations. The Fund do not intend to invest in loan instruments that could require additional investments upon the borrower’s demand, but may invest in loans that require funding at a later date following the initial investment in the loan.
The Fund’s policies limit the percentage of its assets that can be invested in the securities of one issuer or in issuers primarily involved in one industry. Legal interpretations by the SEC staff may require the Fund to treat both the lending bank and the borrower as “issuers” of a loan participation by the Fund. In combination, the Fund’s policies and the SEC staff’s interpretations may limit the amount the Fund can invest in loan participations.
For purposes of determining its dollar-weighted average maturity or duration, the Fund calculates the remaining maturity or duration of loans on the basis of the stated life and payment schedule.
Mortgage-Backed Securities. Mortgage-backed securities, including residential and commercial mortgage-backed securities, represent direct or indirect participations in, or are secured by and payable from, pools of mortgage loans. Those securities may be guaranteed by a U.S. Government agency or instrumentality (such as by Ginnie Mae); issued and guaranteed by a government-sponsored stockholder-owned corporation, though not backed by the full faith and credit of the United States (such as by Fannie Mae or Freddie Mac (collectively, the “GSEs”), and described in greater detail below); or issued by fully private issuers. Private issuers are generally originators of and investors in mortgage loans and include savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. Private mortgage-backed securities may be backed by U.S. Government agency supported mortgage loans or some form of non-governmental credit enhancement.

Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include Fannie Mae and Freddie Mac. Fannie Mae is a government-sponsored corporation owned by stockholders. It is subject to general regulation by the Federal Housing Finance Authority (“FHFA”). Fannie Mae purchases residential mortgages from a list of approved seller/servicers that include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Fannie Mae guarantees the timely payment of principal and interest on pass-through securities that it issues, but those securities are not backed by the full faith and credit of the U.S. Government.

Freddie Mac is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks and now owned by stockholders. Freddie Mac issues Participation Certificates (“PCs”), which represent interests in mortgages from Freddie Mac’s national portfolio. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal on the PCs it issues, but those PCs are not backed by the full faith and credit of the U.S. Government.

The Treasury Department has historically had the authority to purchase obligations of Fannie Mae and Freddie Mac.  However, in 2008, due to capitalization concerns, Congress provided the Treasury Department with additional authority to lend the GSEs emergency funds and to purchase their stock.  In September 2008, those capital concerns led the Treasury Department and the FHFA to announce that the GSEs had been placed in conservatorship.

Since that time, the GSEs have received significant capital support through Treasury Department preferred stock purchases as well as Treasury Department and Federal Reserve purchases of their mortgage backed securities (“MBS”). While the MBS purchase programs ended in 2010, the Treasury Department announced in December 2009 that it would continue its support for the entities’ capital as necessary to prevent a negative net worth. However, no assurance can be given that the Federal Reserve, Treasury Department, or FHFA initiatives will ensure that the GSEs will remain successful in meeting their obligations with respect to the debt and MBS they issue into the future.

 In 2012, the FHFA initiated a strategic plan to develop a program related to credit risk transfers intended to reduce Fannie Mae’s and Freddie Mac’s overall risk through the creation of credit risk transfer assets (“CRTs”). CRTs come in two primary series: Structured Agency Credit Risk (“STACRs”) for Freddie Mac and Connecticut Avenue Securities (“CAS”) for Fannie Mae, although other series may be developed in the future. CRTs are typically structured as unsecured general obligations of either entities guaranteed by a government-sponsored stockholder-owned corporation, though not backed by the full faith and credit of the United States (such as by Fannie Mae or Freddie Mac (collectively, the “GSEs”) or special purpose entities), and their cash flows are based on the performance of a pool of reference loans.  Unlike traditional residential MBS securities, bond payments typically do not come directly from the underlying mortgages.  Instead, the GSEs either make the payments to CRT investors, or the GSEs make certain payments to the special purpose entities and the special purpose entities make payments to the investors.  In certain structures, the special purpose entities make payments to the GSEs upon the occurrence of credit events with respect to the underlying mortgages, and the obligation of the special purpose entity to make such payments to the GSE is senior to the obligation of the special purpose entity to make payments to the CRT investors.   CRTs are typically floating rate securities and may have multiple tranches with losses first allocated to the most junior or subordinate tranche.  This structure results in increased sensitivity to dramatic housing downturns, especially for the subordinate tranches. Many CRTs also have collateral performance triggers (e.g., based on credit enhancement, delinquencies or defaults, etc.) that could shut off principal payments to subordinate tranches. Generally, GSEs have the ability to call all of the CRT tranches at par in 10 years.

In addition, the future of the GSEs is in serious question as the U.S. Government is considering multiple options, ranging on a spectrum from significant reform, nationalization, privatization, consolidation, or abolishment of the entities. Congress is considering several pieces of legislation that would reform the GSEs, proposing to address their structure, mission, portfolio limits, and guarantee fees, among other issues.

The FHFA and the Treasury Department (through its agreement to purchase GSE preferred stock) have imposed strict limits on the size of GSEs’ mortgage portfolios. In August 2012, the Treasury Department amended its preferred stock purchase agreements to provide that the GSEs’ portfolios would be wound down at an annual rate of 15 percent (up from the previously agreed annual rate of 10 percent), requiring the GSEs to reach the $250 billion target by December 31, 2018.  Fannie Mae and Freddie Mac were below the $250 billion cap for year-end 2018. On December 21, 2017, a letter agreement between the Treasury and Fannie Mae and Freddie Mac changed the terms of the senior preferred stock certificates to permit the GSEs each to retain a $3 billion capital reserve, quarterly. Under the 2017 letter, each GSE paid a dividend to Treasury equal to the amount that its net worth exceeded $3 billion at the end of each quarter. On September 30, 2019, the Treasury and the FHFA, acting as conservator to Fannie Mae and Freddie Mac, announced amendments to the respective senior preferred stock certificates that will permit the GSEs to retain earnings beyond the $3 billion capital reserves previously allowed through the 2017 letter agreements. Fannie Mae and

Freddie Mac are now permitted to maintain capital reserves of $25 billion and $20 billion, respectively.

Mortgage-backed securities may have either fixed or adjustable interest rates. Tax or regulatory changes may adversely affect the mortgage securities market. In addition, changes in the market’s perception of the issuer may affect the value of mortgage-backed securities. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as market interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities.

Because many mortgages are repaid early, the actual maturity and duration of mortgage-backed securities are typically shorter than their stated final maturity and their duration calculated solely on the basis of the stated life and payment schedule. In calculating its dollar-weighted average maturity and duration, the Fund may apply certain industry conventions regarding the maturity and duration of mortgage-backed instruments. Different analysts use different models and assumptions in making these determinations. The Fund uses an approach that the Manager believes is reasonable in light of all relevant circumstances. If this determination is not borne out in practice, it could positively or negatively affect the value of the Fund when market interest rates change. Increasing market interest rates generally extend the effective maturities of mortgage-backed securities, increasing their sensitivity to interest rate changes.

Mortgage-backed securities may be issued in the form of collateralized mortgage obligations (“CMOs”) or collateralized mortgage-backed bonds (“CBOs”). CMOs are obligations that are fully collateralized, directly or indirectly, by a pool of mortgages; payments of principal and interest on the mortgages are passed through to the holders of the CMOs, although not necessarily on a pro rata basis, on the same schedule as they are received. CBOs are general obligations of the issuer that are fully collateralized, directly or indirectly, by a pool of mortgages. The mortgages serve as collateral for the issuer’s payment obligations on the bonds, but interest and principal payments on the mortgages are not passed through either directly (as with mortgage-backed “pass-through” securities issued or guaranteed by U.S. Government agencies or instrumentalities) or on a modified basis (as with CMOs). Accordingly, a change in the rate of prepayments on the pool of mortgages could change the effective maturity or the duration of a CMO but not that of a CBO (although, like many bonds, CBOs may be callable by the issuer prior to maturity). To the extent that rising interest rates cause prepayments to occur at a slower than expected rate, a CMO could be converted into a longer-term security that is subject to greater risk of price volatility.

Governmental, government-related, and private entities (such as commercial banks, savings institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers, including securities broker-dealers and special purpose entities that generally are affiliates of the foregoing established to issue such securities) may create mortgage loan pools to back CMOs and CBOs. Such issuers may be the originators and/or servicers of the underlying mortgage loans, as well as the guarantors of the mortgage-backed securities. Pools created by non-governmental issuers generally offer a higher rate of interest than governmental and government-related pools because of the absence of direct or indirect government or agency guarantees. Various forms of insurance or guarantees, including individual loan, title, pool, and hazard insurance and letters of credit, may support timely payment of interest and principal of non-governmental pools. Governmental entities, private insurers, and mortgage poolers issue these forms of insurance and guarantees. The Manager considers such insurance and guarantees, as well as the creditworthiness of the issuers thereof, in determining whether a mortgage-backed security meets the Fund’s investment quality standards. There can be no assurance that private insurers or guarantors can meet their obligations under insurance policies or guarantee arrangements. The Fund may buy mortgage-backed securities without insurance or guarantees, if the Manager determines that the securities meet the Fund’s quality standards. The Manager will, consistent with the Fund’s investment objective, policies and limitations and quality standards, consider making investments in new types of mortgage-backed securities as such securities are developed and offered to investors.
Policies and Limitations.  The Fund may not purchase mortgage-backed securities that, in the Manager’s opinion, are illiquid if, as a result, more than 15% of the Fund’s net assets would be invested in illiquid securities.
Other Mortgage-Related Securities.  Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Asset-Backed Securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements, or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described with respect to mortgage-backed securities and to extension risk (the risk that an issuer of a security will make principal payments slower than anticipated by the investor, thus extending the securities’ duration). The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

Certificates for Automobile ReceivablesSM (“CARSSM”) represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing those contracts. Payments of principal and interest on the underlying contracts are passed through monthly to certificate holders and are guaranteed up to specified amounts by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. Underlying installment sales contracts are subject to prepayment, which may reduce the overall return to certificate holders. Certificate holders also may experience delays in payment or losses on CARSSM if the trust does not realize the full amounts due on underlying installment sales contracts because of unanticipated legal or administrative costs of enforcing the contracts; depreciation, damage, or loss of the vehicles securing the contracts; or other factors.

Credit card receivable securities are backed by receivables from revolving credit card agreements (“Accounts”). Credit balances on Accounts are generally paid down more rapidly than are automobile contracts. Most of the credit card receivable securities issued publicly to date have been pass-through certificates. In order to lengthen their maturity or duration, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder; principal payments received on the Accounts are used to fund the transfer of additional credit card charges made on the Accounts to the pool of assets supporting the securities. Usually, the initial fixed period may be shortened if specified events occur which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates. An issuer’s ability to extend the life of an issue of credit card receivable securities thus depends on the continued generation of principal amounts in the underlying Accounts and the non-occurrence of the specified events. The non-deductibility of consumer interest, as well as competitive and general economic factors, could adversely affect the rate at which new receivables are created in an Account and conveyed to an issuer, thereby shortening the expected weighted average life of the related security and reducing its yield. An acceleration in cardholders’ payment rates or any other event that shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related security could have a similar effect on its weighted average life and yield.
Credit cardholders are entitled to the protection of state and federal consumer credit laws. Many of those laws give a holder the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts. In addition, unlike the collateral for most other asset-backed securities, Accounts are unsecured obligations of the cardholder.
Variable or Floating Rate Securities; Demand and Put Features. Variable rate and floating rate securities provide for automatic adjustment of the interest rate at fixed intervals (e.g., daily, weekly, monthly, or semi-annually) or automatic adjustment of the interest rate whenever a specified interest rate or index changes. The interest rate on variable and floating rate securities (collectively, “Adjustable Rate Securities”) ordinarily is determined by reference to a particular bank’s prime rate, the 90-day Treasury Department Bill rate, the rate of return on commercial paper or bank CDs, an index of short-term tax-exempt rates or some other objective measure.
Adjustable Rate Securities frequently permit the holder to demand payment of the obligations’ principal and accrued interest at any time or at specified intervals not exceeding one year. The demand feature usually is backed by a credit instrument (e.g., a bank letter of credit) from a creditworthy issuer and sometimes by insurance from a creditworthy insurer. Without these credit enhancements, some Adjustable Rate Securities might not meet the Fund’s quality standards. Accordingly, in purchasing these securities, the Fund relies primarily on the creditworthiness of the credit instrument issuer or the insurer. The Fund can also buy fixed rate securities accompanied by a demand feature or by a put option, which permits the Fund to sell the security to the issuer or third party at a specified price. The Fund may rely on the creditworthiness of issuers of the credit enhancements in purchasing these securities.
Warrants and Rights. Warrants and rights may be acquired by the Fund in connection with other securities or separately.  Warrants are securities permitting, but not obligating, their holder to subscribe for other securities or commodities and provide the Fund with the right to purchase at a later date other securities of the issuer. Rights are similar to warrants but typically are issued by a company to existing holders of its stock and provide those holders the right to purchase additional shares of stock at a later date.  Rights also normally have a shorter duration than warrants.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. Warrants and rights may be more speculative than certain other types of investments and entail risks that are not associated with a similar investment in a traditional equity instrument. While warrants and rights are generally considered equity securities, because the value of a warrant or right is derived, at least in part, from the value of the underlying securities, they may be considered hybrid instruments that have features of both equity securities and derivative instruments.  However, there are characteristics of warrants and rights that differ from derivatives, including that the value of a warrant or right does not necessarily change with the value of the underlying securities. The purchase of warrants and rights involves the risk that the Fund could lose the purchase value of the warrants or rights if the right to subscribe to additional shares is not exercised prior to the warrants’ or rights’ expiration date because warrants and rights cease to have value if they are not exercised prior to their expiration date.  Also, the purchase of warrants and rights involves the risk that the effective price paid for the warrants or rights added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the price of the underlying security.  The market for warrants or rights may be very limited and it may be difficult to sell them promptly at an acceptable price.
Illiquid Securities.  Generally, an illiquid security is any investment that may not reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid securities may include unregistered or other restricted securities and repurchase agreements maturing in greater than seven days. Illiquid securities may also include commercial paper under section 4(2) of the 1933 Act, and Rule 144A securities (restricted securities that may be traded freely among qualified institutional buyers pursuant to an exemption from the registration requirements of the securities laws); these securities are considered illiquid unless the Manager determines they are liquid. Most such securities held by the Fund are deemed liquid. Generally, foreign securities freely tradable in their principal market are not considered restricted or illiquid, even if they are not registered in the United States. Illiquid securities may be difficult for the Fund to value or dispose of due to the absence of an active trading market. The sale of some illiquid securities by the Fund may be subject to legal restrictions, which could be costly to the Fund.

Repurchase Agreements. In a repurchase agreement, the Fund purchases securities from a bank that is a member of the Federal Reserve System, from a foreign bank or from a U.S. branch or agency of a foreign bank, or from a securities dealer that agrees to repurchase the securities from the Fund at a higher price on a designated future date.  Repurchase agreements generally are for a short period of time, usually less than a week. Costs, delays, or losses could result if the selling party to a repurchase agreement becomes bankrupt or otherwise defaults. The Manager monitors the creditworthiness of sellers.  If the Fund enters into a repurchase agreement subject to foreign law and the counter-party defaults, the Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law and may suffer delays and losses in disposing of the collateral as a result.
Policies and Limitations. Repurchase agreements with a maturity of more than seven days are considered to be illiquid securities. The Fund may enter into a repurchase agreement only if (1) the underlying securities are of a type that the Fund’s investment policies and limitations would allow it to purchase directly, (2) the market value of the underlying securities, including accrued interest, at all times equals or exceeds the repurchase price and (3) payment for the underlying securities is made only upon satisfactory evidence that the securities are being held for the Fund’s account by its custodian or a bank acting as the Fund’s agent.

Securities Loans.  The Fund may lend portfolio securities to banks, brokerage firms, and other institutional investors, provided that cash or equivalent collateral, initially equal to at least 102% (105% in the case of foreign securities) of the market value of the loaned securities, is maintained by the borrower with the Fund or with the Fund’s lending agent, who holds the collateral on the Fund’s behalf.  Thereafter, cash or equivalent collateral, equal to at least 100% of the market value of the loaned securities, is to be continuously maintained by the borrower with the Fund. The Fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower that has delivered equivalent collateral. During the time securities are on loan, the borrower will pay the Fund an amount equivalent to any dividends or interest paid on such securities. These loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower. The Fund does not have the right to vote on securities while they are on loan.  However, it is the Fund’s policy to attempt to terminate loans in time to vote those proxies that the Fund has determined are material to the interests of the Fund.  The Manager believes the risk of loss on these transactions is slight because if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially. The Fund may loan securities through third parties not affiliated with NBIA that would act as agent to lend securities to principal borrowers.
Policies and Limitations. The Fund may lend its securities with a value not exceeding 33-1/3% of its total assets to banks, brokerage firms or other institutional investors judged creditworthy by the Manager. Borrowers are required continuously to secure their obligations to return securities on loan from the Fund by depositing collateral in a form determined to be satisfactory by the Board. The collateral, which must be marked to market daily, must be equal to at least 102% (105% in the case of foreign securities) of the market value of the loaned securities, which will also be marked to market daily.

Restricted Securities and Rule 144A Securities.  The Fund may invest in “restricted securities,” which generally are securities that may be resold to the public only pursuant to an effective registration statement under the 1933 Act or an exemption from registration.  Regulation S under the 1933 Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the 1933 Act is an exemption that permits the resale of certain restricted securities to qualified institutional buyers.
Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors.  To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the 1933 Act.  However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.

Where an exemption from registration under the 1933 Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the 1933 Act.  In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the Fund Directors believe accurately reflects fair value.
Reverse Repurchase Agreements. In a reverse repurchase agreement, the Fund sells portfolio securities to another party and agrees to repurchase the securities at an agreed-upon price and date, which reflects an interest payment. Reverse repurchase agreements involve the risk that the other party will fail to return the securities in a timely manner, or at all, which may result in losses to the Fund. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of the securities. These events could also trigger adverse tax consequences to the Fund. Reverse repurchase agreements also involve the risk that the market value of the securities sold will decline below the price at which the Fund is obligated to repurchase them. Reverse repurchase agreements may be viewed as a form of borrowing by the Fund. When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. During the term of the agreement, the Fund may also be obligated to pledge additional cash and/or securities in the event of a decline in the fair value of the transferred security. The Manager monitors the creditworthiness of counterparties to reverse repurchase agreements. For the Fund’s policies and limitations on borrowing, see “Investment Objective, Policies and Limitations -- Borrowing” above.
Policies and Limitations. Rule 18f-4 under the 1940 Act, among other things, permits a fund to treat reverse repurchase transactions (and other similar financing transactions) either as borrowings (subject to the asset coverage requirements under the 1940 Act) or as “derivatives transactions” subject to the requirements of Rule 18f-4. Accordingly, any reverse repurchase agreements treated as a borrowing will be considered borrowings for purposes of the Fund’s investment policies and limitations concerning borrowings. Any reverse repurchase agreement treated as a derivatives transaction as defined in Rule 18f-4 under the 1940 Act will be subject to the requirements of that rule.

Foreign Securities. The Fund may invest in equity, debt, or other securities of foreign issuers and foreign branches of U.S. banks.  These securities may be U.S. dollar denominated  or denominated in or indexed to foreign currencies and may include (1) common and preferred stocks, (2) negotiable certificates of deposit (“CDs”), commercial paper, fixed time deposits, and bankers’ acceptances, (3) obligations of other corporations, and (4) obligations of foreign governments and their subdivisions, agencies, and instrumentalities, international agencies, and supranational entities. Foreign issuers are issuers organized and doing business principally outside the United States and include banks, non-U.S. governments, and quasi-governmental organizations. Investments in foreign securities involve sovereign and other risks, in addition to the credit and market risks normally associated with domestic securities. These risks include the possibility of adverse political and economic developments (including political or social instability, nationalization, expropriation, or confiscatory taxation); the potentially adverse effects of the unavailability of public information regarding issuers, less governmental supervision and regulation of financial markets, reduced liquidity of certain financial markets, and the lack of uniform accounting, auditing, and financial reporting standards or the application of standards that are different or less stringent than those applied in the United States; different laws and customs governing securities tracking; and possibly limited access to the courts to enforce the Fund’s rights as an investor.  It may be difficult to invoke legal process or to enforce contractual obligations abroad, and it may be especially difficult to sue a foreign government in the courts of that country.
Additionally, investing in foreign currency denominated securities involves the additional risks of (a) adverse changes in foreign exchange rates, (b) nationalization, expropriation, or confiscatory taxation, and (c) adverse changes in investment or exchange control regulations (which could prevent cash from being brought back to the United States). Additionally, dividends and interest payable on foreign securities (and gains realized on disposition thereof) may be subject to foreign taxes, including taxes withheld from those payments. Commissions on foreign securities exchanges are often at fixed rates and are generally higher than negotiated commissions on U.S. exchanges, although the Fund endeavors to achieve the most favorable net results on portfolio transactions.
Foreign securities often trade with less frequency and in less volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custody arrangements and transaction costs of foreign currency conversions.
Foreign markets also have different clearance and settlement procedures. In certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Fund are uninvested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Fund due to subsequent declines in value of the securities or, if the Fund has entered into a contract to sell the securities, could result in possible liability to the purchaser. The inability of the Fund to settle security purchases or sales due to settlement problems could cause the Fund to pay additional expenses, such as interest charges.
Securities of issuers traded on exchanges may be suspended, either by the issuers themselves, by an exchange or by government authorities. The likelihood of such suspensions may be higher for securities of issuers in emerging or less-developed market countries than in countries with more developed markets. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and instruments that reference the securities, such as participatory notes (or “P-notes”) or other derivative instruments, may be halted. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions or provide liquidity to investors may be compromised and the Fund could incur significant losses.
Interest rates prevailing in other countries may affect the prices of foreign securities and exchange rates for foreign currencies. Local factors, including the strength of the local economy, the demand for borrowing, the government’s fiscal and monetary policies, and the international balance of payments, often affect interest rates in other countries. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.
The Fund may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and International Depositary Receipts (“IDRs”). ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing its ownership of the underlying foreign securities. Most ADRs are denominated in U.S. dollars and are traded on a U.S. stock exchange. However, they are subject to the risk of fluctuation in the currency exchange rate if, as is often the case, the underlying securities are denominated in foreign currency. EDRs are receipts issued by a European bank evidencing its ownership of the underlying foreign securities and are often denominated in a foreign currency. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing its ownership of the underlying foreign securities and are often denominated in U.S. dollars. IDRs are receipts typically issued by a foreign bank or trust company evidencing its ownership of the underlying foreign securities.  Depositary receipts involve many of the same risks of investing directly in foreign securities, including currency risks and risks of foreign investing.
Issuers of the securities underlying sponsored depositary receipts, but not unsponsored depositary receipts, are contractually obligated to disclose material information in the United States. Therefore, the market value of unsponsored depositary receipts is less likely to reflect the effect of such information.
Securities of Issuers in Emerging Market Countries. The risks described above for foreign securities may be heightened in connection with investments in emerging market countries. Historically, the markets of emerging market countries have been more volatile than the markets of developed countries, reflecting the greater uncertainties of investing in less established markets and economies. In particular, emerging market countries may have less stable governments; may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets; and may have less protection of property rights than more developed countries. The economies of emerging market countries may be reliant on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from high and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
Policies and Limitations. To limit the risks inherent in investing in foreign currency denominated securities of foreign issuers traded outside of the U.S., the Fund may not purchase such securities if, as a result, more than 20% of its total assets (taken at market value) would be invested in such securities. Within those limitations, however, the Fund is not restricted in the amount it may invest in securities denominated in any one foreign currency.

Investments in securities of foreign issuers are subject to the Fund’s quality standards.

Commercial Paper.  Commercial paper is a short-term debt security issued by a corporation, bank, municipality, or other issuer, usually for purposes such as financing current operations. The Fund may invest in commercial paper that cannot be resold to the public without an effective registration statement under the 1933 Act. While some restricted commercial paper normally is deemed illiquid, the Manager may in certain cases determine that such paper is liquid.
Collateralized Loan Obligations. The Fund also may invest in collateralized loan obligations (“CLOs”), which are another type of asset-backed security.  A CLO is a trust or other special purpose entity that is comprised of or collateralized by a pool of loans, including domestic and non-U.S. senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.  The loans generate cash flow that is allocated among one or more classes of securities (“tranches”) that vary in risk and yield.  The most senior tranche has the best credit quality and the lowest yield compared to the other tranches.  The equity tranche has the highest potential yield but also has the greatest risk, as it bears the bulk of defaults from the underlying loans and helps to protect the more senior tranches from risk of these defaults.  However, despite the protection from the equity and other more junior tranches, more senior tranches can experience substantial losses due to actual defaults and decreased market value due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.
Normally, CLOs are privately offered and sold and are not registered under state or federal securities laws.  Therefore, investments in CLOs may be characterized by the Fund as illiquid securities; however, an active dealer market may exist for CLOs allowing a CLO to qualify for transactions pursuant to Rule 144A under the 1933 Act.  CLOs normally charge management fees and administrative expenses, which are in addition to those of the Fund.
The riskiness of investing in CLOs depends largely on the quality and type of the collateral loans and the tranche of the CLO in which the Fund invests.  In addition to the normal risks associated with fixed-income securities discussed elsewhere in this SAI and the Fund’s Prospectus (such as interest rate risk and credit risk), CLOs carry risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CLO tranches that are subordinate to other tranches; and (iv) the complex structure of the CLO may not be fully understood at the time of investment or may result in the quality of the underlying collateral not being fully understood and may produce disputes with the issuer or unexpected investment results.  In addition, interest on certain tranches of a CLO may be paid in-kind (meaning that unpaid interest is effectively added to principal), which involves continued exposure to default risk with respect to such payments.  Certain CLOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, but such enhancement may not always be present and may fail to protect the Fund against the risk of loss due to defaults on the collateral.  Certain CLOs may not hold loans directly, but rather, use derivatives such as swaps to create “synthetic” exposure to the collateral pool of loans.  Such CLOs entail the risks of derivative instruments described elsewhere in this SAI.
Banking and Savings Institution Securities.  These include CDs, time deposits, bankers’ acceptances, and other short-term and long-term debt obligations issued by commercial banks and savings institutions. The CDs, time deposits, and bankers’ acceptances in which the Fund invest typically are not covered by deposit insurance.

A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers’ acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks that are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Deposit notes are notes issued by commercial banks that generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.
Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital, which can fluctuate significantly when interest rates change. Also, general economic conditions, consolidation and competition among banking and savings institutions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.
In response to the 2008 financial turmoil, the U.S. Government is taking a variety of measures to increase the regulation of depository institutions and their holding companies.  On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which significantly impacts the financial services industry, including more stringent regulation of depository institutions and their holding companies.  Federal regulatory agencies are in the process of developing regulations to implement many of the Dodd-Frank Act’s provisions, so the full impact and compliance burden on the operations and profitability of depository institutions and their holding companies is not yet clear and will not likely be clear for years to come.  Based on the provisions of the Dodd-Frank Act and anticipated implementing regulations, depository institutions and their holding companies are likely to be subject to significantly increased regulatory and compliance obligations.  Accordingly, investments in bank paper may not yield expected returns because the increased regulation may significantly curtail the operations and profitability of depository institutions and their holding companies.

Zero Coupon Securities, Step Coupon Securities, Pay-in-Kind Securities and Discount Obligations. The Fund may invest in zero coupon securities, step coupon securities and pay-in-kind securities. Zero coupon securities and step coupon securities are debt obligations that are issued and traded at a discount from their face amount or par value (known as “original issue discount” or “OID”) and do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. The Fund may also acquire certain debt securities at a discount. These discount obligations involve special risk considerations. OID varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer.
Zero coupon securities and step coupon securities are redeemed at face value when they mature. Accrued OID must be included in the Fund’s gross income for federal tax purposes ratably each taxable year prior to the receipt of any actual payments. Pay-in-kind securities pay “interest” through the issuance of additional securities.

Because the Fund must distribute substantially all of its net investment income (including non-cash income attributable to OID and “interest” on pay-in-kind securities) and net realized gains to its stockholders each taxable year to continue to qualify for treatment as a RIC and to minimize or avoid payment of federal income and excise taxes, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy the distribution requirements. See “Tax Matters – Taxation of the Fund.”
The market prices of zero coupon securities, step coupon securities, pay-in-kind securities and discount obligations generally are more volatile than the prices of securities that pay cash interest periodically. Those securities and obligations are likely to respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality.
Convertible Securities. A convertible security is a bond, debenture, note, preferred stock, or other security or debt obligation that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities generally have features of, and risks associated with, both equity and fixed income instruments. As such, the value of most convertible securities will vary with changes in the price of, and will be subject to the risks associated with, the underlying common stock.  Additionally, convertible securities are also subject to the risk that the issuer may not be able to pay principal or interest when due and the value of the convertible security may change based on the issuer’s credit rating.
A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities and other senior debt obligations of the issuer, but rank senior to common stock in a company’s capital structure. The value of a convertible security is a function of (1) its yield in comparison to the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth if converted into the underlying common stock.
The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt may not. Convertible securities may be issued by smaller capitalization companies whose stock prices may be more volatile than larger capitalization companies. A convertible security may have a mandatory conversion feature or a call feature that subjects it to redemption at the option of the issuer at a price established in the security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.
Inflation-Indexed Securities.  Inflation-indexed bonds are fixed income securities whose principal value or coupon (interest payment) is periodically adjusted according to the rate of inflation. The Fund may invest in inflation-indexed securities issued in any country. Two structures are common. The Treasury Department and some other issuers use a structure that accrues inflation into the principal value of the bond. Other issuers pay out the index based accruals as part of a semiannual coupon. The Fund may invest in Treasury Department securities the principal value of which is adjusted daily in accordance with changes to the Consumer Price Index. Such securities are backed by the full faith and credit of the U.S. Government. Interest is calculated on the basis of the current adjusted principal value. The principal value of inflation-indexed securities declines in periods of deflation, but holders at maturity receive no less than par. If inflation is lower than expected during the period the Fund holds the security, the Fund may earn less on it than on a conventional bond.

The Fund may invest in Treasury Department inflation-indexed securities, formerly called “U.S. Treasury Inflation Protected Securities” (“U.S. TIPS”), which are backed by the full faith and credit of the U.S. Government.  The periodic adjustment of U.S. TIPS is currently tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is calculated by the Bureau of Labor Statistics (BLS), which is part of the Labor Department. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a non-U.S. government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any non-U.S. inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, there can be no assurance that the rate of inflation in a non-U.S. country will be correlated to the rate of inflation in the United States. The three-month lag in calculating the CPI-U for purposes of adjusting the principal value of U.S. TIPS may give rise to risks under certain circumstances.

Interest is calculated on the basis of the current adjusted principal value. The principal value of inflation-indexed securities declines in periods of deflation, but holders at maturity receive no less than par.  However, if the Fund purchases inflation-indexed securities in the secondary market whose principal values have been adjusted upward due to inflation since issuance, the Fund may experience a loss if there is a subsequent period of deflation.  If inflation is lower than expected during the period the Fund holds the security, the Fund may earn less on it than on a conventional bond. The Fund may also invest in other inflation-related bonds which may or may not provide a guarantee of principal. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.

Because the coupon rate on inflation-indexed securities is lower than fixed-rate Treasury Department securities, the CPI-U would have to rise at least to the amount of the difference between the coupon rate of the fixed-rate Treasury Department issues and the coupon rate of the inflation-indexed securities, assuming all other factors are equal, in order for such securities to match the performance of the fixed-rate Treasury Department securities. Inflation-indexed securities are expected to react primarily to changes in the “real” interest rate (i.e., the nominal (or stated) rate less the rate of inflation), while a typical bond reacts to changes in the nominal interest rate. Accordingly, inflation-indexed securities have characteristics of fixed-rate Treasury Department securities having a shorter duration. Changes in market interest rates from causes other than inflation will likely affect the market prices of inflation-indexed securities in the same manner as conventional bonds.

Any increase in the principal value of an inflation-indexed security is taxable in the year the increase occurs, even though its holders do not receive cash representing the increase until the security matures. Because the Fund must distribute substantially all of its net investment income (including non-cash income attributable to those principal value increases) and net realized gains to its stockholders each taxable year to continue to qualify for treatment as a RIC and to minimize or avoid payment of federal income and excise taxes, the Fund may have to dispose of other investments under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements.

The Treasury Department began issuing inflation-indexed bonds in 1997. Certain non-U.S. governments, such as the United Kingdom, Canada and Australia, have a longer history of issuing inflation-indexed bonds, and there may be a more liquid market in certain of these countries for these securities.

Swap Agreements. The Fund may enter into swap agreements to manage or gain exposure to particular types of investments (including commodities, equity securities, interest rates or indices of equity securities in which the Fund otherwise could not invest efficiently).

Swap agreements historically have been individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Swap agreements are two party contracts entered into primarily by institutional investors. Swap agreements can vary in term like other fixed-income investments. Most swap agreements are currently traded over-the-counter. In a standard “swap” transaction, two parties agree to exchange one or more payments based, for example, on the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments (such as securities, indices, or other financial or economic interests). The gross payments to be exchanged (or “swapped”) between the parties are calculated with respect to a notional amount, which is the predetermined dollar principal of the trade representing the hypothetical underlying quantity upon which payment obligations are computed. If a swap agreement provides for payment in different currencies, the parties may agree to exchange the principal amount. A swap also includes an instrument that is dependent on the occurrence, nonoccurrence or the extent of the occurrence of an event or contingency associated with a potential financial, economic or commercial consequence, such as a credit default swap.
Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Fund’s investments and its share price and yield.  Swap agreements are subject to liquidity risk, meaning that the Fund may be unable to sell a swap agreement to a third party at a favorable price.  Swap agreements may involve leverage and may be highly volatile; depending on how they are used, they may have a considerable impact on the Fund’s performance. The risks of swap agreements depend upon the Fund’s ability to terminate its swap agreements or reduce its exposure through offsetting transactions. Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks, bonds, and other traditional investments.
Some swaps currently are, and more in the future will be, centrally cleared. Swaps that are centrally cleared are subject to the creditworthiness of the clearing organization involved in the transaction.  For example, an investor could lose margin payments it has deposited with its futures commission merchant as well as the net amount of gains not yet paid by the clearing organization if the clearing organization becomes insolvent or goes into bankruptcy. In the event of bankruptcy of the clearing organization, the investor may be entitled to the net amount of gains the investor is entitled to receive plus the return of margin owed to it only in proportion to the amount received by the clearing organization’s other customers, potentially resulting in losses to the investor.
To the extent a swap is not centrally cleared, the use of a swap involves the risk that a loss may be sustained as a result of the insolvency or bankruptcy of the counterparty or the failure of the counterparty to make required payments or otherwise comply with the terms of the agreement. If a counterparty’s creditworthiness declines, the value of the swap might decline, potentially resulting in losses to the Fund. Changing conditions in a particular market area, whether or not directly related to the referenced assets that underlie the swap agreement, may have an adverse impact on the creditworthiness of the counterparty. If a default occurs by the counterparty to such a transaction, the Fund may have contractual remedies pursuant to the agreements related to the transaction.
The regulation of the U.S. and non-U.S. swaps markets has undergone substantial change in recent years. Although the CFTC released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, many of the provisions of Dodd-Frank Act are subject to further final rule making or phase-in periods, and thus their ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in swap transactions (for example, by making certain types of swaps no longer available to the Fund) and/or increase the costs of such swap transactions (for example, by increasing margin or capital requirements), and the Fund might be unable to fully execute its investment strategies as a result. Limits or restrictions applicable to the counterparties with which the Fund engages in swaps also could prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investment.
Regulations adopted by the CFTC, SEC and banking regulators may require the Fund to post margin on OTC swaps, and exchanges will set minimum margin requirements for exchange-traded and cleared swaps. The prudential regulators issued final rules that will require banks subject to their supervision to exchange variation and initial margin in respect of their obligations arising under OTC swap agreements.  The CFTC adopted similar rules that apply to CFTC-registered swap dealers that are not banks.  Such rules generally require the Fund to segregate additional assets in order to meet the new variation and initial margin requirements when they enter into OTC swap agreements.  The European Supervisory Authorities (“ESA”), various national regulators in Europe, the Australian Securities & Investment Commission, the Japanese Financial Services Agency and the Canadian Office of the Superintendent of Financial Institutions adopted rules and regulations that are similar to that of the Federal Reserve. The variation margin requirements are now effective and the initial margin requirements are being phased-in through 2022 based on average daily aggregate notional amount of covered swaps between swap dealers and swap entities. Due to these regulations, the Fund could be required to engage in greater documentation and recordkeeping with respect to swap agreements.
Separately, on December 8, 2020, the CFTC adopted regulations allowing investment advisers for registered investment companies and other institutional investors to apply a minimum transfer amount (“MTA”) of variation margin based upon the separately managed investment account or sleeve (“Sleeve”) that the adviser is responsible for, rather than having to calculate the MTA across all accounts of the investor. An investment manager must abide by the following conditions: (1) any such swaps are entered into with the swap dealer by an asset manager on behalf of a Sleeve owned by the legal entity pursuant to authority granted under an investment management agreement; (2) the swaps of such Sleeve are subject to a master netting agreement that does not permit netting of initial or variation margin obligations across Sleeves of the legal entity that have swaps outstanding with the swap dealer; and (3) the swap dealer applies an MTA no greater than $50,000 to the initial and variation margin collection and posting obligations required of such Sleeve.  As of the date of this SAI, the banking regulators have not provided similar relief, although swaps dealers subject to a banking regulator are expected to act in a manner consistent with the relief provided by the CFTC.
Regulations adopted by the prudential regulators require certain banks to include in a range of financial contracts, including swap agreements, terms delaying or restricting default, termination and other rights in the event that the bank and/or its affiliates become subject to certain types of resolution or insolvency proceedings. The regulations could limit the Fund’s ability to exercise a range of cross-default rights if its counterparty, or an affiliate of the counterparty, is subject to bankruptcy or similar proceedings. Such regulations could further negatively impact the Fund’s use of swaps.
Swap agreements can take many different forms and are known by a variety of names including, but not limited to, interest rate swaps, mortgage swaps, total return swaps, inflation swaps, asset swaps (where parties exchange assets, typically a debt security), currency swaps, equity swaps, credit default swaps, commodity-linked swaps, and contracts for differences. The Fund may also write (sell) and purchase options on swaps (swaptions).

Interest Rate Swaps, Mortgage Swaps, and Interest Rate “Caps,” “Floors,” and “Collars.” In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating rate on a specified amount in exchange for payments equal to a fixed rate, or a different floating rate, on the same amount for a specified period. Mortgage swap agreements are similar to interest rate swap agreements, except the notional principal amount is tied to a reference pool of mortgages or index of mortgages.  In an interest rate cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed level. An interest rate collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed range.

Among other techniques, the Fund may use interest rate swaps to offset declines in the value of fixed income securities held by the Fund.  In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty to pay a floating rate multiplied by the same notional amount. If long-term interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value; if interest rates fall, the Fund would likely lose money on the swap transaction. The Fund may also enter into constant maturity swaps, which are a variation of the typical interest rate swap. Constant maturity swaps are exposed to changes in long-term interest rate movements.

Total Return Swaps.  The Fund may enter into total return swaps (“TRS”) to obtain exposure to a security or market without owning or taking physical custody of such security or market.  The Fund may be either a total return receiver or a total return payer. Generally, the total return payer sells to the total return receiver an amount equal to all cash flows and price appreciation on a defined security or asset payable at periodic times during the swap term (i.e., credit risk) in return for a periodic payment from the total return receiver based on a designated index (e.g., the London Interbank Offered Rate, known as LIBOR or the Secured Overnight Financing Rate, known as SOFR) and spread, plus the amount of any price depreciation on the reference security or asset. The total return payer does not need to own the underlying security or asset to enter into a total return swap. The final payment at the end of the swap term includes final settlement of the current market price of the underlying reference security or asset, and payment by the applicable party for any appreciation or depreciation in value. Usually, collateral must be posted by the total return receiver to secure the periodic interest-based and market price depreciation payments depending on the credit quality of the underlying reference security and creditworthiness of the total return receiver, and the collateral amount is marked-to-market daily equal to the market price of the underlying reference security or asset between periodic payment dates.

TRS may effectively add leverage to the Fund’s portfolio because, in addition to its net assets, the Fund would be subject to investment exposure on the notional amount of the swap.  If the Fund is the total return receiver in a TRS, then the credit risk for an underlying asset is transferred to the Fund in exchange for its receipt of the return (appreciation) on that asset. If the Fund is the total return payer, it is hedging the downside risk of an underlying asset but it is obligated to pay the amount of any appreciation on that asset.

Inflation Swaps. In an inflation swap, one party agrees to pay the cumulative percentage increase in a price index, such as the Consumer Price Index, over the term of the swap (with some lag on the referenced inflation index) and the other party agrees to pay a compounded fixed rate. Inflation swaps may be used to protect the Fund’s NAV against an unexpected change in the rate of inflation measured by an inflation index.
Currency Swaps.  A currency swap involves the exchange by the Fund and another party of the cash flows on a notional amount of two or more currencies based on the relative value differential among them, such as exchanging a right to receive a payment in foreign currency for the right to receive U.S. dollars.  The Fund may enter into currency swaps (where the parties exchange their respective rights to make or receive payments in specified currencies). Currency swap agreements may be entered into on a net basis or may involve the delivery of the entire principal value of one designated currency in exchange for the entire principal value of another designated currency. In such cases, the entire principal value of a currency swap is subject to the risk that the counterparty will default on its contractual delivery obligations.

Equity Swaps. Equity swaps are contracts that allow one party to exchange the returns, including any dividend income, on an equity security or group of equity securities for another payment stream.  Under an equity swap, payments may be made at the conclusion of the equity swap or periodically during its term.  The Fund may enter into equity swaps.  An equity swap may be used to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous.   Furthermore, equity swaps may be illiquid and the Fund may be unable to terminate its obligations when desired.  In addition, the value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates.

Credit Default Swaps. In a credit default swap, the credit default protection buyer makes periodic payments, known as premiums, to the credit default protection seller. In return, the credit default protection seller will make a payment to the credit default protection buyer upon the occurrence of a specified credit event. A credit default swap can refer to a single issuer or asset, a basket of issuers or assets or index of assets, each known as the reference entity or underlying asset. The Fund may act as either the buyer or the seller of a credit default swap. The Fund may buy or sell credit default protection on a basket of issuers or assets, even if a number of the underlying assets referenced in the basket are lower-quality debt securities. In an unhedged credit default swap, the Fund buys credit default protection on a single issuer or asset, a basket of issuers or assets or index of assets without owning the underlying asset or debt issued by the reference entity. Credit default swaps involve greater and different risks than investing directly in the referenced asset, because, in addition to market risk, credit default swaps include liquidity, counterparty and operational risk.

Credit default swaps allow the Fund to acquire or reduce credit exposure to a particular issuer, asset or basket of assets. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. If the Fund is the credit default protection seller, the Fund will experience a loss if a credit event occurs and the credit of the reference entity or underlying asset has deteriorated. If the Fund is the credit default protection buyer, the Fund will be required to pay premiums to the credit default protection seller. In the case of a physically settled credit default swap in which the Fund is the protection seller, the Fund must be prepared to pay par for and take possession of debt of a defaulted issuer delivered to the Fund by the credit default protection buyer. Any loss would be offset by the premium payments the Fund receives as the seller of credit default protection.

Commodity-Linked Swaps.  Commodity-linked swaps are two party contracts in which the parties agree to exchange the return or interest rate on one instrument for the return of a particular commodity, commodity index or commodity futures or options contract. The payment streams are calculated by reference to an agreed upon notional amount. A one-period swap contract operates in a manner similar to a forward or futures contract because there is an agreement to swap a commodity for cash at only one forward date. The Fund may engage in swap transactions that have more than one period and therefore more than one exchange of payments. The Fund may invest in total return commodity swaps to gain exposure to the overall commodity markets. In a total return commodity swap, the Fund will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If a commodity swap is for one period, the Fund will pay a fixed fee, established at the outset of the swap.  However, if the term of a commodity swap is more than one period, with interim swap payments, the Fund will pay an adjustable or floating fee. With “floating” rate, the fee is pegged to a base rate such as LIBOR or SOFR, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Fund may be required to pay a higher fee at each swap reset date.
Dollar Rolls. In a “dollar roll,” the Fund sells securities for delivery in the current month and simultaneously agrees to repurchase substantially similar (i.e., same type and coupon) securities on a specified future date from the same party. During the period before the repurchase, the Fund forgoes principal and interest payments on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”), as well as by the interest earned on the cash proceeds of the initial sale. Dollar rolls may increase fluctuations in the Fund’s NAV and may be viewed as a form of leverage. A “covered roll” is a specific type of dollar roll in which the Fund holds an offsetting cash position or a cash-equivalent securities position that matures on or before the forward settlement date of the dollar roll transaction. There is a risk that the counterparty will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund. The Manager monitors the creditworthiness of counterparties to dollar rolls.
Policies and Limitations. Dollar rolls are considered borrowings for purposes of the Fund’s investment policies and limitations concerning borrowings.

Securities of Other Investment Companies.  As indicated above, investments by the Fund in shares of other investment companies are subject to the limitations of the 1940 Act and the rules and regulations thereunder. However, pursuant to Rule 12d1-4, the Fund is permitted to invest in shares of certain investment companies beyond the limits contained in the 1940 Act and the rules and regulations thereunder if the Fund complies with the adopted framework for fund of funds arrangements under the rule.  The Fund may invest in the securities of other investment companies, including open-end management companies, closed-end management companies (including business development companies (“BDCs”)) and unit investment trusts, that are consistent with its investment objective and policies. Such an investment may be the most practical or only manner in which the Fund can invest in certain asset classes or participate in certain markets, such as foreign markets, because of the expenses involved or because other vehicles for investing in those markets may not be available at the time the Fund is ready to make an investment.  When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities.  In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses.  Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and may appear as a separate line item in the Fund’s Prospectus fee table. For certain investment companies, such as BDCs, these expenses may be significant. The 1940 Act imposes certain restraints upon the operations of a BDC. For example, BDCs are required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. As a result, BDCs generally invest in less mature private companies, which involve greater risk than well-established, publicly-traded companies. In addition, the shares of closed-end management companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from, the value of such issuer’s portfolio securities. Historically, shares of closed-end funds, including BDCs, have frequently traded at a discount to their NAV, which discounts have, on occasion, been substantial and lasted for sustained periods of time.

Certain money market funds that operate in accordance with Rule 2a-7 under the 1940 Act float their NAV while others seek to preserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in the Fund seeking to maintain a stable NAV per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee).
Policies and Limitations. For cash management purposes, the Fund may invest an unlimited amount of its uninvested cash and cash collateral received in connection with securities lending in shares of money market funds and unregistered funds that operate in compliance with Rule 2a-7 under the 1940 Act, whether or not advised by the Manager or an affiliate, under specified conditions.  See “Cash Management and Temporary Defensive Positions.”

Otherwise, the Fund’s investment in securities of other investment companies is generally limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund’s total assets with respect to any one investment company and (iii) 10% of the Fund’s total assets in all investment companies in the aggregate.

Effective January 19, 2022, the SEC rescinded related fund of funds exemptive orders, certain no-action letters related to fund of funds investments, and Rule 12d1-2 under the 1940 Act.  As of that date, fund of funds arrangements must comply with the provisions of the 1940 Act, Rule 12d1-4, or another rule.  Pursuant to Rule 12d1-4, the Fund is permitted to exceed the limits of Section 12 of the 1940 Act if the Fund complies with Rule 12d1-4’s conditions, which contain elements from the SEC’s prior exemptive orders permitting fund of funds arrangements, including (i) limits on control and voting; (ii) required evaluations and findings; (iii) required fund of funds investment agreements; and (iv) limits on complex structures.

Futures Contracts, Options on Futures Contracts, Options on Securities and Indices, Forward Currency Contracts, Options on Foreign Currencies, and Swap Agreements (collectively, “Financial Instruments”). Financial Instruments are instruments whose value is dependent upon the value of an underlying asset or assets, which may include stocks, bonds, commodities, interest rates, currency exchange rates, or related indices.  As described below, Financial Instruments may be used for "hedging" purposes, meaning that they may be used in an effort to offset a decline in value in the Fund’s other investments, which could result from changes in interest rates, market prices, currency fluctuations, or other market factors.  Financial Instruments may also be used for non-hedging purposes in an effort to implement a cash management strategy, to enhance income or gain, to manage or adjust the risk profile of the Fund or the risk of individual positions, to gain exposure more efficiently than through a direct purchase of the underlying security, or to gain exposure to securities, markets, sectors or geographical areas.
The Dodd-Frank Act requires the SEC and the Commodity Futures Trading Commission (“CFTC”) to establish new regulations with respect to derivatives defined as security-based swaps (e.g., derivatives based on an equity or a narrowly based equity index) and swaps (e.g., derivatives based on a broad-based index or commodity), respectively, and the markets in which these instruments trade. In addition, it subjected all security-based swaps and swaps to SEC and CFTC jurisdiction, respectively.

Rule 18f-4 under the 1940 Act regulates the use of derivatives transactions as defined by that rule for certain funds registered under the 1940 Act (“Rule 18f-4”). Due to the way derivatives transactions are defined by Rule 18f-4, it includes transactions traditionally characterized as derivatives as well as certain transactions that have not been traditionally characterized as derivatives. Unless the Fund qualifies as a “limited derivatives user” as defined in Rule 18f-4, the rule, among other things, requires the Fund to establish a derivatives risk management program, comply with certain value-at-risk (“VAR”) based leverage limits, appoint a derivatives risk manager and provide additional disclosure both publicly and to the SEC regarding its derivatives positions.  Rule 18f-4 provides an exception for limited derivatives users, which Rule 18f-4 defines as any fund that limits its derivatives exposure to 10% of its net assets, excluding certain currency and interest rate hedging transactions. Limited derivatives users are exempt from Rule 18f-4’s requirements to comply with VaR-based limits, appoint a derivatives risk manager, and adopt a derivatives risk management program. A limited derivatives user must still adopt and implement policies and procedures reasonably designed to manage its derivatives risk.
Futures Contracts and Options on Futures Contracts. The Fund may purchase and sell futures contracts (sometimes referred to as “futures”) and options thereon for hedging purposes (i.e., to attempt to offset against changes in the prices of securities or, in the case of foreign currency futures and options thereon, to attempt to offset against changes in prevailing currency exchange rates) or non-hedging purposes.
A “purchase” of a futures contract (or entering into a “long” futures position) entails the buyer’s assumption of a contractual obligation to take delivery of the instrument underlying the contract at a specified price at a specified future time. A “sale” of a futures contract (or entering into a

“short” futures position) entails the seller’s assumption of a contractual obligation to make delivery of the instrument underlying the contract at a specified price at a specified future time.

The value of a futures contract tends to increase or decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Fund’s exposure to positive and negative price fluctuations in the underlying instrument, much as if the Fund had purchased the underlying instrument directly. The Fund may purchase futures contracts to fix what the Manager believes to be a favorable price for securities the Fund intends to purchase. When the Fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market for the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the Fund had sold the underlying instrument. The Fund may sell futures contracts to offset a possible decline in the value of its portfolio securities. In addition, the Fund may purchase or sell futures contracts with a greater or lesser value than the securities it wishes to hedge to attempt to compensate for anticipated differences in volatility between positions the Fund may wish to hedge and the standardized futures contracts available to it, although this may not be successful in all cases.  Further, a loss incurred on a particular transaction being used as a hedge does not mean that it failed to achieve its objective, if the goal was to prevent a worse loss that may have resulted had a particular securities or cash market investment suffered a substantial loss and there were no offsetting hedge.

Certain futures, including index futures and futures not calling for the physical delivery or acquisition of the instrument underlying the contract, are settled on a net cash payment basis rather than by the delivery of the underlying instrument.  In addition, although futures contracts by their terms may call for the physical delivery or acquisition of the instrument underlying the contract, in most cases the contractual obligation is extinguished by being closed out before the expiration of the contract. A futures position is closed out by buying (to close out an earlier sale) or selling (to close out an earlier purchase) an identical futures contract calling for delivery in the same month. This may result in a profit or loss. While futures contracts entered into by the Fund will usually be liquidated in this manner, the Fund may instead make or take delivery of the underlying instrument or utilize the cash settlement process whenever it appears economically advantageous for it to do so.

Because the futures markets may be more liquid than the cash markets, the use of futures contracts permits the Fund to enhance portfolio liquidity and maintain a defensive position without having to sell portfolio securities. For example, (i) futures contracts on single stocks, interest rates and indices (including on narrow-based indices) and options thereon may be used as a maturity or duration management device and/or a device to reduce risk or preserve total return in an adverse environment for the hedged securities, and (ii) foreign currency futures and options thereon may be used as a means of establishing more definitely the effective return on, or the purchase price of, securities denominated in foreign currencies that are held or intended to be acquired by the Fund.

For purposes of managing cash flow, the Fund may use futures and options thereon to increase its exposure to the performance of a recognized securities index.

With respect to currency futures, the Fund may sell a currency futures contract or a call option thereon, or may purchase a put option on a currency futures contract, if the Manager anticipates that exchange rates for a particular currency will fall. Such a transaction will be used as a hedge (or, in the case of a sale of a call option, a partial hedge) against a decrease in the value of portfolio securities denominated in that currency. If the Manager anticipates that exchange rates for a particular currency will rise, the Fund may purchase a currency futures contract or a call option thereon to protect against an increase in the price of securities that are denominated in that currency and that the Fund intends to purchase. The Fund also may purchase a currency futures contract or a call option thereon for non-hedging purposes when the Manager anticipates that a particular currency will appreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Fund’s investment portfolio.

“Initial Margin” with respect to a futures contract is the amount of assets that must be deposited by the Fund with, or for the benefit of, a futures commission merchant or broker in order to initiate the Fund’s futures positions.  Initial margin is the margin deposit made by the Fund when it enters into a futures contract; it is intended to assure performance of the contract by the Fund. If the value of the Fund’s futures account declines by a specified amount, the Fund will receive a margin call and be required to post assets sufficient to restore the equity in the account to the initial margin level.  (This is sometimes referred to as “variation margin;” technically, variation margin refers to daily payments that a clearing member firm is required to pay to the clearing organization based upon marking to market of the firm’s portfolio.)  However, if favorable price changes in the futures account cause the margin deposit to exceed the required initial margin level, the excess margin may be transferred to the Fund. The futures commission merchant or clearing member firm through which the Fund enters into and clears futures contracts may require a margin deposit in excess of exchange minimum requirements based upon its assessment of the Fund’s creditworthiness.  In computing its NAV, the Fund will mark to market the value of its open futures positions.  The Fund also must make margin deposits with respect to options on futures that it has written (but not with respect to options on futures that it has purchased, if the Fund has paid the required premium in full at the outset). If the futures commission merchant or broker holding the margin deposit or premium goes bankrupt, the Fund could suffer a delay in recovering excess margin or other funds and could ultimately suffer a loss.

Because of the low margin deposits required, futures trading involves an extremely high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the investor. Losses that may arise from certain futures transactions are potentially unlimited, and may exceed initial margin deposits as well as deposits made in response to subsequent margin calls.

The Fund may enter into futures contracts and options thereon that are traded on exchanges regulated by the CFTC or on non-U.S. exchanges. U.S. futures contracts are traded on exchanges that have been designated as “contract markets” by the CFTC; futures transactions must be executed through a futures commission merchant that is a member of the relevant contract market.  Futures executed on regulated futures exchanges have minimal counterparty risk to the Fund because the exchange’s clearing organization assumes the position of the counterparty in each transaction. Thus, the Fund is exposed to risk only in connection with the clearing organization and not in connection with the original counterparty to the transaction.  However, if a futures customer defaults on a futures contract and the futures commission merchant carrying that customer’s account cannot cover the defaulting customer’s obligations on its futures contracts, the clearing organization may use any or all of the collateral in the futures commission merchant’s customer omnibus account — including the assets of the futures commission merchant’s other customers, such as the Fund — to meet the defaulting customer’s obligations.  This is sometimes referred to as "fellow customer risk."  Trading on non-U.S. exchanges is subject to the legal requirements of the jurisdiction in which the exchange is located and to the rules of such exchange, and may not involve a clearing mechanism and related guarantees. Funds deposited in connection with such trading may also be subject to the bankruptcy laws of such other jurisdiction, which may result in a delay in recovering such funds in a bankruptcy and could ultimately result in a loss.

An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in the contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume a short futures position (if the option is a call) or a long futures position (if the option is a put). Upon exercise of the option, the accumulated cash balance in the writer’s futures margin account is delivered to the holder of the option. That balance represents the amount by which the market price of the futures contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option. Options on futures have characteristics and risks similar to those of securities options, as discussed herein.

Although the Fund believes that the use of futures contracts and options may benefit it, if the Manager’s judgment about the general direction of the markets or about interest rate or currency exchange rate trends is incorrect, the Fund’s overall return would be lower than if it had not entered into any such contracts. The prices of futures contracts and options are volatile and are influenced by, among other things, actual and anticipated changes in interest or currency exchange rates, which in turn are affected by fiscal and monetary policies and by national and international political and economic events. At best, the correlation between changes in prices of futures contracts or options and of securities being hedged can be only approximate due to differences between the futures and securities markets or differences between the securities or currencies underlying the Fund’s futures or options position and the securities held by or to be purchased for the Fund. The currency futures or options market may be dominated by short-term traders seeking to profit from changes in exchange rates. This would reduce the value of such contracts used for hedging purposes over a short-term period. Such distortions are generally minor and would diminish as the contract approaches maturity.

Under certain circumstances, futures exchanges may limit the amount of fluctuation in the price of a futures contract or option thereon during a single trading day; once the daily limit has been reached, no trades may be made on that day at a price beyond that limit.  Daily limits govern only price movements during a particular trading day, however; they do not limit potential losses.  In fact, a daily limit may increase the risk of loss, because prices can move to the daily limit for several consecutive trading days with little or no trading, thereby preventing liquidation of unfavorable futures and options positions and subjecting traders to substantial losses.  If this were to happen with respect to a position held by the Fund, it could (depending on the size of the position) have an adverse impact on the Fund’s NAV.  In addition, the Fund would continue to be subject to margin calls and might be required to maintain the position being hedged by the futures contract or option thereon or to maintain cash or securities in a collateral account.

Many electronic trading facilities that support futures trading are supported by computer-based component systems for the order, routing, execution, matching, registration or clearing of trades.  The Fund’s ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house or member firms.
Policies and Limitations. The Fund may purchase and sell futures contracts and options thereon in an attempt to hedge against changes in the prices of securities or, in the case of foreign currency futures and options thereon, to hedge against prevailing currency exchange rates. The Fund will not engage in transactions in futures and options on futures for speculation.

Call Options on Securities. The Fund may write (sell) covered call options and purchase call options on securities for hedging purposes (i.e., to attempt to reduce, at least in part, the effect on the Fund’s NAV of price fluctuations of securities held by the Fund) or non-hedging purposes. When writing call options, the Fund writes only “covered” call options. A call option is “covered” if the Fund simultaneously holds an equivalent position in the security underlying the option. Portfolio securities on which the Fund may write and purchase call options are purchased solely on the basis of investment considerations consistent with the Fund’s investment objective.
When the Fund writes a call option, it is obligated to sell a security to a purchaser at a specified price at any time until a certain date if the purchaser decides to exercise the option. The Fund will receive a premium for writing a call option. So long as the obligation of the call option continues the Fund may be assigned an exercise notice, requiring it to deliver the underlying security against payment of the exercise price. The Fund may be obligated to deliver securities underlying an option at less than the market price.

The writing of covered call options is a conservative investment technique that is believed to involve relatively little risk (in contrast to the writing of “naked” or uncovered call options, which the Fund will not do), but is capable of enhancing the Fund’s total return. When writing a covered call option, the Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but retains the risk of loss should the price of the security decline.

If a call option that the Fund has written expires unexercised, the Fund will realize a gain in the amount of the premium; however, that gain may be offset by a decline in the market value of the underlying security during the option period. If a call option that the Fund has written is exercised, the Fund will realize a gain or loss from the sale of the underlying security.

When the Fund purchases a call option, it pays a premium to the writer for the right to purchase a security from the writer for a specified amount at any time until a certain date.  The Fund generally would purchase a call option to offset a previously written call option or to protect itself against an increase in the price of a security it intends to purchase.

Policies and Limitations. The Fund may write covered call options and may purchase call options on securities. The Fund may also write covered call options and may purchase call options in related closing transactions. The Fund writes only “covered” call options on securities it owns (in contrast to the writing of “naked” or uncovered call options, which the Fund will not do).

The Fund would purchase a call option to offset a previously written call option.  The Fund also may purchase a call option to protect against an increase in the price of the securities it intends to purchase.

Put Options on Securities. The Fund may write (sell) and purchase put options on securities for hedging purposes (i.e., to attempt to reduce, at least in part, the effect on the Fund’s NAV of price fluctuations of securities held by the Fund) or non-hedging purposes. Portfolio securities on which the Fund may write and purchase put options are purchased solely on the basis of investment considerations consistent with the Fund’s investment objective.

When the Fund writes a put option, it is obligated to acquire a security at a certain price at any time until a certain date if the purchaser decides to exercise the option. The Fund will receive a premium for writing a put option. When writing a put option, the Fund, in return for the premium, takes the risk that it must purchase the underlying security at a price that may be higher than the current market price of the security. If a put option that the Fund has written expires unexercised, the Fund will realize a gain in the amount of the premium.

When the Fund purchases a put option, it pays a premium to the writer for the right to sell a security to the writer for a specified amount at any time until a certain date. The Fund generally would purchase a put option to protect itself against a decrease in the market value of a security it owns.

Policies and Limitations. The Fund generally writes and purchases put options on securities for hedging purposes (e.g., to reduce, at least in part, the effect of price fluctuations of securities the Fund holds on its NAV).

General Information About Options on Securities. The exercise price of an option may be below, equal to, or above the market value of the underlying security at the time the option is written. Options normally have expiration dates between three and nine months from the date written. American-style options are exercisable at any time prior to their expiration date. European-style options are exercisable only immediately prior to their expiration date. The obligation under any option written by the Fund terminates upon expiration of the option or, at an earlier time, when the Fund offsets the option by entering into a “closing purchase transaction” to purchase an option of the same series. If an option is purchased by the Fund and is never exercised or closed out, the Fund will lose the entire amount of the premium paid.

Options are traded both on U.S. national securities exchanges and in the OTC market. Options also are traded on non-U.S. exchanges. Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed; the clearing organization in effect guarantees completion of every exchange-traded option. In contrast, OTC options are contracts between the Fund and a counterparty, with no clearing organization guarantee. Thus, when the Fund sells (or purchases) an OTC option, it generally will be able to “close out” the option prior to its expiration only by entering into a closing transaction with the dealer to whom (or from whom) the Fund originally sold (or purchased) the option. There can be no assurance that the Fund would be able to liquidate an OTC option at any time prior to expiration. Unless the Fund is able to effect a closing purchase transaction in a covered OTC call option it has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or until different cover is substituted. In the event of the counterparty’s insolvency, the Fund may be unable to liquidate its options position and the associated cover. The Manager monitors the creditworthiness of dealers with which the Fund may engage in OTC options transactions.

The premium the Fund receives (or pays) when it writes (or purchases) an option is the amount at which the option is currently traded on the applicable market. The premium may reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the length of the option period, the general supply of and demand for credit, and the interest rate environment. The premium the Fund receives when it writes an option is recorded as a liability on the Fund’s statement of assets and liabilities. This liability is adjusted daily to the option’s current market value.

Closing transactions are effected in order to realize a profit (or minimize a loss) on an outstanding option, to prevent an underlying security from being called, or to permit the sale or the put of the underlying security. Furthermore, effecting a closing transaction permits the Fund to write another call option on the underlying security with a different exercise price or expiration date or both. There is, of course, no assurance that the Fund will be able to effect closing transactions at favorable prices. If the Fund cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold (or purchase a security that it might otherwise not have bought), in which case it would continue to be at market risk on the security.

The Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the call or put option. Because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset, in whole or in part, by appreciation of the underlying security owned by the Fund; however, the Fund could be in a less advantageous position than if it had not written the call option.

The Fund pays brokerage commissions or spreads in connection with purchasing or writing options, including those used to close out existing positions. From time to time, the Fund may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than deliver the security from its inventory. In those cases, additional brokerage commissions are incurred.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities close, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.
Additionally, volatility in the market for equity securities, which can impact a single stock or certain segments of stocks and can happen suddenly, can meaningfully increase the risk of loss associated with options.
Put and Call Options on Securities Indices and Other Financial Indices. The Fund may write (sell) and purchase put and call options on securities indices and other financial indices for hedging or non-hedging purposes. In so doing, the Fund can pursue many of the same objectives it would pursue through the purchase and sale of options on individual securities or other instruments.

Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, options on indices settle by cash settlement; that is, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based is greater than, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option times a specified multiple (multiplier), which determines the total dollar value for each point of such difference. The seller of the option is obligated, in return for the premium received, to make delivery of this amount.

A securities index fluctuates with changes in the market values of the securities included in the index.  The gain or loss on an option on an index depends on price movements in the instruments comprising the market, market segment, industry or other composite on which the underlying index is based, rather than price movements in individual securities, as is the case with respect to options on securities. The risks of investment in options on indices may be greater than the risks of investment in options on securities.

The effectiveness of hedging through the purchase of securities index options will depend upon the extent to which price movements in the securities being hedged correlate with price movements in the selected securities index. Perfect correlation is not possible because the securities held or to be acquired by the Fund will not exactly match the composition of the securities indices on which options are available.

For purposes of managing cash flow, the Fund may purchase put and call options on securities indices to increase its exposure to the performance of a recognized securities index.

Securities index options have characteristics and risks similar to those of securities options, as discussed herein. Certain securities index options are traded in the OTC market and involve liquidity and credit risks that may not be present in the case of exchange-traded securities index options.

Policies and Limitations. For purposes of managing cash flow, the Fund may purchase put and call options on securities indices to increase the Fund’s exposure to the performance of a recognized securities index, such as the S&P 500 Index. All securities index options purchased by the Fund will be listed and traded on an exchange.

Options on Foreign Currencies. The Fund may write (sell) and purchase covered call and put options on foreign currencies for hedging or non-hedging purposes. The Fund may use options on foreign currencies to protect against decreases in the U.S. dollar value of securities held or increases in the U.S. dollar cost of securities to be acquired by the Fund or to protect the U.S. dollar equivalent of dividends, interest, or other payments on those securities. In addition, the Fund may write and purchase covered call and put options on foreign currencies for non-hedging purposes (e.g., when the Manager anticipates that a foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Fund’s investment portfolio). The Fund may write covered call and put options on any currency in order to realize greater income than would be realized on portfolio securities alone.

Currency options have characteristics and risks similar to those of securities options, as discussed herein. Certain options on foreign currencies are traded on the OTC market and involve liquidity and credit risks that may not be present in the case of exchange-traded currency options.

Policies and Limitations. The Fund may enter into forward contracts for the purpose of hedging and not for speculation.

Forward Foreign Currency Transactions. The Fund may enter into contracts for the purchase or sale of a specific currency at a future date, which may be any fixed number of days in excess of two days from the date of the contract agreed upon by the parties, at a price set at the time of the contract (“forward currency contracts”) for hedging or non-hedging purposes. The Fund also may engage in foreign currency transactions on a spot basis (i.e., cash transaction that results in actual delivery within two days) at the spot rate prevailing in the foreign currency market.

The Fund may enter into forward currency contracts in an attempt to hedge against changes in prevailing currency exchange rates (i.e., as a means of establishing more definitely the effective return on, or the purchase price of, securities denominated in foreign currencies). The Fund may also enter into forward currency contracts to protect against decreases in the U.S. dollar value of securities held or increases in the U.S. dollar cost of securities to be acquired by the Fund or to protect the U.S. dollar equivalent of dividends, interest, or other payments on those securities. In addition, the Fund may enter into forward currency contracts for non-hedging purposes when the Manager anticipates that a foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Fund’s investment portfolio.  The cost to the Fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period, and the market conditions then prevailing.
Sellers or purchasers of forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures, by purchasing or selling, respectively, an instrument identical to the instrument sold or bought, respectively. Secondary markets generally do not exist for forward currency contracts, however, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in the securities or currencies that are the subject of the hedge or to maintain cash or securities.
The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.
The Manager believes that the use of foreign currency hedging techniques, including “proxy-hedges,” can provide significant protection of NAV in the event of a general increase or decrease in the value of the U.S. dollar against foreign currencies. For example, the return available from securities denominated in a particular foreign currency would decline if the value of the U.S. dollar increased against that currency. Such a decline could be partially or completely offset by an increase in the value of a hedge involving a forward currency contract to sell that foreign currency or a proxy-hedge involving a forward currency contract to sell a different foreign currency whose behavior is expected to resemble the behavior of the currency in which the securities being hedged are denominated but which is available on more advantageous terms.
However, a hedge or a proxy-hedge cannot protect against exchange rate risks perfectly and, if the Manager is incorrect in its judgment of future exchange rate relationships, the Fund could be in a less advantageous position than if such a hedge had not been established.  If the Fund uses proxy-hedging, it may experience losses on both the currency in which it has invested and the currency used for hedging if the two currencies do not vary with the expected degree of correlation. Using forward currency contracts to protect the value of the Fund’s securities against a decline in the value of a currency does not eliminate fluctuations in the prices of the underlying securities. Because forward currency contracts may not be traded on an exchange, the assets used to cover such contracts may be illiquid. The Fund may experience delays in the settlement of its foreign currency transactions.

Forward currency contracts in which the Fund may engage include foreign exchange forwards. The consummation of a foreign exchange forward requires the actual exchange of the principal amounts of the two currencies in the contract (i.e., settlement on a physical basis).  Because foreign exchange forwards are physically settled through an exchange of currencies, they are traded in the interbank market directly between currency traders (usually large commercial banks) and their customers. A foreign exchange forward generally has no deposit requirement, and no commissions are charged at any stage for trades; foreign exchange dealers realize a profit based on the difference (the spread) between the prices at which they are buying and the prices at which they are selling various currencies. When the Fund enters into a foreign exchange forward, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

The Fund may be required to obtain the currency that it must deliver under the foreign exchange forward through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Fund into such currency. When the Fund engages in foreign currency transactions for hedging purposes, it will not enter into foreign exchange forwards to sell currency or maintain a net exposure to such contracts if their consummation would obligate the Fund to deliver an amount of foreign currency materially in excess of the value of its portfolio securities or other assets denominated in that currency.

Forward currency contracts in which the Fund may engage also include non-deliverable forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts on foreign currencies (each a “Reference Currency”) that are non-convertible and that may be thinly traded or illiquid.  NDFs involve an obligation to pay an amount (the “Settlement Amount”) equal to the difference between the prevailing market exchange rate for the Reference Currency and the agreed upon exchange rate (the “NDF Rate”), with respect to an agreed notional amount.  NDFs have a fixing date and a settlement (delivery) date.  The fixing date is the date and time at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement (delivery) date is the date by which the payment of the Settlement Amount is due to the party receiving payment.

Although NDFs are similar to forward exchange forwards, NDFs do not require physical delivery of the Reference Currency on the settlement date. Rather, on the settlement date, the only transfer between the counterparties is the monetary settlement amount representing the difference between the NDF Rate and the prevailing market exchange rate. NDFs typically may have terms from one month up to two years and are settled in U.S. dollars.
NDFs are subject to many of the risks associated with derivatives in general and forward currency transactions, including risks associated with fluctuations in foreign currency and the risk that the counterparty will fail to fulfill its obligations.  Although NDFs have historically been traded OTC, in the future, pursuant to the Dodd-Frank Act, they may be exchange-traded.  Under such circumstances, they may be centrally cleared and a secondary market for them will exist.  With respect to NDFs that are centrally-cleared, an investor could lose margin payments it has deposited with the clearing organization as well as the net amount of gains not yet paid by the clearing organization if the clearing organization breaches its obligations under the NDF, becomes insolvent or goes into bankruptcy. In the event of bankruptcy of the clearing organization, the investor may be entitled to the net amount of gains the investor is entitled to receive plus the return of margin owed to it only in proportion to the amount received by the clearing organization’s other customers, potentially resulting in losses to the investor.  Even if some NDFs remain traded OTC, they will be subject to margin requirements for uncleared swaps and counterparty risk common to other swaps, as discussed below.
The Fund may purchase securities of an issuer domiciled in a country other than the country in whose currency the securities are denominated.

Combined Transactions. The Fund may enter into multiple transactions, which may include multiple options transactions, multiple interest rate transactions and any combination of options and interest rate transactions, instead of a single Financial Instrument, as part of a single or combined strategy when, in the judgment of the Manager, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although the Fund will normally enter into combined transactions based on the Manager’s judgment that the combined transactions will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combined transactions will instead increase risk or hinder achievement of the desired portfolio management goal.

Regulatory Limitations on Using Futures, Options on Futures, and Swaps. The CFTC has adopted regulations that subject registered investment companies and/or their investment advisors to regulation by the CFTC if the registered investment company invests more than a prescribed level of its NAV in commodity futures, options on commodities or commodity futures, swaps, or other financial instruments regulated under the Commodities and Exchange Act, or if the registered investment company is marketed as a vehicle for obtaining exposure to such commodity interests.

As discussed in more detail below, the Advisor has claimed an exclusion from CPO registration pursuant to CFTC Rule 4.5, with respect to the Fund. To remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on trading in commodity interests, and restrictions on the manner in which the Fund markets its commodity interests trading activities. These limitations may restrict the Fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase its expenses and/or adversely affect its total return.

To qualify for the CFTC Rule 4.5 exclusion, the Fund is permitted to engage in unlimited “bona fide hedging” (as defined by the CFTC), but if the Fund uses commodity interests other than for bona fide hedging purposes, the aggregate initial margin and premiums required to establish these positions, determined at the time the most recent position was established, may not exceed 5% of the Fund’s NAV (after taking into account unrealized profits and unrealized losses on any such positions and excluding the amount by which options that are “in-the-money” at the time of purchase are “in-the-money”) or, alternatively, the aggregate net notional value of non-bona fide hedging commodity interest positions, determined at the time the most recent position was established, may not exceed 100% of the Fund’s NAV (after taking into account unrealized profits and unrealized losses on any such positions). In addition to complying with these de minimis trading limitations, to qualify for the exclusion, the Fund must satisfy a marketing test, which requires, among other things, that the Fund not hold itself out as a vehicle for trading commodity interests.

The Fund may be exposed to commodity interests indirectly in excess of the de minimis trading limitations described above. Such exposure may result from the Fund’s investment in other investment vehicles, such as real estate investment trusts, collateralized loan obligations, collateralized debt obligations and other securitization vehicles that may invest directly in commodity interests. These investment vehicles are referred to collectively as “underlying investment vehicles.” The CFTC treats a fund as a commodity pool whether it invests in commodity interests directly or indirectly through its investments in underlying investment vehicles. The CFTC staff has issued a no-action letter permitting the manager of a fund that invests in such underlying investment vehicles to defer registering as a CPO or claiming the exclusion from the CPO definition until six months from the date on which the CFTC issues additional guidance on the application of the calculation of the de minimis trading limitations in the context of the CPO exemption in CFTC Regulation 4.5 (the "Deadline"). Such guidance is expected to clarify how to calculate compliance with the de minimis trading limitations given a fund’s investments in underlying investment vehicles that may cause the fund to be deemed to be indirectly trading commodity interests. The Manager has filed the required notice to claim this no-action relief with respect to each Fund.  In addition, the Manager has claimed an exclusion (under CFTC Regulation 4.5) from the CPO definition with respect to each Fund.  As a result, at this time the Manager is not required to register as a CPO with respect to any Fund and need not generally comply with the regulatory requirements otherwise applicable to a registered CPO.  Prior to the Deadline, however, the Manager will determine with respect to each Fund whether it must operate as a registered CPO or whether it can rely on an exemption or exclusion from the CPO definition. If the Manager determines that it can rely on the exclusion in CFTC Regulation 4.5 with respect to the Fund, then the Manager, in its management of that Fund, will comply with one of the two alternative de minimis trading limitations in that regulation. Complying with the de minimis trading limitations may restrict the Manager’s ability to use derivatives as part of the Fund’s investment strategies. Although the Manager believes that it will be able to execute each Fund’s investment strategies within the de minimis trading limitations, the Fund’s performance could be adversely affected. If the Manager determines that it cannot rely on the exclusion in CFTC Regulation 4.5 with respect to the Fund, then the Manager will serve as a registered CPO with respect to that Fund. CPO regulation would increase the regulatory requirements to which the Fund is subject and it is expected that it would increase costs for the Fund.

Pursuant to authority granted under the Dodd-Frank Act, the Treasury Department issued a notice of final determination stating that foreign exchange forwards and foreign exchange swaps, as defined in the Dodd-Frank Act and described above, should not be considered swaps for most purposes.  Thus, foreign exchange forwards and foreign exchange swaps are not deemed to be commodity interests. Therefore, if the Manager determines that it can rely on the exclusion in CFTC Regulation 4.5 with respect to the Fund, the Fund may enter into foreign exchange forwards and foreign exchange swaps without such transactions counting against the de minimis trading limitations discussed above. Notwithstanding the Treasury Department determination, foreign exchange forwards and foreign exchange swaps (1) must be reported to swap data repositories, (2) may be subject to business conduct standards, and (3) are subject to antifraud and anti-manipulation proscriptions of swap execution facilities.  In addition, for purposes of determining whether any Fund may be subject to initial margin requirements for uncleared swaps, the average daily aggregate notional amount of a foreign exchange forward or a foreign exchange swap must be included in the calculation of whether such Fund has a “material swaps exposure” as defined in the regulations.

In addition, pursuant to the Dodd-Frank Act and regulations adopted by the CFTC in connection with implementing the Dodd-Frank Act, NDFs are deemed to be commodity interests, including for purposes of amended CFTC Regulation 4.5, and are subject to the full array of regulations under the Dodd-Frank Act.  Therefore, if the Manager determines that it can rely on the exclusion in CFTC Regulation 4.5 with respect to the Fund, the Fund will limit its investment in NDFs as discussed above.

The staff of the CFTC has issued guidance providing that, for purposes of determining compliance with CFTC Regulation 4.5, and the de minimis trading limitations discussed above, swaps that are centrally-cleared on the same clearing organization may be netted where appropriate, but no such netting is permitted for uncleared swaps.  To the extent some NDFs remain traded OTC and are not centrally-cleared, the absolute notional value of all such transactions, rather than the net notional value, would be counted against the de minimis trading limitations discussed above.

General Risks of Financial Instruments. The primary risks in using Financial Instruments are:  (1) imperfect correlation or no correlation between changes in market value of the securities or currencies held or to be acquired by the Fund and the prices of Financial Instruments; (2) possible lack of a liquid secondary market for Financial Instruments and the resulting inability to close out Financial Instruments when desired; (3) the fact that the skills needed to use Financial Instruments are different from those needed to select the Fund’s securities; (4) the fact that, although use of Financial Instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; (5) the possible inability of the Fund to purchase or sell a portfolio security at a time that would otherwise be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time; and (6) when traded on non-U.S. exchanges, Financial Instruments may not be regulated as rigorously as in the United States. There can be no assurance that the Fund’s use of Financial Instruments will be successful.

In addition, Financial Instruments may contain leverage to magnify the exposure to the underlying asset or assets.

The Fund’s use of Financial Instruments may be limited by the provisions of the Code and Treasury Department regulations with which it must comply to continue to qualify as a RIC. See “Additional Tax Information.” Financial Instruments may not be available with respect to some currencies, especially those of so-called emerging market countries.

Policies and Limitations. When hedging, the Manager intends to reduce the risk of imperfect correlation by investing only in Financial Instruments whose behavior is expected to resemble or offset that of the Fund’s underlying securities or currency. The Manager intends to reduce the risk that the Fund will be unable to close out Financial Instruments by entering into such transactions only if the Manager believes there will be an active and liquid secondary market.

Accounting Considerations for Financial Instruments. When the Fund writes an option, an amount equal to the premium it receives is included in its Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When the Fund purchases an option, the premium the Fund pays is recorded as an asset in that statement and is subsequently adjusted to the current market value of the option.

In the case of a regulated futures contract the Fund purchases or sells, an amount equal to the initial margin deposit is recorded as an asset in its Statement of Assets and Liabilities. The amount of the asset is subsequently adjusted to reflect changes in the amount of the deposit as well as changes in the value of the contract.

Borrowing and Leverage. The Fund is authorized to borrow amounts up to 33 1/3% of its total assets (including the amount borrowed) minus liabilities (other than the amount borrowed). The use of borrowed fund involves the speculative factor known as “leverage.” The Fund uses leverage for investment purposes and has issued Preferred Stock and Notes. The issuance of Preferred Stock permits the Fund to assume leverage in an amount up to 50% of its total assets (taking into account the effect of any outstanding Notes).  The issuance of Notes permits the Fund to assume leverage in an amount up to 33 1/3% of its total assets.  Preferred Stock and Notes have priority on the income and assets of the Fund over the Common Stock and have certain other rights with respect to voting and the election of Directors. In certain circumstances, the net asset value of and distributions payable on Common Stock could be adversely affected by such preferences.  The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having similar investment objectives and policies.  The Fund utilizes leverage only when there is an expectation that it will benefit the Fund.  To the extent the income or other gain derived from securities purchased with the proceeds of borrowings or preferred stock issuances exceeds the interest or distributions the Fund has to pay thereon, the Fund’s net income or other gain is greater than if leverage had not been used.  Conversely, if the income or other gain from the securities purchased through leverage is not sufficient to cover the cost of such leverage, the Fund’s total return would be less than if leverage had not been used.  If leverage is used, in certain circumstances, the Fund could be required to liquidate securities it would not otherwise sell in order to satisfy distributions or interest obligations.  The Fund may also borrow up to an additional 5% of its total assets for temporary purposes without regard to the foregoing limitations. See “Investment Objective, Policies and Limitations.” This could include, for example, borrowing on a short-term basis in order to facilitate the settlement of portfolio securities transactions.

When-Issued and Delayed-Delivery Securities and Forward Commitments. The Fund may purchase securities on a when-issued or delayed-delivery basis and may purchase or sell securities on a forward commitment basis. These transactions involve a commitment by the Fund to purchase or sell securities at a future date (ordinarily within two months, although the Fund may agree to a longer settlement period). These transactions may involve mortgage-backed securities, such as GNMA, Fannie Mae and Freddie Mac certificates. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued and delayed-delivery purchases and forward commitment transactions are negotiated directly with the other party, and such commitments are not traded on exchanges.

When-issued and delayed-delivery purchases and forward commitment transactions enable the Fund to “lock in” what the Manager believes to be an attractive price or yield on a particular security for a period of time, regardless of future changes in interest rates. For instance, in periods of rising interest rates and falling prices, the Fund might sell securities it owns on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Fund might purchase a security on a when-issued, delayed-delivery or forward commitment basis and sell a similar security to settle such purchase, thereby obtaining the benefit of currently higher yields. When-issued, delayed-delivery and forward commitment transactions are subject to the risk that the counterparty may fail to complete the purchase or sale of the security. If this occurs, the Fund may lose the opportunity to purchase or sell the security at the agreed upon price. To reduce this risk, the Fund will enter into transactions with established counterparties and the Manager will monitor the creditworthiness of such counterparties.

The value of securities purchased on a when-issued, delayed-delivery or forward commitment basis and any subsequent fluctuations in their value are reflected in the computation of the Fund’s NAV starting on the date of the agreement to purchase the securities. Because the Fund has not yet paid for the securities, this produces an effect similar to leverage. The Fund does not earn interest on securities it has committed to purchase until the securities are paid for and delivered on the settlement date. Because the Fund is committed to buying them at a certain price, any change in the value of these securities, even prior to their issuance, affects the value of the Fund’s interests. The purchase of securities on a when-issued or delayed-delivery basis also involves a risk of loss if the value of the security to be purchased declines before the settlement date. When the Fund makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in that Fund’s assets. Fluctuations in the market value of the underlying securities are not reflected in the Fund’s NAV as long as the commitment to sell remains in effect.

When-issued, delayed-delivery and forward commitment transactions may cause the Fund to liquidate positions when it may not be advantageous to do so in order to satisfy its purchase or sale obligations.

The Fund will purchase securities on a when-issued or delayed-delivery basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or renegotiate a commitment after it has been entered into. The Fund also may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. The Fund may realize capital gains or losses in connection with these transactions.
The Fund may also enter into a TBA agreement and “roll over” such agreement prior to the settlement date by selling the obligation to purchase the pools set forth in the agreement and entering into a new TBA agreement for future delivery of pools of mortgage-backed securities. TBA mortgage-backed securities may increase prepayment risks because the underlying mortgages may be less favorable than anticipated by the Fund.
Policies and Limitations.
The Fund will purchase securities on a when-issued or delayed-delivery basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or renegotiate a commitment after it has been entered into. The Fund also may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. The Fund may realize capital gains or losses in connection with these transactions. Depending on the terms of the when-issued, delayed-delivery and forward commitment transactions, these transactions may meet the definition of a derivatives transaction under Rule 18f-4 under the 1940 Act and, if they do, they will be subject to the requirements of that rule.

Structured Notes.  The Fund may invest in structured notes, such as participatory notes, credit linked notes and securities (“CLNs”), exchange-traded notes (“ETNs”) and other related instruments. These instruments are notes where the principal and/or interest rate or value of the structured note is determined by reference to the performance of an underlying indicator.  Underlying indicators may include a security or other financial instrument, asset, currency, interest rate, credit rating, commodity, volatility measure or index. Generally, investments in such notes are used as a substitute for positions in underlying indicators. The interest and/or principal payments that may be made on a structured note may vary widely, depending on a variety of factors, including the volatility of the underlying indicator. The performance results of structured notes will not replicate exactly the performance of the underlying indicator that the notes seek to replicate due to transaction costs and other expenses. Issuers of structured notes can vary and may include corporations, banks, broker-dealers and limited purpose trusts or other vehicles.   Structured notes may be exchange traded or traded OTC and privately negotiated.
Investments in structured notes involve many of the same risks associated with a direct investment in the underlying indicator the notes seek to replicate. Structured notes may be considered hybrid instruments as they may exhibit features of both fixed income securities and derivatives. The return on a structured note that is linked to a particular underlying indicator that pays dividends generally is increased to the extent of any dividends paid in connection with the underlying indicator. However, the holder of a structured note typically does not receive voting rights and other rights as it would if it directly owned the underlying indicator. In addition, structured notes are subject to counterparty risk, which is the risk that the issuer of the structured note will not fulfill its contractual obligation to complete the transaction with the Fund. Structured notes constitute general unsecured contractual obligations of the issuer of the note and the Fund is relying on the creditworthiness of such issuer and has no rights under a structured note against the issuer of an underlying indicator. Structured notes involve transaction costs. Structured notes may be considered illiquid and, therefore, structured notes considered illiquid will be subject to the Fund’s percentage limitation on investments in illiquid securities.
CLNs are typically issued by a limited purpose trust or other vehicle (the “CLN trust”) that, in turn, invests in a derivative or basket of derivatives instruments, such as credit default swaps, interest rate swaps and/or other securities, in order to provide exposure to certain high yield, sovereign debt, emerging markets, or other fixed income markets. Generally, investments in CLNs represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the CLN. However, these payments are conditioned on the CLN trust’s receipt of payments from, and the CLN trust’s potential obligations, to the counterparties to the derivative instruments and other securities in which the CLN trust invests. For example, the CLN trust may sell one or more credit default swaps, under which the CLN trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default were to occur, the stream of payments may stop and the CLN trust would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive as an investor in the CLN trust.

The Fund may enter in CLNs to gain access to sovereign debt and securities in emerging markets, particularly in markets where the Fund is not able to purchase securities directly due to domicile restrictions or tax restrictions or tariffs. In such an instance, the issuer of the CLN may purchase the reference security directly and/or gain exposure through a credit default swap or other derivative.

The Fund’s investments in CLNs are subject to the risks associated with the underlying reference obligations and derivative instruments, including, among others, credit risk, default risk, counterparty risk, interest rate risk, leverage risk and management risk.

Structured notes may also include exchange-traded notes (“ETNs”), which are typically unsecured and unsubordinated like other structured notes. ETN returns are based upon the performance of one or more underlying indicators and typically, no periodic coupon payments are distributed and no principal protections exists, even at maturity.  ETNs are listed on an exchange and traded in the secondary market. An ETN can be held until maturity, at which time the issuer pays the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor. When the Fund invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. Because fees reduce the amount of return at maturity or upon redemption, if the value of the underlying indicator decreases or does not increase significantly, the Fund may receive less than the principal amount of its investment at maturity or upon redemption. In addition, the value of an ETN also may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying indicator, changes in the applicable interest rates, and economic, legal, political, or geographic events that affect the underlying indicator. Some ETNs that use leverage can, at times, be relatively illiquid, and thus they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form. There may be restrictions on the Fund’s right to redeem its investment in an ETN, which are generally meant to be held until maturity. A decision by the Fund to sell ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing, and there can be no assurance that a secondary market will exist for an ETN.
Equity Securities.  The Fund may invest, to a limited extent, in equity securities, which may include common stocks, preferred stocks, convertible securities and warrants. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants.

To the extent the Fund invests in such securities, the value of securities held by the Fund will be affected by changes in the stock markets, which may be the result of domestic or international political or economic news, changes in interest rates or changing investor sentiment. At times, the stock markets can be volatile and stock prices can change substantially. Because some investors purchase equity securities with borrowed money, an increase in interest rates can cause a decline in equity prices. The equity securities of smaller companies are more sensitive to these changes than those of larger companies. This market risk will affect the Fund’s NAV per share, which will fluctuate as the value of the securities held by the Fund changes. Not all stock prices change uniformly or at the same time and not all stock markets move in the same direction at the same time. Other factors affect a particular stock’s prices, such as poor earnings reports by an issuer, loss of major customers, major litigation against an issuer, or changes in governmental regulations affecting an industry. Adverse news affecting one company can sometimes depress the stock prices of all companies in the same industry. Not all factors can be predicted.
Terrorism Risks. The terrorist attacks in the United States on September 11, 2001, had a disruptive effect on the U.S. economy and financial markets. Terrorist attacks and other geopolitical events have led to, and may in the future lead to, increased short-term market volatility and may have long-term effects on U.S. and world economies and financial markets. Those events could also have an acute effect on individual issuers, related groups of issuers, or issuers concentrated in a single geographic area. A similar disruption of the financial markets or other terrorist attacks could adversely impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to portfolio securities and adversely affect Fund service providers and the Fund’s operations.
Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.
Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve and certain foreign central banks began to raise interest rates as part of their efforts to address rising inflation. In addition, ongoing inflation pressures from tight labor markets and supply chain disruptions could continue to cause an increase in interest rates and/or negatively impact companies. It is difficult to accurately predict the pace at which interest rates might increase, or the timing, frequency or magnitude of any such increases in interest rates. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Also, regulators have expressed concern that rate increases may cause investors to sell fixed income securities faster than the market can absorb them, contributing to price volatility. Over the longer term, rising interest rates may present a greater risk than has historically been the case due to the prior period of relatively low rates and the effect of government fiscal and monetary policy initiatives and potential market reaction to those initiatives, or their alteration or cessation. Historical patterns of correlation among asset classes may break down in unanticipated ways during times of high volatility, disrupting investment programs and potentially causing losses.
Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.
Regulators in the U.S. have proposed a number of changes to regulations involving the markets and issuers, some of which would apply to the Fund. While it is not currently known whether any of these regulations will be adopted, due to the current scope of regulations being proposed, any changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, which, may in turn, impact performance.
Russia’s invasion of the Ukraine, and corresponding events in late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, have issued broad-ranging economic sanctions against Russia, including, among other actions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; the removal by certain countries and the European Union of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. The current events, including sanctions and the potential for future sanctions, including any impacting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, may continue to adversely impact the Russian economy and economies of surrounding countries and may result in the further decline of the value and liquidity of Russian securities and securities of surrounding countries, a continued weakening of currencies in the region and continued exchange closures, and may have other adverse consequences on the economies of countries in the region that could impact the value of investments in the region and impair the ability of the Fund to buy, sell, receive or deliver securities of companies in the region or the Fund’s ability to collect interest payments on fixed income securities in the region. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments beyond any direct exposure to issuers in the region. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.
Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. Outbreaks such as the novel coronavirus, COVID-19, or other similarly infectious diseases may have material adverse impacts on the Fund. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty. The impact of this virus, and other epidemics and/or pandemics that may arise in the future, has negatively affected and may continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. The impact of any outbreak may last for an extended period of time.
High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.
China’s economy, which has been sustained in recent years largely through a debt-financed housing boom, may be approaching the limits of that strategy and may experience a significant slowdown as a result of debt that cannot be repaid. Due to the size of China’s economy, such a slowdown could impact a number of other countries.
There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.
A rise in sea levels, a change in weather patterns, including an increase in powerful storms and large wildfires, and/or a climate-driven increase in flooding could cause properties to lose value or become unmarketable altogether. Unlike previous declines in the real estate market, properties in affected zones may not ever recover their value. The U.S. administration appears concerned about the climate change problem and is focusing regulatory and public works projects around those concerns. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.
Losses related to climate change could adversely affect corporate issuers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax or other revenues and tourist dollars generated by affected properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. Since property and security values are driven largely by buyers’ perceptions, it is difficult to know the time period over which these market effects might unfold.
LIBOR Transition. Certain financial contracts around the world specify rates that are based on the London Interbank Offered Rate (LIBOR), which is produced daily by averaging the rates for inter-bank lending reported by a number of banks. As previously announced by the United Kingdom’s Financial Conduct Authority (the “FCA”), most maturities and currencies of LIBOR were phased out at the end of 2021, with the remaining ones to be phased out on June 30, 2023. There are risks that the financial services industry will not have a suitable substitute in place by that time and that there will not be time to perform the substantial work necessary to revise the many existing contracts that rely on LIBOR. The transition process, or a failure of the industry to transition properly, might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It also could lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. New York and federal legislation has been enacted to ease the transition from LIBOR, but there is no assurance whether such legislation will adequately address all issues or be subject to litigation.  The FCA recently announced that it will compel the publication of synthetic U.S. dollar LIBOR values for certain maturities until September 30, 2024 using the same methodology used in the federal legislation.
Thermal Coal Policy.

The Fund prohibits investment in securities issued by companies that have more than 25% of revenue derived from thermal coal mining or are expanding new thermal coal power generation, as determined by internal screens.

The investment program described above is speculative and entails substantial risks, and the Fund’s risk management methods may not accurately predict future risk exposures. There can be no assurance that the investment objective of the Fund will be achieved.

PORTFOLIO TRADING AND TURNOVER RATE

The Fund may engage in active and frequent trading. The Fund’s turnover rate is calculated by dividing (1) the lesser of the cost of the securities purchased or the proceeds from the securities sold by the Fund during the fiscal year (other than securities, including options, whose maturity or expiration date at the time of acquisition was one year or less) by (2) the month-end average of the value of such securities owned by the Fund during the fiscal year. The Fund generally does not engage in the trading of securities for the purpose of realizing short-term profits, but it will adjust its portfolio as it deems advisable in view of prevailing or anticipated market conditions to accomplish its investment objective. For example, the Fund may sell portfolio securities in anticipation of a movement in interest rates. Higher turnover rates can result in corresponding increases in the Fund’s transaction costs, which must be borne by the Fund and its stockholders. High portfolio turnover may result in the Fund’s realization of net short-term capital gains that, when distributed to stockholders, will be taxable as ordinary income. Frequency of portfolio turnover will not be a limiting factor if the Fund considers it advantageous to purchase or sell securities.

MANAGEMENT OF THE FUND

Directors and Officers

The Board is responsible for overseeing the management of the business and affairs of the Fund, including general supervision of the duties performed by NBIA. Subject to the provisions of the Fund’s Articles and Maryland law, the Board has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Fund’s officers. Among other things, the Board generally oversees the portfolio management of the Fund and reviews and approves the Fund’s investment management agreement and other principal contracts.

The following tables set forth information concerning the Directors and officers of the Fund. All persons named as Directors and officers also serve in similar capacities for other funds administered or managed by NBIA.

The Board of Directors

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
Class I
Independent Fund Directors
Marc Gary (1952)	Director since 2015
Executive Vice Chancellor Emeritus, The Jewish Theological Seminary, since 2020; formerly, Executive Chief Operating Officer, Jewish Theological Seminary, 2012 to 2020; formerly, Executive Vice President and General Counsel, Fidelity Investments, 2007 to 2012; formerly, Executive Vice President and General Counsel, BellSouth Corporation, 2004 to 2007; formerly, Vice President and Associate General Counsel, BellSouth Corporation, 2000 to 2004; formerly, Associate, Partner, and National Litigation Practice Co-Chair, Mayer, Brown LLP, 1981 to 2000; formerly, Associate Independent Counsel, Office of Independent Counsel, 1990 to 1992.
			49
Chair and Director, USCJ Supporting Foundation, since 2021; Director, UJA Federation of Greater New York, since 2019; Trustee, The Jewish Theological Seminary, since 2015; formerly, Director, Legility, Inc. (privately held for-profit company), 2012 to 2021; Director, Lawyers Committee for Civil Rights Under Law (not-for-profit), since 2005; formerly, Director, Equal Justice Works (not-for-profit), 2005 to 2014; formerly, Director, Corporate Counsel Institute, Georgetown University Law Center, 2007 to 2012; formerly, Director, Greater Boston Legal Services (not-for-profit), 2007 to 2012.

Michael M. Knetter (1960)	Director since 2007	President and Chief Executive Officer,	49	Director, 1 William Street Credit Income Fund, since

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
		University of Wisconsin Foundation, since 2010; formerly, Dean, School of Business, University of Wisconsin - Madison; formerly, Professor of International Economics and Associate Dean, Amos Tuck School of Business - Dartmouth College, 1998 to 2002.		2018; Board Member, American Family Insurance (a mutual company, not publicly traded), since March 2009; formerly, Trustee, Northwestern Mutual Series Fund, Inc., 2007 to 2011; formerly, Director, Wausau Paper, 2005 to 2011; formerly, Director, Great Wolf Resorts, 2004 to 2009.
Tom D. Seip (1950)	Director since 2006; Chairman of the Board since 2008; formerly Lead Independent Director from 2006 to 2008	Formerly, Managing Member, Ridgefield Farm LLC (a private investment vehicle), 2004 to 2016; formerly, President and CEO, Westaff, Inc. (temporary staffing), May 2001 to January 2002; formerly, Senior Executive, The Charles Schwab Corporation, 1983 to 1998, including Chief Executive Officer, Charles Schwab Investment Management, Inc.; Trustee, Schwab Family of Funds and Schwab Investments, 1997 to 1998; and Executive Vice President-Retail Brokerage, Charles Schwab & Co., Inc., 1994 to 1997.	49
Trustee, University of Maryland, Shore Regional Health System, since 2020; formerly, Director, H&R Block, Inc. (tax services company), 2001 to 2018; formerly, Director, Talbot Hospice Inc., 2013 to 2016; formerly, Chairman, Governance and Nominating Committee, H&R Block, Inc., 2011 to 2015; formerly, Chairman, Compensation Committee, H&R Block, Inc., 2006 to 2010; formerly, Director, Forward Management, Inc. (asset management company), 1999 to 2006.

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
Class II
Independent Fund Directors
Michael J. Cosgrove (1949)	Director since 2015	President, Carragh Consulting USA, since 2014; formerly, Executive, General Electric Company, 1970 to 2014, including President, Mutual Funds and Global Investment Programs, GE Asset Management, 2011 to 2014, President and Chief Executive Officer, Mutual Funds and Intermediary Business, GE Asset Management, 2007 to 2011, President, Institutional Sales and Marketing, GE Asset Management, 1998 to 2007, and Chief Financial Officer, GE Asset Management, and Deputy Treasurer, GE Company, 1988 to 1993.	49
Formerly, Director, America Press, Inc. (not-for-profit Jesuit publisher), 2015 to 2021; formerly, Director, Fordham University, 2001 to 2018; formerly, Director, The Gabelli Go Anywhere Trust, June 2015 to June 2016; formerly, Director, Skin Cancer Foundation (not-for-profit), 2006 to 2015; formerly, Director, GE Investments Funds, Inc., 1997 to 2014; formerly, Trustee, GE Institutional Funds, 1997 to 2014; formerly, Director, GE Asset Management, 1988 to 2014; formerly, Director, Elfun Trusts, 1988 to 2014; formerly, Trustee, GE Pension & Benefit Plans, 1988 to 2014; formerly, Member of Board of Governors, Investment Company Institute.

Deborah C. McLean (1954)	Director since 2015	Member, Circle Financial Group (private wealth management membership practice), since 2011;	49	Board member, The Maritime Aquarium at Norwalk, since 2020; Board member, Norwalk

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
		Managing Director, Golden Seeds LLC (an angel investing group), since 2009; Adjunct Professor (Corporate Finance), Columbia University School of International and Public Affairs, since 2008; formerly, Visiting Assistant Professor, Fairfield University, Dolan School of Business, Fall 2007; formerly, Adjunct Associate Professor of Finance, Richmond, The American International University in London, 1999 to 2007.		Community College Foundation, since 2014; Dean’s Advisory Council, Radcliffe Institute for Advanced Study, since 2014; formerly, Director and Treasurer, At Home in Darien (not-for-profit), 2012 to 2014; formerly, Director, National Executive Service Corps (not-for-profit), 2012 to 2013; formerly, Trustee, Richmond, The American International University in London, 1999 to 2013.
George W. Morriss (1947)	Director since 2007	Formerly, Adjunct Professor, Columbia University School of International and Public Affairs, 2012 to 2018; formerly, Executive Vice President and Chief Financial Officer, People’s United Bank, Connecticut (a financial services company), 1991 to 2001.	49
Director, 1 WS Credit Income Fund; Chair, Audit Committee, since 2018; Director and Chair, Thrivent Church Loan and Income Fund, since 2018; formerly, Trustee, Steben Alternative Investment Funds, Steben Select Multi-Strategy Fund, and Steben Select Multi-Strategy Master Fund, 2013 to 2017; formerly, Treasurer, National Association of Corporate Directors, Connecticut Chapter, 2011 to 2015;

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
formerly, Manager, Larch Lane Multi-Strategy Fund complex (which consisted of three funds), 2006 to 2011; formerly, Member, NASDAQ Issuers’ Affairs Committee, 1995 to 2003.
Class III
Independent Fund Directors
Martha C. Goss (1949)	Director since 2007
Formerly, President, Woodhill Enterprises Inc./Chase Hollow Associates LLC (personal investment vehicle), 2006 to 2020; formerly, Consultant, Resources Global Professionals (temporary staffing), 2002 to 2006; formerly, Chief Financial Officer, Booz-Allen & Hamilton, Inc., 1995 to 1999; formerly, Enterprise Risk Officer, Prudential Insurance, 1994 to 1995; formerly, President, Prudential Asset Management Company, 1992 to 1994; formerly, President, Prudential Power Funding (investments in electric and gas utilities and alternative energy projects), 1989 to 1992; formerly, Treasurer, Prudential Insurance Company, 1983 to 1989.
49
Director, American Water (water utility), since 2003; Director, Allianz Life of New York (insurance), since 2005; formerly, Director, Berger Group Holdings, Inc. (engineering consulting firm), 2013 to 2018; formerly, Director, Financial Women’s Association of New York (not-for-profit association), 1987 to 1996, 2003 to 2019; Trustee Emerita, Brown University, since 1998; Director, Museum of American Finance (not-for-profit), since 2013; formerly, Non-Executive Chair and Director, Channel Reinsurance (financial guaranty reinsurance), 2006 to 2010; formerly, Director, Ocwen Financial Corporation (mortgage servicing), 2005 to 2010;

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
formerly, Director, Claire’s Stores, Inc. (retailer), 2005 to 2007; formerly, Director, Parsons Brinckerhoff Inc. (engineering consulting firm), 2007 to 2010; formerly, Director, Bank Leumi (commercial bank), 2005 to 2007; formerly, Advisory Board Member, Attensity (software developer), 2005 to 2007; formerly, Director, Foster Wheeler Manufacturing, 1994 to 2004; formerly, Director, Dexter Corp., (manufacturer of Non-Wovens, Plastics, and Medical Supplies), 1992 to 2001.
James G. Stavridis (1955)	Director since 2015	Vice Chairman Global Affairs, The Carlyle Group, since 2018; Commentator, NBC News, since 2015; formerly, Dean, Fletcher School of Law and Diplomacy, Tufts University, 2013 to 2018; formerly, Admiral, United States Navy, 1976 to 2013, including Supreme Allied Commander, NATO and Commander, European Command, 2009 to 2013, and Commander, United States Southern	49
Director, Fortinet (cybersecurity), since 2021; Director, Ankura, since 2020; Director, Vigor Shipyard, since 2019; Director, Rockefeller Foundation, since 2018;Director, American Water (water utility), since 2018; Director, NFP Corp. (insurance broker and consultant), since 2017; Director,Onassis Foundation, since 2014; Director, Michael Baker International (construction), since 2014;

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
Command, 2006 to 2009.
Director, Vertical Knowledge, LLC, since 2013; formerly, Director, U.S. Naval Institute, 2015 to 2019; formerly, Director, Navy Federal Credit Union, 2000-2002; formerly, Director, BMC Software Federal, LLC, 2014 to 2019.

Fund Director who is an “Interested Person”
Joseph V. Amato* (1962)	Chief Executive Officer and President since 2018; Director since 2008	President and Director, Neuberger Berman Group LLC, since 2009; President and Chief Executive Officer, Neuberger Berman BD LLC and Neuberger Berman Holdings LLC (including its predecessor, Neuberger Berman Inc.), since 2007; Chief Investment Officer (Equities) and President (Equities), Neuberger Berman Investment Advisers (“NBIA”) (formerly, Neuberger Berman Fixed Income LLC (“NBFI”) and including predecessor entities), since 2007, and Board Member of NBIA since 2006; formerly, Global Head of Asset Management of Lehman Brothers Holdings Inc.’s	49
Member of Board of Advisors, McDonough School of Business, Georgetown University, since 2001; Member of New York City Board of Advisors, Teach for America, since 2005; Trustee, Montclair Kimberley Academy (private school), since 2007; Member of Board of Regents, Georgetown University, since 2013.

Name, (Year of Birth), and Address(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s)(3)	Number of Portfolios in Fund Complex Overseen	Other Directorships Held Outside Fund Complex(3)
(“LBHI”) Investment Management Division, 2006 to 2009; formerly, member of LBHI’s Investment Management Division’s Executive Management Committee, 2006 to 2009; formerly, Managing Director, Lehman Brothers Inc. (“LBI”), 2006 to 2008; formerly, Chief Recruiting and Development Officer, LBI, 2005 to 2006; formerly, Global Head of LBI’s Equity Sales and a Member of its Equities Division Executive Committee, 2003 to 2005; President and Chief Executive Officer, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.
(1) The business address of each listed person is 1290 Avenue of the Americas, New York, New York 10104.
(2) The Board of Directors shall at all times be divided as equally as possible into three classes of Directors designated Class I, Class II and Class III. Class I, Class II and Class III Directors shall serve until the Annual Meeting of Stockholders held in 2024, 2025 and 2023, respectively, and then until each third Annual Meeting of Stockholders thereafter, or until their successors have been duly elected and qualified.
(3) Except as otherwise indicated, each individual has held the positions, including directorships, shown for at least the last five years. “Other Directorships” includes directorships held during the past five years by the applicable Director.

* Indicates a Director who is an “interested person” within the meaning of the 1940 Act. Mr. Amato is an interested person of the Fund by virtue of the fact that he is an officer of NBIA and/or its affiliates.
Information about the Officers of the Fund (other than those listed above)

Name, Address and (Year of Birth)(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years
Claudia A. Brandon (1956)	Executive Vice President since 2008; Secretary since 2006
Senior Vice President, Neuberger Berman, since 2007 and Employee since 1999; Senior Vice President, NBIA, since 2008 and Assistant Secretary since 2004; formerly, Vice President, Neuberger Berman, 2002 to 2006; formerly, Vice President – Mutual Fund Board Relations, NBIA, 2000 to 2008;  formerly, Vice President, NBIA, 1986 to 1999 and Employee, 1984 to 1999; Executive Vice President and Secretary, thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Agnes Diaz (1971)	Vice President since 2013
Senior Vice President, Neuberger Berman, since 2012; Senior Vice President, NBIA, since 2012 and Employee since 1996; formerly, Vice President, Neuberger Berman, 2007 to 2012; Vice President, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

Anthony DiBernardo (1979)	Assistant Treasurer since 2011
Senior Vice President, Neuberger Berman, since 2014; Senior Vice President, NBIA, since 2014, and Employee since 2003; formerly, Vice President, Neuberger Berman, 2009 to 2014; Assistant Treasurer, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

Name, Address and (Year of Birth)(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years
Savonne L. Ferguson (1973)	Chief Compliance Officer since 2018
Senior Vice President, Chief Compliance Officer (Mutual Funds) and Associate General Counsel, NBIA, since November 2018; formerly, Vice President T. Rowe Price Group, Inc. (2018), Vice President and Senior Legal Counsel, T. Rowe Price Associates, Inc. (2014-2018), Vice President and Director of Regulatory Fund Administration, PNC Capital Advisors, LLC (2009-2014), Secretary, PNC Funds and PNC Advantage Funds (2010-2014); Chief Compliance Officer, thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Corey A. Issing (1978)	Chief Legal Officer since 2016 (only for purposes of sections 307 and 406 of the Sarbanes-Oxley Act of 2002)
General Counsel – Mutual Funds since 2016 and Managing Director, NBIA, since 2017; formerly, Associate General Counsel (2015 to 2016), Counsel (2007 to 2015), Senior Vice President (2013 to 2016); Vice President (2009 to 2013); Chief Legal Officer (only for purposes of sections 307 and 406 of the Sarbanes-Oxley Act of 2002), thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Sheila R. James (1965)	Assistant Secretary since 2006
Senior Vice President, Neuberger Berman, since 2023 and Employee since 1999; Senior Vice President, NBIA, since 2023; formerly, Vice President, Neuberger Berman, 2008 to 2023; Assistant Vice President, Neuberger Berman, 2007; Employee, NBIA, 1991 to 1999; Assistant Secretary, thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Name, Address and (Year of Birth)(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years
Brian Kerrane (1969)	Chief Operating Officer since 2015; Vice President since 2008
Managing Director, Neuberger Berman, since 2013; Chief Operating Officer – Mutual Funds and Managing Director, NBIA, since 2015; formerly, Senior Vice President, Neuberger Berman, 2006 to 2014; Vice President, NBIA, 2008 to 2015 and Employee since 1991; Chief Operating Officer, twelve registered investment companies for which NBIA acts as investment manager and/or administrator; Vice President, thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Anthony Maltese (1959)	Vice President since 2015
Senior Vice President, Neuberger Berman, since 2014 and Employee since 2000; Senior Vice President, NBIA, since 2014; Vice President, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

Josephine Marone (1963)	Assistant Secretary since 2017
Senior Paralegal, Neuberger Berman, since 2007 and Employee since 2007; Assistant Secretary, thirty-three registered investment companies for which NBIA acts as investment manager and/or administrator.

Owen F. McEntee, Jr. (1961)	Vice President since 2008
Vice President, Neuberger Berman, since 2006; Vice President, NBIA, since 2006 and Employee since 1992; Vice President, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

John M. McGovern (1970)	Treasurer and Principal Financial and Accounting Officer since 2006
Managing Director, Neuberger Berman, since 2022; Senior Vice President, Neuberger Berman, 2007 to 2021; Senior Vice President, NBIA, since 2007 and Employee since 1993; formerly, Vice President, Neuberger Berman, 2004 to 2006; formerly, Assistant Treasurer, 2002 to 2005; Treasurer and Principal Financial and Accounting Officer, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

Name, Address and (Year of Birth)(1)	Position(s) and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years
Frank Rosato (1971)	Assistant Treasurer since 2006
Vice President, Neuberger Berman, since 2006; Vice President, NBIA, since 2006 and Employee since 1995; Assistant Treasurer, twelve registered investment companies for which NBIA acts as investment manager and/or administrator.

(1) The business address of each listed person is 1290 Avenue of the Americas, New York, NY 10104.
(2) Pursuant to the Bylaws of the Fund each officer elected by the Directors shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, or resignation. Officers serve at the pleasure of the Directors and may be removed at any time with or without cause.

The Board of Directors
The Board is responsible for managing the business and affairs of the Fund.  Among other things, the Board generally oversees the portfolio management of the Fund and reviews and approves the Fund’s investment management agreement and other principal contracts. It is the Fund’s policy that at least three quarters of the Board shall be comprised of Fund Directors who are not “interested persons” of NBIA (including its affiliates) or the Fund (“Independent Fund Directors”).
The Board has appointed an Independent Director to serve in the role of Chairman of the Board.  The Chair’s primary responsibilities are (i) to participate in the preparation of the agenda for meetings of the Board and in the identification of information to be presented to the Board; (ii) to preside at all meetings of the Board; (iii) to act as the Board’s liaison with management between meetings of the Board; and (iv) to act as the primary contact for board communications.  The Chair may perform such other functions as may be requested by the Board from time to time.  Except for any duties specified herein or pursuant to the Fund’s Articles of Incorporation or Bylaws, the designation as Chair does not impose on such Independent Director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.
As described below, the Board has an established committee structure through which the Board considers and addresses important matters involving the Fund, including those identified as presenting conflicts or potential conflicts of interest for management.  The Independent Fund Directors also regularly meet outside the presence of management and are advised by experienced independent legal counsel knowledgeable in matters of investment company regulation.  The Board periodically evaluates its structure and composition as well as various aspects of its operations.  The Board believes that its leadership structure, including its Independent Chair and its committee structure, is appropriate in light of, among other factors, the asset size of the fund complex overseen by the Board, the nature and number of funds overseen by the Board, the number of Fund Directors, the range of experience represented on the Board and the Board’s responsibilities.

Additional Information About Directors
In nominating each candidate to serve, the Board is generally aware of each Director’s skills, experience, judgment, analytical ability, intelligence, common sense, previous profit and not-for-profit board membership and, for each Independent Director, his or her demonstrated willingness to take an independent and questioning stance toward management. For candidates to serve as Independent Directors, independence from the Manager, its affiliates and other principal service providers is critical. Each Director also has considerable familiarity with the funds in the Neuberger Berman fund complex, the Manager, and their operations, as well as the special regulatory requirements governing regulated investment companies and the special responsibilities of investment company directors as a result of his or her substantial prior service as a director of the funds in the Neuberger Berman fund complex. No particular qualification, experience or background establishes the basis for any Director’s position on the Board and the Governance and Nominating Committee and individual Board members may have attributed different weights to the various factors.

In addition to the information set forth in the table above and other relevant qualifications, experience, attributes or skills applicable to a particular Director, the following provides further information about the qualifications and experience of each Director.

Independent Directors

Michael J. Cosgrove:  Mr. Cosgrove is President of an asset management consulting firm.  He has experience as President, Chief Executive Officer, and Chief Financial Officer of the asset management division of a major multinational corporation. He also has experience as a President of institutional sales and marketing for the asset management division of the same corporation, where he was responsible for all distribution, marketing, and development of mutual fund products. He also has served as a member of the boards of various not-for-profit organizations. He has served as a Fund Director for multiple years.

Marc Gary: Mr. Gary has legal and investment management experience as executive vice president and general counsel of a major asset management firm. He also has experience as executive vice president and general counsel at a large corporation, and as national litigation practice chair at a large law firm.  He has served as a member of the boards of various profit and not-for-profit organizations. He currently is a trustee and the executive vice chancellor and COO of a religious seminary where he oversees the seminary’s institutional budget. He has served as a Fund Director for multiple years.

Martha C. Goss: Ms. Goss has experience as chief operating and financial officer of an insurance holding company.  She has experience as an investment professional, head of an investment unit and treasurer for a major insurance company, experience as the Chief Financial Officer of two consulting firms, and experience as a lending officer and credit analyst at a major bank.  She has experience managing a personal investment vehicle.  She has served as a member of the boards of various profit and not-for-profit organizations, including five NYSE listed companies, and a university. She has served as a Fund Director for multiple years.

Michael M. Knetter:  Dr. Knetter has organizational management experience as a dean of a major university business school and as President and CEO of a university supporting foundation.  He also has responsibility for overseeing management of the university’s endowment.  He has academic experience as a professor of international economics.  He has served as a member of the boards of various public companies and another mutual fund. He has served as a Fund Director for multiple years.

Deborah C. McLean: Ms. McLean has experience in the financial services industry. She is currently involved with a high net worth private wealth management membership practice and an angel investing group, where she is active in investment screening and deal leadership and execution. For many years she has been engaged in numerous roles with a variety of not-for-profit and private company boards and has taught corporate finance at the graduate and undergraduate levels. She commenced her professional training at a major financial services corporation, where she was employed for multiple years. She has served as a Fund Director for multiple years.

George W. Morriss:  Mr. Morriss has experience in senior management and as chief financial officer of a financial services company.  He has investment management experience as a portfolio manager managing personal and institutional funds.  He has served as a member of a committee of representatives from companies listed on NASDAQ.  He has served on the board of another mutual fund complex.   He has served as a member of the board of funds of hedge funds.  He has an advanced degree in finance. He has served as a Fund Director for multiple years.

Tom D. Seip:  Mr. Seip has experience in senior management and as chief executive officer and director of a financial services company overseeing other mutual funds and brokerage.  He has experience as director of an asset management company.  He has experience in management of a private investment partnership. He has served as a Fund Director for multiple years and as Independent Chair and/or Lead Independent Director of the Board.
James G. Stavridis: Admiral Stavridis has organizational management experience as a dean of a major university school of law and diplomacy.  He also held many leadership roles with the United States Navy over the span of nearly four decades, including serving as NATO’s Supreme Allied Commander Europe and serving at the Pentagon at different periods of time as a strategic and long range planner on the staffs of the chief of Naval Operations, as the chairman of the Joint Chiefs of Staff, and as Commander, U.S. Southern Command.  He has also served as an advisor to private and public companies on geopolitical and cybersecurity matters. He has served as a Fund Director for multiple years.

Directors who are “Interested Persons”
Joseph V. Amato:  Mr. Amato has investment management experience as an executive with Neuberger Berman and another financial services firm.  Effective July 1, 2018, Mr. Amato serves as Managing Director of Neuberger Berman and President - Mutual Funds of NBIA. He also serves as Neuberger Berman’s Chief Investment Officer for equity investments.  He has experience in leadership roles within Neuberger Berman and its affiliated entities.  He has served as a member of the board of a major university business school. He has served as a Fund Director since 2009.

Information About Committees

The Fund has established several standing committees to oversee particular aspects of the Fund’s management. The anticipated standing committees of the Board are described below.

Audit Committee. The Audit Committee’s purposes are: (a) in accordance with exchange requirements and Rule 32a-4 under the 1940 Act, to oversee the accounting and financial reporting processes of the Fund and, as the Committee deems appropriate, to inquire into the internal control over financial reporting of service providers; (b) in accordance with exchange requirements and Rule 32a-4 under the 1940 Act, to oversee the quality and integrity of the Fund’s financial statements and the independent audit thereof; (c) in accordance with exchange requirements and Rule 32a-4 under the 1940 Act, to oversee, or, as appropriate, assist Board oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (d) to approve, prior to appointment by the Board, the engagement of the Fund’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Fund’s auditors; (e) to act as a liaison between the Fund’s independent registered public accounting firm and the full Board; (f) to prepare an audit committee report as required by Item 407(d) of Regulation S-K to be included in proxy statements relating to the election of directors; (g) to oversee the operation of policies and procedures reasonably designed to ensure that each portfolio holding is valued in an appropriate and timely manner, reflecting information known to management (including management’s internal Valuation Committee) about the issuer, current market conditions, and other material factors (“Pricing Policy”); (h) to consider and evaluate, and recommend to the Board when the Committee deems it appropriate, amendments to the Pricing Policy proposed by management, counsel, the auditors, the Committee itself or others; and (i) to oversee fair value determinations performed by the Adviser as the Fund’s valuation designee and, in connection therewith, to receive and review the reports and notifications required to be provided by the valuation designee pursuant to Rule 2a-5 under the 1940 Act and to request such information from the valuation designee as the Committee deems necessary to oversee the performance of fair valuation determinations by the valuation designee. The independent auditors for the Fund shall report directly to the Audit Committee. Its members are Michael J. Cosgrove (Chair), Martha C. Goss (Vice Chair), and Deborah C. McLean. All members are Independent Fund Directors.  During the fiscal year ended October 31, 2022, the Audit Committee met seven times.

Closed-End Funds Committee. The Fund’s Closed-End Funds Committee is responsible for consideration and evaluation of issues specific to the Fund. Its member is George W. Morriss (Chair), who is an Independent Fund Director.  During the fiscal year ended October 31, 2022, the Closed-End Funds Committee met eight times.

Contract Review Committee. The Contract Review Committee is responsible for reviewing and making recommendations to the Board regarding whether to approve or renew the Fund’s principal contractual arrangements, Rule 12b-1 plans, and such other agreements or plans involving the Fund as the Board determines from time to time. The Contract Review Committee oversees and guides the process by which the Independent Fund Directors annually consider whether to approve or renew such contracts and plans. Its members are Marc Gary, Deborah C. McLean (Chair), and George W. Morriss (Vice Chair) and Michael J. Cosgrove. All members are Independent Fund Directors.  During the fiscal year ended October 31, 2022, the Contract Review Committee met five times.

Ethics and Compliance Committee. The Ethics and Compliance Committee generally: (a) coordinates the Board’s oversight of the Fund’s Chief Compliance Officer (“CCO”) in connection with the implementation of the Fund’s program for compliance with Rule 38a-1 under the 1940 Act and the Fund’s implementation and enforcement of its compliance policies and procedures; (b) oversees the compliance with the Fund’s Code of Ethics, which restricts the personal securities transactions, including transactions in Fund shares, of employees, officers, and directors; (c) considers and evaluates management’s framework for identifying, prioritizing, and managing compliance risks; (d) oversees arrangements for securities lending, if any, in a manner consistent with applicable regulatory requirements, with special emphasis on any arrangements in which the Fund deals with the Adviser or any affiliate of the Adviser as principal or agent; (e) oversees the program by which the Adviser seeks to monitor and improve the quality of execution for portfolio transactions; and (f) considers and evaluates management’s reports regarding: internal audit reviews involving compliance matters; contracts with and payments made to third-party intermediaries; and proxy voting policies, guidelines, and procedures. The Committee shall not assume oversight duties to the extent that such duties have been assigned by the Board expressly to another Committee of the Board (such as oversight of internal controls over financial reporting, which has been assigned to the Audit Committee) or to the Board as a whole. The Committee’s primary function is oversight. Each investment adviser, principal underwriter, administrator, custodian and transfer agent (collectively, “Service Providers”) is responsible for its own compliance with the federal securities laws and for devising, implementing, maintaining and updating appropriate policies, procedures and codes of ethics to ensure compliance with applicable laws and regulations and their contracts with the Fund. The CCO is responsible for administering the Fund’s compliance program, including devising and implementing appropriate methods of testing compliance by the Fund and its Service Providers. Its members are Marc Gary (Chair), Michael M. Knetter, Tom D. Seip, and James G. Stavridis (Vice Chair).  All members are Independent Fund Directors. The entire Board will receive at least annually a report on the compliance programs of the Fund and service providers and the required annual reports on the administration of the Code of Ethics and the required annual certifications from the Fund and NBIA.  During the fiscal year ended October 31, 2022, the Ethics and Compliance Committee met four times.

Executive Committee. The Executive Committee is responsible for acting in an emergency when a quorum of the Board of Directors is not available; the Committee will have all the powers of the Board of Directors when the Board is not in session to the extent permitted by Maryland law. Its members are Joseph V. Amato (Vice Chair), Michael J. Cosgrove, Marc Gary, Martha C. Goss, Michael M. Knetter, Deborah C. McLean, George W. Morriss, and Tom D. Seip (Chair). All members except for Mr. Amato are Independent Fund Directors.  During the fiscal year ended October 31, 2022, the Executive Committee did not meet.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for: (a) considering and evaluating the structure, composition and operation of the Board of Directors and each committee thereof, including the operation of the annual self-evaluation by the Board; (b) evaluating and nominating individuals to serve as Fund Directors including as Independent Fund Directors, as members of committees, as Chair of the Board and as officers of the Fund; (c) recommending for Board approval any proposed changes to Committee membership and recommending for Board and Committee approval any proposed changes to the Chair and Vice Chair appointments of any Committee following consultation with members of each such Committee; and (d) considering and making recommendations relating to the compensation of Independent Fund Directors.  The selection and nomination of candidates to serve as independent directors is committed to the discretion of the current Independent Directors.  Its members are Martha C. Goss (Chair), Michael M. Knetter, Tom D. Seip, and James G. Stavridis (Vice Chair). All members are Independent Fund Directors. The selection and nomination of candidates to serve as independent directors is committed to the discretion of the current Independent Fund Directors.  During the fiscal year ended October 31, 2022, the Governance and Nominating Committee met four times.

Investment Performance Committee. The Investment Performance Committee is responsible for overseeing and guiding the process by which the Board reviews Fund performance and interfacing with management personnel responsible for investment risk management. Each Fund Director is a member of the Committee. Michael M. Knetter and Deborah C. McLean are the Chair and the Vice Chair, respectively, of the Committee. All members except for Mr. Amato are Independent Fund Directors.  During the fiscal year ended October 31, 2022, the Investment Performance Committee met four times.

Risk Management Oversight

As an integral part of its responsibility for oversight of the Fund in the interests of stockholders, the Board oversees risk management of the Fund’s portfolio management, administration and operations. The Board views risk management as an important responsibility of management.

The Fund faces a number of risks, such as investment risk, counterparty risk, valuation risk, liquidity risk, reputational risk, risk of operational failure or lack of business continuity, cybersecurity risk, and legal, compliance and regulatory risk.

Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, stockholder services, investment performance or reputation of the Fund. Under the overall supervision of the Board, the Fund, the Manager, and the affiliates of the Manager, or other service providers to the Fund, employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Different processes, procedures and controls are employed with respect to different types of risks.

The Board exercises oversight of the Manager’s risk management processes primarily through the Board’s committee structure. The various committees, as appropriate, and/or at times the Board, meet periodically with the Chief Risk Officer, head of operational risk, the Chief Information Security Officer, the CCO, the Treasurer, and the Chief Investment Officers for equity, alternative and fixed income, the head of Internal Audit, and the Fund’s independent auditor. The committees, or the Board, as appropriate, review with these individuals, among other things, the design and implementation of risk management strategies in their respective areas, and events and circumstances that have arisen and responses thereto.

The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Directors as to risk management matters are typically summaries of the relevant information. Furthermore, it is in the very nature of certain risks that they can be evaluated only as probabilities, and not as certainties. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations, and no risk management program can predict the likelihood or seriousness of, or mitigate the effects of, all potential risks.

Compensation and Indemnification

The Fund’s Articles provide that the Fund will indemnify its Fund Directors and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Fund, unless it is adjudicated that they (a) engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their offices, or (b) did not act in good faith in the reasonable belief that their action was in the best interest of the Fund. In the case of settlement, such indemnification will not be provided unless it has been determined (by a court or other body approving the settlement or other disposition, by a majority of disinterested directors based upon a review of readily available facts, or in a written opinion of independent counsel) that such officers or Fund Directors have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

Officers and Directors who are interested persons of the Fund, as defined in the 1940 Act,

will receive no salary or fees from the Fund.

Effective January 1, 2022, for serving as a trustee/director of the funds in the Neuberger Berman fund family, each Independent Fund Director receives a combined annual retainer of $180,000, paid quarterly, and a fee of $15,000 for each of the regularly scheduled meetings he or she attends in-person or by telephone. For any additional special in-person or telephonic meeting of the Board, the Governance and Nominating Committee will determine whether a fee is warranted. To compensate for the additional time commitment, the Chair of the Audit Committee receives $20,000 per year, the Chair of the Contract Review Committee and the Chair of the Closed-End Funds Committee each receives $25,000 per year, and each Chair of the other Committees receives $15,000 per year, with the exception of the Chair of the Executive Committee who receives no additional compensation for this role. No additional compensation is provided for service on a Board committee. The Chair of the Board who is also an Independent Fund Director receives an additional $70,000 per year.

The Neuberger Berman Funds reimburse Independent Fund Directors for their travel and other out-of-pocket expenses related to attendance at Board meetings. The Independent Fund Director compensation is allocated to each fund in the Neuberger Berman fund family based on a method the Board finds reasonable.

The following table sets forth information concerning the compensation of the Fund Directors. The Fund does not have any retirement plan for the Fund Directors.

TABLE OF COMPENSATION

Name and Position with the Fund	Aggregate Compensation from the Fund for the Fiscal Year Ended October 31, 2022	Total Compensation from Registered Investment Companies in the Neuberger Berman Fund Complex Paid to Directors for Calendar Year Ended December 31, 2022
Independent Fund Directors
Michael J. Cosgrove Director	$5,260	$255,000
Marc Gary Director	$5,156	$250,000
Martha C. Goss Director	$5,156	$250,000
Michael M. Knetter Director	$5,156	$250,000
Deborah C. McLean Director	$5,336	$258,750
George W. Morriss Director	$5,260	$255,000
Tom D. Seip Chairman of the Board and Director	$6,185	$300,000

James G. Stavridis Director	$4,847	$235,000
Peter P. Trapp[1]	$1,170	$55,000
Director who is an “Interested Person”
Joseph V. Amato	$0	$0

1   Mr. Trapp retired from the Board effective December 31, 2021.

Ownership of Securities

The following table sets forth the aggregate dollar range of equity securities owned by each Fund Director in all the funds in the fund family overseen by the Fund Director, valued as of December 31, 2022.

Name of Fund Director	Dollar Range of Equity Securities Held in the Registrant	Aggregate Dollar Range of Equity Securities Held in all Registered Investment Companies Overseen by Fund Director in Family of Investment Companies
Independent Fund Directors
Michael J. Cosgrove	A	E
Marc Gary	A	E
Martha C. Goss	A	E
Michael M. Knetter	A	E
Deborah C. McLean	A	E
George W. Morriss	D	E
Tom D. Seip	A	E
James G. Stavridis	A	E
Fund Director who is an “Interested Person”
Joseph V. Amato	A	E

A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; E = over $100,000

Independent Fund Directors’ Ownership of Securities

As of December 31, 2022, no Independent Fund Director (or his/her immediate family members) owned securities of NBIA or securities in an entity controlling, controlled by or under common control with NBIA (not including shares of registered investment companies).

Codes of Ethics

The Fund and NBIA have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Directors. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NBIA. The portfolio managers and other investment personnel who comply with the policies’ pre-clearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with the Fund or taking personal advantage of investment opportunities that may belong to the Fund. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC’s internet web site at www.sec.gov. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND ADMINISTRATION SERVICES

Investment Manager and Administrator

NBIA serves as the investment manager to the Fund pursuant to a management agreement with the Fund, dated as of August 6, 2010 (“Management Agreement”). NBIA also provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds and other registered investment companies. As of March 31, 2023, NBIA and its affiliates had approximately $436 billion in assets under management. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002.

The Management Agreement provides, in substance, that NBIA will make and implement investment decisions for the Fund in its discretion and will continuously develop an investment program for the Fund’s assets. The Management Agreement permits NBIA to effect securities transactions on behalf of the Fund through associated persons of NBIA. The Management Agreement also specifically permits NBIA to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Fund, although NBIA has no current plans to pay a material amount of such compensation.

The Management Agreement provides that NBIA shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties. In the event that litigation against NBIA, in connection with its obligations under the Management Agreement or administration agreement (described below), ends with a determination that NBIA acted without culpability, the Fund will reimburse NBIA for reasonable attorney’s fees and other expenses. In the event a matter ends without a court ruling on NBIA’s culpability, any unresolved issue will be determined by a committee of disinterested Directors who were not party to the suit or by an opinion of independent legal counsel. The Fund may advance expenses to NBIA if (1) a committee of non-party disinterested Directors or independent legal counsel determines that NBIA is likely to prevail, and (2) the Fund is adequately assured of repayment in the event of an adverse result.

NBIA provides to the Fund, without separate cost, office space, equipment, and facilities and the personnel necessary to perform executive, administrative, and clerical functions. NBIA will pay all salaries, expenses, and fees of the officers, Directors, and employees of the Fund who are officers, Directors, or employees of NBIA. Director(s) and/or officer(s) of NBIA currently serve as Directors and officers of the Fund. See “Management of the Fund-Directors and Officers.”

Pursuant to the Management Agreement, the Fund agrees to pay NBIA an annual management fee, payable on a monthly basis, at the annual rate of 0.60% of the Fund’s average daily total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage (“Managed Assets”). The liquidation preference of the Preferred Stock is not considered a liability or permanent equity.

NBIA provides facilities, services, and personnel as well as accounting, record keeping and other services to the Fund pursuant to an administration agreement with the Fund, dated as of August 6, 2010 (“Administration Agreement”).  Under the Administration Agreement, NBIA also provides certain stockholder, stockholder-related, and other services that are not furnished by the Fund’s stockholder servicing agent. NBIA provides the direct stockholder services specified in the Administration Agreement and assist the stockholder servicing agent in the development and implementation of specified programs and systems to enhance overall stockholder servicing capabilities. NBIA solicits and gathers stockholder proxies, performs services connected with the Fund’s exchange listing, and furnishes other services the parties agree from time to time should be provided under the Administration Agreement.

For administrative services, the Fund pays NBIA at the annual rate of 0.05% of average daily Managed Assets. With the Fund’s consent, NBIA may subcontract to third parties some of its responsibilities to the Fund under the Administration Agreement. In addition, the Fund may compensate such third parties for accounting and other services.

All fees and expenses are accrued daily and are deducted before payment of distributions to stockholders. The Management Agreement continues until October 31, 2023.  The Management Agreement is renewable thereafter from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Fund Directors, cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Directors or by a 1940 Act majority vote of the outstanding stock of the Fund. The Administration Agreement continues until October 31, 2023. The Administration Agreement is renewable from year to year, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Fund Directors, and (2) by the vote of a majority of the Directors or by a 1940 Act majority vote of the outstanding stock in the Fund.

The Management Agreement is terminable, without penalty, on 60 days’ written notice either by the Fund or by NBIA. The Administration Agreement is terminable, without penalty, on 60 days’ written notice either by NBIA or by the Fund. Each Agreement will terminate automatically if it is assigned.

Except as otherwise described in the Prospectus, the Fund will pay, in addition to the investment management fee described above, all expenses not assumed by NBIA, including, without limitation, fees and expenses of Directors who are not “interested persons” of NBIA or the Fund, interest charges, taxes, brokerage commissions, expenses of issue of shares, fees and expenses of registering and qualifying Fund shares for distribution under federal and state laws and regulations, charges of custodians, auditing and legal expenses, expenses of determining NAV of the Fund, reports to stockholders, expenses of meetings of stockholders, expenses of printing and mailing prospectuses, proxy statements and proxies to existing stockholders, and its proportionate share of insurance premiums and professional association dues or assessments. The Fund will also be responsible for such nonrecurring expenses as may arise, including litigation in which the Fund may be a party, and other expenses as determined by the Board. The Fund may have an obligation to indemnify its officers and Directors with respect to such litigation.

The total dollar amounts paid by the Fund to the Adviser for the last three fiscal years ended October 31, 2022, October 31, 2021 and October 31, 2020 are $1,808,569, $1,890,500 and $2,305,383, respectively.

Management and Control of NBIA

NBIA is an indirect subsidiary of Neuberger Berman Group LLC (“NBG,” and together with its consolidated subsidiaries “NB Group”). The directors, officers and/or employees of NBIA who are deemed “control persons,” all of whom have offices at the same address as NBIA are: Joseph Amato and Brad Tank. Mr. Amato is both a Director and an officer of the Fund.

NBG’s voting equity is owned by NBSH Acquisition, LLC (“NBSH”). NBSH is owned by portfolio managers, members of the NBG’s management team, and certain of NBG’s key employees and senior professionals.

Portfolio Manager Information Accounts Managed
Joseph Lind, CFA (Managing Director of NBIA) and Christopher Kocinski, CFA (Managing Director of NBIA) serve as portfolio managers of the Fund. The table below describes the accounts for which they have day-to-day management responsibility as of October 31, 2022.

Type of Account	Number of Accounts Managed	Total Assets Managed ($ millions)	Number of Accounts Managed for which Advisory Fee is Performance-Based	Assets Managed for which Advisory Fee is Performance- Based ($ millions)
Joseph Lind
Registered Investment Companies*	2	$966	0	$0
Other Pooled Investment Vehicles**	28	$8,720	1	$184
Other Accounts***	23	$5,413	3	$302
Christopher Kocinski
Registered Investment Companies*	2	$966	0	$0
Other Pooled Investment Vehicles**	28	$8,720	1	$184
Other Accounts***	22	$5,336	3	$302

*	Registered Investment Companies include: Mutual Funds.
**	A portion of certain accounts may be managed by other portfolio managers; however,

the total assets of such accounts are included above even though the portfolio manager listed above is not involved in the day-to-day management of the entire account.
****	Other Accounts include: Institutional Separate Accounts, Sub-Advised Accounts and Managed Accounts (WRAP Accounts).

Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one Fund or other account. The management of multiple funds and accounts (including proprietary accounts) may give rise to actual or potential conflicts of interest if the funds and accounts have different or similar objectives, benchmarks, time horizons, and fees, as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The portfolio manager may execute transactions for another fund or account that may adversely impact the value of securities or instruments held by the Fund, and which may include transactions that are directly contrary to the positions taken by the Fund. For example, a portfolio manager may engage in short sales of securities or instruments for another account that are the same type of securities or instruments in which a fund it manages also invests. In such a case, the portfolio manager could be seen as harming the performance of the Fund for the benefit of the account engaging in short sales if the short sales cause the market value of the securities or instruments to fall. Additionally, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity. There may also be regulatory limitations that prevent the Fund from participating in a transaction that another account or fund managed by the same portfolio manager will invest. For example, the 1940 Act prohibits the Fund from participating in certain transactions with certain of its affiliates and from participating in “joint” transactions alongside certain of its affiliates. The prohibition on “joint” transactions may limit the ability of the Fund to participate alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance and may reduce the amount of privately negotiated transactions that the Fund may participate. Further, the Manager may take an investment position or action for a fund or account that may be different from, inconsistent with, or have different rights than (e.g., voting rights, dividend or repayment priorities or other features that may conflict with one another), an action or position taken for one or more other funds or accounts, including the Fund, having similar or different objectives. A conflict may also be created by investing in different parts of an issuer’s capital structure (e.g., equity or debt, or different positions in the debt structure). Those positions and actions may adversely impact, or in some instances benefit, one or more affected accounts, including the funds. Potential conflicts may also arise because portfolio decisions and related actions regarding a position held for a fund or another account may not be in the best interests of a position held by another fund or account having similar or different objectives. If one account were to buy or sell portfolio securities or instruments shortly before another account bought or sold the same securities or instruments, it could affect the price paid or received by the second account. Securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Finally, a conflict of interest may arise if the Manager and a portfolio manager have a financial incentive to favor one account over another, such as a performance-based management fee that applies to one account but not all funds or accounts for which the portfolio manager is responsible. In the ordinary course of operations, certain businesses within the Neuberger Berman organization (the “Firm”) will seek access to material nonpublic information. For instance, NBIA portfolio managers may obtain and utilize material non-public information in purchasing loans and other debt instruments and certain privately placed or restricted equity instruments. From time to time, NBIA portfolio managers will be offered the opportunity on behalf of applicable clients to participate on a creditors or other similar committee in connection with restructuring or other “work-out” activity, which participation could provide access to material nonpublic information. The Firm maintains procedures that address the process by which material non-public information may be acquired intentionally by the Firm. When considering whether to acquire material nonpublic information, the Firm will attempt to balance the interests of all clients, taking into consideration relevant factors, including the extent of the prohibition on trading that would occur, the size of the Firm’s existing position in the issuer, if any, and the value of the information as it relates to the investment decision-making process. The acquisition of material non-public information would likely give rise to a conflict of interest since the Firm may be prohibited from rendering investment advice to clients regarding the securities or instruments of such issuer and thereby potentially limiting the universe of securities or instruments that the Firm, including the Fund, may purchase or potentially limiting the ability of the Firm, including the Fund, to sell such securities or instruments. Similarly, where the Firm declines access to (or otherwise does not receive or share within the Firm) material non-public information regarding an issuer, the portfolio managers could potentially base investment decisions with respect to assets of such issuer solely on public information, thereby limiting the amount of information available to the portfolio managers in connection with such investment decisions. In determining whether or not to elect to receive material non-public information, the Firm will endeavor to act fairly to its clients as a whole. The Firm reserves the right to decline access to material nonpublic information, including declining to join a creditors or similar committee. NBIA and the Fund have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of Portfolio Managers

Our compensation philosophy is one that focuses on rewarding performance and incentivizing our employees. We are also focused on creating a compensation process that we believe is fair, transparent, and competitive with the market.

Compensation for portfolio managers consists of fixed (salary) and variable (bonus) compensation but is more heavily weighted on the variable portion of total compensation and is paid from a team compensation pool made available to the portfolio management team with which the portfolio manager is associated. The size of the team compensation pool is determined based on a formula that takes into consideration a number of factors including the pre-tax revenue that is generated by that particular portfolio management team, less certain adjustments. The bonus portion of the compensation is discretionary and is determined on the basis of a variety of criteria, including investment performance (including the aggregate multi-year track record), utilization of central resources (including research, sales and operations/support), business building to further the longer term sustainable success of the investment team, effective team/people management, and overall contribution to the success of Neuberger Berman. Certain portfolio managers may manage products other than mutual funds, such as high net worth separate accounts. For the management of these accounts, a portfolio manager may generally receive a percentage of pre-tax revenue determined on a monthly basis less certain deductions. The percentage of revenue a portfolio manager receives pursuant to this arrangement will vary based on certain revenue thresholds.

The terms of our long-term retention incentives are as follows:

Employee-Owned Equity. Certain employees (primarily senior leadership and investment professionals) participated in Neuberger Berman’s equity ownership structure, which was designed to incentivize and retain key personnel. In addition, in prior years certain employees may have elected to have a portion of their compensation delivered in the form of equity. We also offer an equity acquisition program which allows employees a more direct opportunity to invest in Neuberger Berman.

For confidentiality and privacy reasons, we cannot disclose individual equity holdings or program participation.

Contingent Compensation Plan. Certain employees may participate in the Neuberger Berman Group Contingent Compensation Plan (the “CCP”) to serve as a means to further align the interests of our employees with the success of the firm and the interests of our clients, and to reward continued employment. Under the CCP, up to 20% of a participant’s annual total compensation in excess of $500,000 is contingent and subject to vesting. The contingent amounts are maintained in a notional account that is tied to the performance of a portfolio of Neuberger Berman investment strategies as specified by the firm on an employee-by-employee basis. By having a participant’s contingent compensation tied to Neuberger Berman investment strategies, each employee is given further incentive to operate as a prudent risk manager and to collaborate with colleagues to maximize performance across all business areas. In the case of members of investment teams, including portfolio managers, the CCP is currently structured so that such employees have exposure to the investment strategies of their respective teams as well as the broader Neuberger Berman portfolio.

Restrictive Covenants. Most investment professionals, including portfolio managers, are subject to notice periods and restrictive covenants which include employee and client non-solicit restrictions as well as restrictions on the use of confidential information. In addition, depending on participation levels, certain senior professionals who have received equity grants have also agreed to additional notice and transition periods and, in some cases, non-compete restrictions. For confidentiality and privacy reasons, we cannot disclose individual restrictive covenant arrangements

Ownership of Securities

Set forth below is the dollar range of equity securities beneficially owned by the Fund’s Portfolio Managers in the Registrant as of October 31, 2022.

Portfolio Manager	Dollar Range of Equity Securities Owned in the Registrant
Christopher Kocinski	A
Joseph Lind	E
A = None	E = $100,001-$500,000
B = $1-$10,000	F = $500,001-$1,000,000
C = $10,001 - $50,000	G = Over $1,000,000
D =$50,001-$100,000

PORTFOLIO TRANSACTIONS

Other Investment Companies or Accounts Managed

The investment decisions concerning the Fund and the other registered investment companies managed by NBIA (collectively, “Other NB Funds”) have been and will continue to be made independently of one another. In terms of their investment objectives, most of the Other NB Funds differ from the Fund. Even where the investment objectives are similar, however, the methods used by the Other NB Funds and the Fund to achieve their objectives may differ. The investment results achieved by all of the registered investment companies managed by NBIA have varied from one another in the past and are likely to vary in the future. In addition, NBIA or its affiliates may manage one or more Other NB Funds or other accounts with similar investment objectives and strategies as the Fund that may have risks that are greater or less than the Fund.

There may be occasions when the Fund and one or more of the Other NB Funds or other accounts or funds managed by NBIA are contemporaneously engaged in purchasing or selling the same securities from or to third parties. When this occurs, the transactions may be aggregated to obtain favorable execution to the extent permitted by applicable law and regulations. The transactions will be allocated according to one or more methods designed to ensure that the allocation is equitable to the Fund and accounts involved. Although in some cases this arrangement may have a detrimental effect on the price or volume of the securities as to the Fund, in other cases it is believed that the Fund’s ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of the Directors and NBIA that the desirability of the Fund having its advisory arrangements with NBIA outweighs any disadvantages that may result from contemporaneous transactions.

The Fund is subject to certain limitations imposed on all advisory clients of NBIA (including the Fund, the Other NB Funds, and other managed funds or accounts) and personnel of NBIA and its affiliates. These may include, for example, limits that may be imposed in certain industries or by certain companies, and policies of NBIA that limit the aggregate purchases, by all accounts under management, of the outstanding shares of public companies.

Proxy Voting

The Board has delegated to NBIA the responsibility to vote proxies related to the securities held in the Fund’s portfolio. Under this authority, NBIA would be required by the Board to vote proxies related to portfolio securities in the best interests of the Fund and its stockholders. The Board permits NBIA to contract with a third party to obtain proxy voting and related services, including research of current issues.

NBIA has implemented written Proxy Voting Policies and Procedures (“Proxy Voting Policy”) that are designed to reasonably ensure that NBIA votes proxies prudently and in the best interest of its advisory clients for whom NBIA has voting authority, including the Fund. The Proxy Voting Policy also describes how NBIA addresses any conflicts that may arise between its interests and those of its clients with respect to proxy voting.

NBIA’s Governance and Proxy Committee (“Proxy Committee”) is responsible for developing, authorizing, implementing and updating the Proxy Voting Policy, administering and overseeing the proxy voting process and engaging and overseeing any independent third-party vendors as voting delegates to review, monitor and/or vote proxies. In order to apply the Proxy Voting Policy noted above in a timely and consistent manner, NBIA utilizes Glass, Lewis & Co. (“Glass Lewis”) to vote proxies in accordance with NBIA’s voting guidelines or, in instances where a material conflict has been determined to exist, in accordance with the voting recommendations of an independent third party.  NBIA retains final authority and fiduciary responsibility for proxy voting. NBIA believes that this process is reasonably designed to address material conflicts of interest that may arise between NBIA and a client as to how proxies are voted.

In the event that an investment professional at NBIA believes that it is in the best interests of a client or clients to vote proxies in a manner inconsistent with the voting guidelines, the Proxy Committee will review information submitted by the investment professional to determine that there is no material conflict of interest between NBIA and the client with respect to the voting of the proxy in the requested manner.

If the Proxy Committee determines that the voting of a proxy as recommended by the investment professional would not be appropriate, the Proxy Committee shall: (i) take no further action, in which case Glass Lewis shall vote such proxy in accordance with the voting guidelines; (ii) disclose such conflict to the client or clients and obtain written direction from the client as to how to vote the proxy; (iii) suggest that the client or clients engage another party to determine how to vote the proxy; or (iv) engage another independent third party to determine how to vote the proxy.

The Fund may invest in shares of affiliated funds and may own substantial portions of these underlying affiliated funds. When the Fund holds shares of underlying affiliated funds, the Fund will vote proxies of those funds in the same proportion as the vote of all other holders of the fund’s shares, unless the Board otherwise instructs. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available, without charge, by calling 1-800-877-9700 (toll-free) or by visiting www.nb.com or the website of the SEC, www.sec.gov.

Brokerage and Research Services

Orders for the purchase or sale of portfolio securities are placed on behalf of the Fund by NBIA pursuant to the terms of the advisory agreement. In effecting securities transactions, the Fund seeks to obtain the best price and execution of orders. While affiliates of NBIA are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the OTC market) where such brokers are capable of providing best execution (“Affiliated Brokers”), the Fund generally uses unaffiliated brokers.

For Fund transactions which involve securities traded on the OTC market, the Fund purchases and sells OTC securities in principal transactions with dealers who are the principal market makers for such securities.

During the fiscal years ended October 31, 2022, October 31, 2021 and October 31, 2020, the Fund did not pay brokerage commissions. During the fiscal year ended October 31, 2022, the Fund did not acquire or hold any securities of its “regular brokers or dealers” (as defined under the 1940 Act).

The amount of brokerage commissions paid by the Fund may vary significantly from year to year due to a variety of factors, including the types of investments selected by the Manager, investment strategy changes, changing asset levels, and/or portfolio turnover.

Commission rates, being a component of price, are considered along with other relevant factors in evaluating best price and execution. In selecting a broker other than an Affiliated Broker to execute Fund transactions, NBIA generally considers the quality and reliability of brokerage services, including execution capability, speed of execution, overall performance, and financial responsibility, and may consider, among other factors, research and other investment information or services (“research services”) provided by those brokers as well as any expense offset arrangements offered by the brokers.

The Fund may use an Affiliated Broker where, in the judgment of NBIA, that firm is able to obtain a price and execution at least as favorable as other qualified brokers. To the Fund’s knowledge, no affiliate of the Fund receives give-ups or reciprocal business in connection with its securities transactions.

The use of an Affiliated Broker for the Fund is subject to the requirements of Section 11(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Section 11(a) prohibits members of national securities exchanges from retaining compensation for executing exchange transactions for accounts which they or their affiliates manage, except where they have the authorization of the persons authorized to transact business for the account and comply with certain annual reporting requirements. Before an Affiliated Broker is used, the Fund and NBIA expressly authorize the Affiliated Broker to retain such compensation, and the Affiliate Broker would have to agree to comply with the reporting requirements of Section 11(a).

Under the 1940 Act, commissions paid by the Fund to an Affiliated Broker in connection with a purchase or sale of securities on a securities exchange may not exceed the usual and customary broker’s commission. Accordingly, it is the Fund’s policy that the commissions paid an Affiliated Broker will be at least as favorable to the Fund as those that would be charged by other qualified brokers having comparable execution capability in NBIA’s judgment. The Fund does not deem it practicable and in its best interests to solicit competitive bids for commissions on each transaction effected by an Affiliated Broker. However, when an Affiliated Broker is executing portfolio transactions on behalf of the Fund, consideration regularly will be given to information concerning the prevailing level of commissions charged by other brokers on comparable transactions during comparable periods of time. The 1940 Act generally prohibits an Affiliated Broker from acting as principal in the purchase of portfolio securities from, or the sale of portfolio securities to, the Fund unless an appropriate exemption is available.

A committee of Independent Fund Directors from time to time reviews, among other things, information relating to the commissions charged by an Affiliated Broker to the Fund and to their other customers and information concerning the prevailing level of commissions charged by other brokers having comparable execution capability.

To ensure that accounts of all investment clients, including the Fund, are treated fairly in the event that an Affiliated Broker receives transaction instructions regarding the same security for more than one investment account at or about the same time, the Affiliated Broker may combine orders placed on behalf of clients, including advisory accounts in which affiliated persons have an investment interest, for the purpose of negotiating brokerage commissions or obtaining a more favorable price. Where appropriate, securities purchased or sold may be allocated, in terms of amount, to a client according to the proportion that the size of the order placed by that account bears to the aggregate size of orders contemporaneously placed by the other accounts, subject to de minimis exceptions. All participating accounts pay or receive the same price when orders are combined.

Under policies adopted by the Board, an Affiliated Broker may enter into agency cross-trades on behalf of the Fund. An agency cross-trade is a securities transaction in which the same broker acts as agent on both sides of the trade and the broker or an affiliate has discretion over one of the participating accounts. In this situation, the Affiliated Broker would receive brokerage commissions from both participants in the trade. The other account participating in an agency cross-trade with the Fund cannot be an account over which the Affiliated Broker exercises investment discretion. A member of the Board of Directors who will not be affiliated with the Affiliated Broker will review information about each agency cross- -trade that the Fund participates in.

In selecting a broker to execute Fund transactions, the Manager considers the quality and reliability of brokerage services, including execution capability, speed of execution, overall performance, and financial responsibility, and may consider, among other factors, research and other investment information provided by non-affiliated brokers.

A committee comprised of officers of NBIA who are portfolio managers of the Fund and Other NB Funds (collectively, “NB Funds”) and some of NBIA’s managed accounts (“Managed Accounts”) periodically evaluates throughout the year the nature and quality of the brokerage and research services provided by other brokers. Based on this evaluation, the committee establishes a list and projected rankings of preferred brokers for use in determining the relative amounts of commissions to be allocated to those brokers. Ordinarily, the brokers on the list effect a large portion of the brokerage transactions for the NB Funds and the Managed Accounts. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings. These variations reflect the following factors, among others: (1) brokers not on the list or ranking below other brokers on the list may be selected for particular transactions because they provide better price and/or execution, which is the primary consideration in allocating brokerage; (2) adjustments may be required because of periodic changes in the execution capabilities of or research or other services provided by particular brokers or in the execution or research needs of the NB Funds and/or the Managed Accounts; and (3) the aggregate amount of brokerage commissions generated by transactions for the NB Funds and the Managed Accounts may change substantially from one semi-annual period to the next.

The commissions paid to a broker other than an Affiliated Broker may be higher than the amount another firm might charge if the Manager determines in good faith that the amount of those commissions is reasonable in relation to the value of the brokerage and research services provided by the broker. The Manager believes that those research services benefit the Fund by supplementing the information otherwise available to the Manager. That research may also be used by the Manager in servicing Other NB Funds and in servicing Managed Accounts. On the other hand, research received by the Manager from brokers effecting portfolio transactions on behalf of the Other NB Funds and from brokers effecting portfolio transactions on behalf of the Managed Accounts may be used for the Fund’s benefit.

In certain instances, the Manager may specifically allocate brokerage for research services (including research reports on issuers and industries as well as economic and financial data) which may otherwise be purchased for cash. While the receipt of such services has not reduced the Manager’s normal internal research activities, the Manager’s expenses could be materially increased if it were to generate such additional information internally. To the extent such research services are provided by others, the Manager is relieved of expenses it may otherwise incur. In some cases research services are generated by third parties but provided to the Manager by or through broker dealers. Research obtained in this manner may be used in servicing any or all clients of the Manager and may be used in connection with clients other than those client’s whose brokerage commissions are used to acquire the research services described herein. With regard to allocation of brokerage to acquire research services described above the Manager always considers its best execution obligation when deciding which broker to utilize.

Insofar as Fund transactions result from active management of equity securities, and insofar as Fund transactions result from seeking capital appreciation by selling securities whenever sales are deemed advisable without regard to the length of time the securities may have been held, it may be expected that the aggregate brokerage commissions paid by the Fund to brokers (including to Affiliated Brokers) may be greater than if securities were selected solely on a long-term basis.

The Fund may, from time to time, loan portfolio securities to broker-dealers affiliated with NBIA (“Affiliated Borrowers”) in accordance with the terms and conditions of an order issued by the SEC. The order exempts such transactions from the provisions of the 1940 Act that would otherwise prohibit these transactions, subject to certain conditions. In accordance with the order, securities loans made by the Fund to Affiliated Borrowers are fully secured by cash collateral. Each loan to an Affiliated Borrower by the Fund will be made on terms at least as favorable to the Fund as comparable loans to unaffiliated borrowers, and no loans will be made to an Affiliated Borrower unless the Affiliated Borrower represents that the terms are at least as favorable to the Fund as those it provides to unaffiliated lenders in comparable transactions. All transactions with Affiliated Borrowers will be reviewed periodically by officers of the Fund and reported to the Board.

DISTRIBUTIONS

To permit the Fund to maintain more stable monthly distributions, the Fund may from time to time distribute less than the entire amount of distributable cash flow received as cash distributions from its portfolio securities in a particular period. Such undistributed cash flow would be available to supplement future distributions, including distributions that might otherwise have been reduced by a decrease in the Fund’s net cash flow due to fluctuations in cash distributions received on portfolio securities (or other sources of income) or expenses or due to an increase in the distribution rate or interest rate on the Fund’s borrowings, Preferred Stock or Notes, if any. As a result, the distributions the Fund pays for any particular period may be more or less than the amount of cash flow received as cash distributions from portfolio securities during such period. Undistributed cash flow received as cash distributions from portfolio securities are be included in the Fund’s NAV and, correspondingly, distributions from undistributed cash flow received as cash distributions from portfolio securities will reduce that NAV.

For information relating to the impact of the borrowings or the issuance of Preferred Stock or Notes on the distributions made by the Fund to Common Stockholders, see “Use of Leverage” in the Prospectus.

While any Preferred Stock is outstanding, the Fund may not declare any cash dividend or other distribution on its Common Stock unless at the time of such declaration (1) all accumulated dividends on the Preferred Stock have been paid and (2) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of any outstanding Preferred Stock. While any borrowings or Notes are outstanding, the Fund may not declare any cash dividend or other distribution on its Common Stock unless at the time of such declaration the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 300% of the principal amount of any borrowings or Notes.

DESCRIPTION OF SHARES
Common Stock

The Articles authorize the issuance of one billion (1,000,000,000) shares. The Common Stock will be issued with a par value of $0.0001 per share. All Common Stock has equal rights as to the payment of dividends and the distribution of assets upon liquidation. Common Stock will, when issued, be fully paid and non-assessable, and will have no pre-emptive or conversion rights or rights to cumulative voting. Whenever Preferred Stock is outstanding, Common Stockholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on Preferred Stock have been paid, and unless asset coverage (as defined in the 1940 Act) with respect to Preferred Stock would be at least 200% after giving effect to such distributions. See “Preferred Stock” below. Whenever Notes are outstanding, Common Stockholders will not be entitled to receive any distributions from the Fund unless asset coverage (as defined in the 1940 Act) with respect to the Notes would be at least 300%.

The Common Stock is listed on the NYSE American.  The Fund intends to hold annual meetings of stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing.

Shares of closed-end investment companies may frequently trade at prices lower than NAV. Shares of closed-end investment companies have during some periods traded at prices higher than NAV and during other periods traded at prices lower than NAV. There can be no assurance that shares of Common Stock or shares of other closed-end funds will trade at a price higher than NAV in the future. NAV generally increases when interest rates decline, and decreases when interest rates rise. Whether investors will realize gains or losses upon the sale of Common Stock will not depend solely upon the Fund’s NAV but will depend entirely upon whether the market price of the Common Stock at the time of sale is above or below the original purchase price for the shares. Since the market price of the Fund’s Common Stock will be determined by factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below, or above NAV or at, below or above the initial public offering price. Accordingly, the Common Stock is designed primarily for long-term investors, and investors in the Common Stock should not view the Fund as a vehicle for trading purposes. See “Repurchase of Common Stock; Tender Offers; Conversion to Open-end Fund” and the Fund’s Prospectus under “Use of Leverage.”

Preferred Stock

The Fund currently has notes and preferred stock outstanding. The Articles authorize the Board to create additional classes of stock. The Preferred Stock may be issued in one or more classes or series, with such rights as determined by action of the Board without the approval of the Common Stockholders.

Although the terms of any Preferred Stock, including their distribution rate, voting rights, liquidation preference and redemption provisions, would be determined by the Board (subject to applicable law and the Articles) if it authorizes a Preferred Stock offering, Preferred Stock would likely pay distributions based on short-term rates. The liquidation preference, preference on distribution, voting rights and redemption provisions of the Preferred Stock may be as stated below.

As used in this SAI, unless otherwise noted, the Fund’s “net assets” include assets of the Fund attributable to any outstanding Common Stock, Preferred Stock and Notes, with no deduction for the liquidation preference of the Preferred Stock or principal amount of the Notes. Solely for financial reporting purposes, however, the Fund is required to exclude the liquidation preference of Preferred Stock from “net assets,” so long as the Preferred Stock has redemption features that are not solely within the control of the Fund. For all regulatory and tax purposes, the Fund’s Preferred Stock will be treated as stock (rather than indebtedness).

Limited Issuance of Preferred Stock. Under the 1940 Act, the Fund could issue Preferred Stock with an aggregate liquidation value of up to one-half of the value of the Fund’s net assets, measured immediately after issuance of the Preferred Stock. “Liquidation value” means the original purchase price of the shares being liquidated plus any accrued and unpaid dividends. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless the liquidation value of the Preferred Stock is less than one-half of the value of the Fund’s net assets (determined after deducting the amount of such dividend or distribution) immediately after the distribution. To the extent that the Fund has outstanding any senior securities representing indebtedness (such as through the use of derivative instruments that constitute senior securities), the aggregate amount of such senior securities will be added to the total liquidation value of any outstanding Preferred Stock for purposes of these asset coverage requirements. The Fund intends to purchase or redeem Preferred Stock, if necessary, to keep the liquidation value of the Preferred Stock plus the aggregate amount of other senior securities representing indebtedness at or below one-half of the value of the Fund’s net assets.

Distribution Preference. The Preferred Stock would have complete priority over the Common Stock as to distribution of assets.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, holders of Preferred Stock (“Preferred Stockholders”) would be entitled to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus accumulated and unpaid dividends thereon, whether or not earned or declared) before any distribution of assets is made to Common Stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, Preferred Stockholders would not be entitled to any further participation in any distribution of assets by the Fund. A consolidation or merger of the Fund with or into any business trust or corporation or a sale of all or substantially all of the assets of the Fund shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

Voting Rights. In connection with any issuance of Preferred Stock, the Fund must comply with Section 18(i) of the 1940 Act, which requires, among other things, that Preferred Stock be voting shares. Except as otherwise provided in the Articles or otherwise required by applicable law, Preferred Stockholders would vote together with Common Stockholders as a single class.

In connection with the election of the Fund’s Directors, Preferred Stockholders, voting as a separate class, would also be entitled to elect two of the Fund’s Directors, and the remaining Directors shall be elected by Common Stockholders and Preferred Stockholders, voting together as a single class. In addition, if at any time dividends on the Fund’s outstanding Preferred Stock shall be unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding Preferred Stock, voting as a separate class, would be entitled to elect a majority of the Fund’s Directors until all dividends in arrears have been paid or declared and set apart for payment.

The affirmative vote of the holders of a majority of the outstanding Preferred Stock, voting as a separate class, shall be required to approve any action requiring a vote of security holders under Section 13(a) of the 1940 Act including, among other things, changes in the Fund’s investment objective, the conversion of the Fund from a closed-end to an open-end company, or changes in the investment restrictions described as fundamental policies under “Investment Objective, Policies and Limitations.” The class or series vote of Preferred Stockholders described above shall in each case be in addition to any separate vote of the requisite percentage of Common Stock and Preferred Stock necessary to authorize the action in question.

Preferred Stockholders would not be entitled to vote on matters placed before stockholders if, at or prior to the time when a vote is required, such shares shall have been (1) redeemed or (2) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Redemption, Purchase and Sale of Preferred Stock by the Fund. The terms of the Preferred Stock may provide that they are redeemable at certain times, in whole or in part, at the original purchase price per share plus accumulated dividends, that the Fund may tender for or purchase Preferred Stock and that the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of Preferred Stock by the Fund will reduce the leverage applicable to Common Stock, while any resale of shares by the Fund will increase such leverage.

The Fund currently does not intend to issue Preferred Stock. The discussion above describes the possible offering of preferred shares by the Fund. If the Board determines to authorize such an offering, the terms of the Preferred Stock may be the same as, or different from, the terms described above, subject to applicable law and the Articles.

CERTAIN PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS

The Fund’s Articles of Incorporation (“Articles”) include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund.

The Articles require a vote by a majority of the Directors, including a majority of the Independent Fund Directors, of the Fund, and holders of at least 75% of the shares of capital stock of the Fund outstanding and entitled to vote, except as described below, to authorize (1) the Fund’s conversion from a closed-end to an open-end investment company; (2) any merger or consolidation or share exchange of the Fund with or into any other company; (3) the dissolution or liquidation of the Fund; (4) any sale, lease or exchange of all or substantially all of the Fund’s assets to any Principal Stockholder (as defined below); (5) a change in the nature of the business of the Fund so that it would cease to be an investment company registered under the 1940 Act; (6) with certain exceptions, the issuance of any securities of the Fund to any Principal Stockholder for cash; or (7) any transfer by the Fund of any securities of the Fund to any Principal Stockholder in exchange for cash, securities or other property having an aggregate fair market value of $1 million ($1,000,000) or more; provided, with respect to (1) through (5), if such action has been authorized by the affirmative vote of 75% of the Directors, including a majority of the Independent Fund Directors, then the affirmative vote of the holders of only a majority of the Fund’s shares of capital stock outstanding and entitled to vote at the time is required; and provided, further, with respect to (6) and (7), if such transaction has been authorized by the affirmative vote of 75% of the Directors, including a majority of the Independent Fund Directors, no stockholder vote is required to authorize such action. The term “Principal Stockholder” means any person, entity or group that holds, directly or indirectly, more than 5% of the outstanding shares of the Fund and includes any associates or affiliates of such person or entity or of any member of the group. None of the foregoing provisions may be amended except by the vote of at least 75% of the outstanding shares of capital stock of the Fund outstanding and entitled to vote thereon. As discussed in the Prospectus, certain of the actions described above also require approval by the holders of the Preferred Shares, tallied separately. Certain of the transactions described above, even if approved by stockholders, may be prohibited by the 1940 Act.

The percentage votes required under these provisions, which are greater than the minimum requirements under Maryland law or the 1940 Act, will make more difficult a change in the Fund’s business or management and may have the effect of depriving Common Stockholders of an opportunity to sell shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The Board believes that the provisions of the Articles relating to such higher votes are in the best interest of the Fund and its stockholders.

The Bylaws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being considered at a stockholders’ meeting where the Fund has not received notice of the matters generally at least 120 but no more than 150 days prior to the first anniversary of the date of mailing of the preceding year’s annual meeting of stockholders.

Reference should be made to the Articles and Bylaws on file with the SEC for the full text of these provisions.

REPURCHASE OF COMMON STOCK; TENDER OFFERS;
CONVERSION TO OPEN-END FUND

The Fund is a closed-end management investment company, and as such its stockholders do not have the right to cause the Fund to redeem their shares. Instead, the Fund’s Common Stock trades in the open market at a price that is a function of several factors, including distribution levels (which are in turn affected by expenses), NAV, call protection, distribution stability, portfolio credit quality, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Shares of a closed-end management investment company may frequently trade at prices lower than NAV. The Board regularly monitors the relationship between the market price and NAV of the Common Stock. If the Common Stock were to trade at a substantial discount to NAV for an extended period of time, the Board may consider the repurchase of its Common Stock on the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Fund to an open-end management investment company. The Fund cannot assure you that the Board will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce market discount.

Notwithstanding the foregoing, at any time when the Fund has Preferred Stock outstanding, the Fund may not purchase, redeem or otherwise acquire any of its Common Stock unless (1) all accrued dividends on Preferred Stock have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Fund’s portfolio (determined after deducting the acquisition price of the Common Stock) is at least 200% of the liquidation value of the outstanding Preferred Stock (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon).

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the 1934 Act and the 1940 Act and the rules and regulations thereunder.

The Board may also from time to time consider submitting to the holders of the shares of stock of the Fund a proposal to convert the Fund to an open-end investment company. In determining whether to exercise its sole discretion to submit this issue to stockholders, the Board would consider all factors then relevant, including the relationship of the market price of the Common Stock to NAV, the extent to which the Fund’s capital structure is leveraged and the possibility of re-leveraging, the spread, if any, between the yields on securities in the Fund’s portfolio and interest and dividend charges on any Preferred Stock and/or Notes issued by the Fund and general market and economic conditions.

See “Anti-Takeover and Other Provisions in the Articles of Incorporation” in the Prospectus and “Certain Provisions in the Articles of Incorporation and Bylaws” in this SAI for a discussion of voting requirements applicable to conversion of the Fund to an open-end company. If the Fund converted to an open-end management investment company, it would be required to redeem all Preferred Stock and Notes then outstanding (requiring in turn that it liquidate a portion of its investment portfolio), if any, and the Fund’s Common Stock would no longer be listed on the NYSE American. In contrast to a closed-end management investment company, stockholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less any redemption charge that is in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end companies typically engage in a continuous offering of their common stock. Open-end companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.

The repurchase by the Fund of its shares at prices below NAV will result in an increase in the NAV of those shares that remain outstanding. However, there can be no assurance that share repurchases or tenders at or below NAV will result in the Fund’s shares trading at a price equal to their NAV. Nevertheless, the fact that the Fund’s shares may be the subject of repurchase or tender offers at NAV from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and NAV that might otherwise exist.

In addition, a purchase by the Fund of its Common Stock will decrease the Fund’s total assets. This would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Stock at a time when Preferred Stock or Notes are outstanding will increase the leverage applicable to the outstanding Common Stock then remaining. See the Fund’s Prospectus under “Risks – Leverage Risk.”

Before deciding whether to take any action if the Fund’s Common Stock trades below NAV, the Board would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its stockholders, market considerations and alternative actions that might be taken. Based on these considerations, even if the Fund’s Common Stock should trade at a discount, the Board may determine that, in the interest of the Fund and its stockholders, that the Fund should not be converted to an open-end structure and, perhaps, that no action should be taken at that time.

TAX MATTERS

The following is a brief general summary of certain material federal tax considerations affecting the Fund and its stockholders with respect to the purchase, ownership, and disposition of Common Stock. It is based on the Code, the regulations thereunder, judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect); no assurance can be given that future legislation, regulations, court decisions, and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Fund, could be applied retroactively. Tax matters are complicated, and this discussion does not purport to be complete  or to deal with all aspects of federal income taxation that may be relevant to an investor in light of his, her, or its particular circumstances or to Common Stockholders (such as those enumerated in the Prospectus) who or that are subject to special federal tax rules.

Unless otherwise noted, this discussion applies only to a U.S. Stockholder (as defined in the Prospectus) that holds Common Stock as a capital asset (generally, an asset held for investment). If a partnership holds Common Stock, the federal income tax treatment of a partner in the partnership generally will depend on the partner’s status and the partnership’s activities.

The tax consequences of an investment in and holding Common Stock will depend on the particular facts of each investor’s situation. Prospective investors are advised to consult their own tax advisers with respect to the application to their own circumstances of the general federal income tax rules summarized below, and with respect to other federal, state, local, or foreign tax consequences to them, before making an investment in Common Stock.

Taxation of the Fund

The Fund intends to qualify each taxable year for treatment as a RIC. To qualify for that treatment, the Fund must, among other things:

(a) derive at least 90% of its gross income each taxable year from interest, dividends, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in securities or those currencies and net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (“Income Requirement”);

(b) distribute with respect to each taxable year at least the sum of 90% of its investment company taxable income (consisting generally of net investment income, the excess, if any, of net short-term capital gain over net long-term capital loss, and net gains from certain foreign currency transactions, if any, all determined without regard to any deduction for dividends paid) and 90% of its net exempt interest, if any, for that year (“Distribution Requirement”); and

(c) diversify its holdings so that, at the end of each quarter of its taxable year, (1) at least 50% of the value of its total assets is represented by cash and cash items, Government securities, securities of other RICs and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the issuer’s outstanding voting securities, and (2) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the Government or other RICs) of any one issuer or of two or more issuers that the Fund controls and are engaged in the same, similar or related trades or businesses, or the securities of one or more QPTPs (“Diversification Requirements”).

If the Fund qualifies for treatment as a RIC, it will not be subject to federal income tax on net income and realized gains it timely distributes to its stockholders. If the Fund failed to  qualify for that treatment for any taxable year — either (1) by failing to satisfy the Distribution Requirement, even if it satisfied the Income and Diversification Requirements, or (2) by failing to satisfy the Income Requirement and/or either Diversification Requirement and was unable to, or determined not to, avail itself of Code provisions that enable a RIC to cure a failure to satisfy any of the Income and Diversification Requirements as long as the failure “is due to reasonable cause and not due to willful neglect” and the RIC pays a deductible tax calculated in accordance with those provisions and meets certain other requirements — then for federal income tax purposes it would be taxed as an ordinary corporation on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its stockholders. In addition, for those purposes the stockholders would treat all those distributions, including distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), as dividends to the extent of the Fund’s earnings and profits, taxable as ordinary income, except that, for individual and certain other non-corporate stockholders (each, an “individual stockholder”), the part thereof that is “qualified dividend income” (“QDI”) would be subject to federal income tax at the rates for net capital gain — a maximum of 15% for a single stockholder with taxable income not exceeding $492,300 ($553,850 for married stockholders filing jointly) and 20% for those individual stockholders with taxable income exceeding those respective amounts (which apply for 2023 and will be adjusted for inflation annually); and all or part of those dividends distributions might be eligible for the  dividends received deduction. Furthermore, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

The Fund intends to distribute at least annually to its stockholders all or substantially all of its investment company taxable income. The Fund also will annually (1) distribute its net capital gain or (2) retain all or a portion of its net capital gain for investment. If the Fund retains any such income or gain, it will be subject to tax at regular corporate rates on the retained amount. See “Taxation of the Stockholders” below for a description of the consequences to the Fund’s stockholders of its retention of net capital gain.

To the extent the Fund fails to distribute in a calendar year at least an amount equal to the sum of (1) 98% of its ordinary income for that year plus (2) 98.2% of its capital gain net income for the one-year period ending October 31 of that year plus (3) 100% of any retained amount of either from the prior year, it will be subject to a nondeductible 4% excise tax (“Excise Tax”).  For these purposes, the Fund will be treated as having distributed any amount with respect to which it pays income tax. The Fund intends generally to make distributions sufficient to avoid imposition of the Excise Tax.
If the Fund issues Preferred Stock, then, at any time when Preferred Stock is outstanding, and the Fund’s assets are insufficient to satisfy certain requirements, the Fund will be required to suspend distributions to holders of the Common Stock until those requirements are satisfied. Doing so may prevent the Fund from satisfying the Distribution Requirement and may therefore jeopardize its qualification for treatment as a RIC or cause it to incur an income tax or Excise Tax liability or both.

Taxation of the Stockholders

Distributions on the Fund’s shares to a stockholder are generally subject to federal income tax as described in the Prospectus and below, even though those distributions may economically represent a return of the stockholder’s investment. Such a distribution is likely to occur in respect of shares purchased when the Fund has undistributed income or gains that are either unrealized or realized but not distributed. Those realized gains may be required to be distributed even when the Fund has unrealized losses. Distributions are taxable to a stockholder even if they are paid from net income or gains the Fund earned before the stockholder’s investment (and thus included in the price the stockholder paid).

If the Fund retains any net capital gain, it may designate all or part of the retained amount as undistributed capital gains in a notice to its stockholders. If the Fund makes such a designation, it would be required to pay federal income tax at the rate of 21% on the undistributed gain (“Fund tax”) and each stockholder subject to federal income tax (1) would be required to include in income for federal income tax purposes, as long-term capital gain, his or her proportionate share of the designated gain (which, in the case of an individual stockholder, would be taxed at the rates for net capital gain described above), (2) would be entitled to credit his or her proportionate share of the Fund tax against his or her federal income tax liability, if any, and to claim a refund to the extent the credit exceeds that liability, and (3) would increase the tax basis in his or her Common Stock by an amount equal to the difference between the included gain and that share of the Fund tax.

Distributions of the Fund’s “investment company taxable income” to non-U.S. stockholders (including interest income and the excess of net short-term capital gain over net long-term capital losses) will generally be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) as dividends to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholders, and, if an income tax treaty applies, attributable to a permanent establishment in the United States of the non-U.S. stockholders. In the case of such effectively connected income, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons, plus, in certain cases where the Non-U.S. stockholders is a corporation, a branch profits tax at a 30% rate (or lower rate provided by an applicable treaty). Exemptions from the 30% withholding tax are provided for dividends properly designated as interest related dividends or as short-term capital gain dividends paid by the Fund with respect to its qualified net interest income or qualified short-term gain.
Actual or deemed distributions of the Fund’s net capital gains (i.e., net long-term capital gains in excess of short-term capital losses) to a non-U.S. stockholders, and gains realized by a non-U.S. stockholders upon the sale of Fund shares, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the non-U.S. stockholder in the United States, or (b) the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable, and certain other conditions are satisfied.
If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides the Fund or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Under the Foreign Account Tax Compliance Act (“FATCA”), “foreign financial institutions” (“FFIs”) or “non-financial foreign entities” (“NFFEs”) that are Fund stockholders may be subject to a generally nonrefundable 30% withholding tax on income dividends the Fund pays.  Proposed regulations (effective while pending) have been issued to eliminate the application of the withholding tax to capital gain distributions and the proceeds from the repurchase of Common Stock that was scheduled to take effect in 2019. As discussed below, the FATCA withholding tax generally can be avoided (a) by an FFI, if it reports certain information regarding direct and indirect ownership of financial accounts U.S. persons hold with the FFI and (b) by an NFFE, if (i) it certifies that it has no substantial U.S. persons as owners or (ii) it does have such owners and reports information relating to them to the withholding agent. The U.S. Treasury Department has negotiated intergovernmental agreements (“IGAs”) with certain countries and is in various stages of negotiations with other foreign countries with respect to one or more alternative approaches to implement FATCA; entities in those countries may be required to comply with the terms of the IGA instead of Treasury regulations.

An FFI can avoid FATCA withholding by becoming a “participating FFI,” which requires the FFI to enter into a tax compliance agreement with the IRS under section 1471(b) of the Code. Under such an agreement, a participating FFI agrees to (1) verify and document whether it has U.S. accountholders, (2) report certain information regarding their accounts to the IRS, and (3) meet certain other specified requirements.

An FFI resident in a country that has entered into a Model I IGA with the United States must report to that country’s government (pursuant to the terms of the applicable IGA and applicable law), which will, in turn, report to the IRS. An FFI resident in a Model II IGA country generally must comply with U.S. regulatory requirements, with certain exceptions, including the treatment of recalcitrant accountholders. An FFI resident in one of those countries that complies with whichever of the foregoing that applies will be exempt from FATCA withholding.

An NFFE that is the beneficial owner of a payment from the Fund can avoid FATCA withholding generally by certifying that it does not have any substantial U.S. owners or by providing the name, address, and taxpayer identification number of each such owner. The NFFE will report to the Fund or other applicable withholding agent, which will, in turn, report information to the IRS.

Those foreign stockholders also may fall into certain exempt, excepted, or deemed compliant categories established by Treasury regulations, IGAs, and other guidance regarding FATCA. An FFI or NFFE that invests in the Fund will need to provide the Fund with documentation properly certifying the entity’s status under FATCA to avoid FATCA withholding. The requirements imposed by FATCA are different from, and in addition to, the tax certification rules to avoid backup withholding described in the Prospectus. Foreign investors are urged to consult their tax advisers regarding the application of these requirements to their own situation and the impact thereof on their investment in the Fund.

Tax Consequences of Certain Investments

REMICs. The Fund may invest in REITs that (1) hold residual interests in real estate mortgage investment conduits (“REMICs”) or (2) engage in mortgage securitization transactions that cause the REITs to be taxable mortgage pools (“TMPs”) or have a qualified REIT subsidiary that is a TMP. A portion of the net income allocable to REMIC residual interest holders may be an “excess inclusion.” The Code authorizes the issuance of regulations dealing with the taxation and reporting of excess inclusion income of REITs and RICs that hold residual REMIC interests and of REITs, or qualified REIT subsidiaries, that are TMPs. Although those regulations have not yet been issued, the Treasury Department and the IRS issued a notice in 2006 (“Notice”) announcing that, pending the issuance of further guidance (which has not yet been issued), the IRS would apply the principles in the following paragraphs to all excess inclusion income, whether from REMIC residual interests or TMPs.

The Notice provides that a REIT must (1) determine whether it or its qualified REIT subsidiary (or a part of either) is a TMP and, if so, calculate the TMP’s excess inclusion income under a “reasonable method,” (2) allocate its excess inclusion income to its stockholders generally in proportion to dividends paid, (3) inform stockholders that are not “disqualified organizations” (i.e., governmental units and tax-exempt entities that are not subject to tax on their unrelated business taxable income (“UBTI”)) of the amount and character of the excess inclusion income allocated thereto, (4) pay tax (at the highest federal income tax rate imposed on corporations) on the excess inclusion income allocable to its stockholders that are disqualified organizations, and (5) apply the withholding tax provisions with respect to the excess inclusion part of dividends paid to foreign persons without regard to any treaty exception or reduction in tax rate. Excess inclusion income allocated to certain tax-exempt entities (including qualified retirement plans, individual retirement accounts, and public charities) constitutes UBTI to them.

A RIC with excess inclusion income is subject to rules identical to those in clauses (2) through (5) above (substituting “that are nominees” for “that are not ‘disqualified organizations’” in clause (3) and inserting “record” after “its” in clause (4)). The Notice further provides that a RIC is not required to report the amount and character of the excess inclusion income allocated to its stockholders that are not nominees, except that (1) a RIC with excess inclusion income from all sources that exceeds 1% of its gross income must do so and (2) any other RIC must do so by taking into account only excess inclusion income allocated to the RIC from REITs the excess inclusion income of which exceeded 3% of its dividends. The Fund will not invest directly in REMIC residual interests and does not intend to invest in REITs that, to its knowledge, invest in those interests or are TMPs or have a qualified REIT subsidiary that is a TMP.

After calendar year-end, REITs can and often do change the category (e.g., ordinary income dividend, capital gain distribution, or return of capital) of the distributions they have made during that year, which would result at that time in the Fund’s also having to re-categorize some of the distributions it made to its stockholders. These changes would be reflected in the annual Form 1099, together with other tax information. Those forms generally will be distributed to stockholders in February of each year, although the Fund may, in one or more years, request from the IRS an extension of time to distribute those forms until mid-March to enable it to receive the latest information it can from the REITs in which it invests and thereby accurately report that information to its stockholders on a single form (rather than having to send amended forms).

For taxable years beginning after December 31, 2017 and before January 1, 2026, the Code allows individuals and certain non-corporate entities a deduction for 20% of “qualified REIT dividends.” Treasury Regulations allow a RIC to pass the character of its qualified REIT dividends through to its shareholders, provided they meet certain holding period requirements. As a result, the Fund stockholder will be eligible to receive the benefit of the 20% deduction with respect to the Fund’s REIT-based dividends.

Hedging Transactions. The use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses the Fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward currency contracts the Fund derives with respect to its business of investing in securities or foreign currencies, will be treated as qualifying income under the Income Requirement. Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower taxed long-term capital gain to higher taxed short-term capital gain or ordinary income, (3) convert an ordinary loss or a deduction to a capital loss (the deductibility of which is more limited), (4) cause the Fund to recognize income or gain without a corresponding receipt of cash, (5) adversely affect the timing as to when a purchase or sale of securities is deemed to occur and (6) adversely alter the characterization of certain complex financial transactions. The Fund will monitor its transactions and may make certain tax elections to mitigate the effect of these rules and prevent its disqualification as a RIC.

Foreign Securities. Interest and dividends the Fund receives, and gains it realizes, on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax treaties between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Fund may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests for a taxable year: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, if the Fund holds stock of a PFIC, it will be subject to federal income tax on a portion of any “excess distribution” the Fund receives on the stock or of any gain on its disposition of the stock (collectively, “PFIC income”), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its stockholders. The balance of the PFIC income will be included in the Fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its stockholders. Fund distributions thereof will not be eligible for the 15% and 20% maximum federal income tax rates on individual stockholders’ QDI.

If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the Fund’s incurring the foregoing tax and interest obligation, it would be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain -- which the Fund most likely would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax -- even if the Fund did not receive those earnings and gain from the QEF. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

The Fund may elect to “mark-to-market” any stock in a PFIC it owns at the end of its taxable year. “Marking-to-market,” in this context, means including in gross income each taxable year (and treating as ordinary income) the excess, if any, of the fair market value of the stock over the Fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the Fund also may deduct (as an ordinary, not a capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net marked-to-market gains with respect to that stock the Fund included in income for prior taxable years under the election. The Fund’s adjusted basis in each PFIC’s stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

Investors should be aware that determining whether a foreign corporation is a PFIC is a fact-intensive determination that is based on various facts and circumstances and thus is subject to change, and the principles and methodology used in determining whether a foreign corporation is a PFIC are subject to interpretation. As a result, the Fund may not be able, at the time it acquires a foreign corporation’s shares, to ascertain whether the corporation is a PFIC and that a foreign corporation may become a PFIC after the Fund acquires shares therein. While the Fund generally will seek to avoid investing in PFIC shares to avoid the tax consequences detailed above, there are no guarantees that it will be able to do so, and it reserves the right to make such investments as a matter of its investment policy.

Securities Issued or Purchased at a Discount. The Fund may acquire zero coupon or other securities issued with original issue discount (“OID”). As a holder of those securities, the Fund must include in gross income the OID that accrues on them during the taxable year, even if it receives no corresponding payment on them during the year. Because the Fund annually must distribute substantially all of its investment company taxable income, including any OID, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular taxable year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives.  Those distributions will be made from the Fund’s cash assets or from the proceeds of sales of its portfolio securities, if necessary. The Fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

* * *

The foregoing is only a general summary of some of the important federal tax considerations generally affecting the Fund and its stockholders. No attempt is made to present a complete explanation of the federal tax treatment of the Fund’s activities, and this discussion is not intended to be a substitute for careful tax planning. Accordingly, potential investors are urged to consult their own tax advisers for more detailed information and for information regarding any state, local or foreign taxes applicable to the Fund and their purchasing, holding and disposing of Common Stock.

REPORTS TO STOCKHOLDERS

Stockholders of the Fund receive unaudited semi-annual financial statements, as well as year-end financial statements audited by the independent auditors for the Fund. The Fund’s statements show the investments owned by it and the market values thereof and provide other information about the Fund and its operations.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT

State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, serves as custodian for assets of the Fund. American Stock Transfer & Trust Company, LLC serves as the transfer agent, registrar and distribution disbursement agent for the Common Stock.  American Stock Transfer & Trust Company, LLC serves as agent for the Distribution Reinvestment Plan relating to the Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP serves as independent auditors for the Fund. Ernst & Young LLP provides audit services, tax return preparation and assistance and consultation in connection with review of the Fund’s filings with the SEC.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of April 17, 2023, the Fund did not know of any person or entity who “controlled” the Fund.

In addition, the Directors and officers of the Fund, in the aggregate, owned less than 1% of the Fund’s outstanding shares of Common Stock as of April 17, 2023. Information regarding each Director’s and portfolio manager’s ownership of shares of Common Stock is set forth above under “Ownership of Securities.”

As of April 17, 2023, the Fund did not know of any person who owned of record or beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock of the Fund other than those listed below.

Name and Address of Beneficial Owner	Class	Amount of Beneficial Ownership	Percent of Class
First Trust Portfolios L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	Common	2,689,348(1)	13.84%
MetLife Investment Management, LLC One MetLife Way Whippany, NJ 07981 Metropolitan Life Insurance Company MetLife Reinsurance Company of Charleston Metropolitan Tower Life Insurance Company 200 Park Avenue New York, NY 10166	Preferred	6,080,000(2)	100%

(1)	Based on an amended Schedule 13G filed by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation on January 30, 2023.

(2)	Based on a Form 4 filed by MetLife Investment Management, LLC on June 10, 2022.

COUNSEL

K&L Gates LLP, 1601 K Street, N.W., Washington D.C. 20006, will pass upon certain legal matters in connection with shares of Common Stock offered by the Fund, and also acts as counsel to the Fund.

FINANCIAL STATEMENTS

The audited financial statements included in the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2022 (the “Annual Report”), together with the report of Ernst & Young LLP for the Fund’s Annual Report, are incorporated herein by reference to the Fund’s Annual Report.  All other portions of the Annual Report are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

REGISTRATION STATEMENT

A Registration Statement on Form N-2, including any amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C. The Fund’s Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the shares offered or to be offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

APPENDIX A RATINGS

Long-Term and Short-Term Debt Securities Rating Descriptions
S&P Global Ratings -- Long-Term Issue Credit Ratings*:
The following descriptions have been published by Standard & Poor’s Financial Services LLC.

AAA – An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA – An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A – An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in  circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB – An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C – Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB – An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B – An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC – An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC – An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.  The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C – An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D – An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Moody’s Investors Service, Inc. (“Moody’s”) -- Global Long-Term Rating Scale:

The following descriptions have been published by Moody’s Investors Service, Inc.
Aaa – Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa – Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba – Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B – Obligations rated B are considered speculative and are subject to high credit risk.

Caa – Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C – Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.  Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs.  Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment.  Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Fitch Ratings (“Fitch”) -- Corporate Finance Obligations -- Long-Term Rating Scale:

The following descriptions have been published by Fitch, Inc. and Fitch Ratings Ltd. and its subsidiaries.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA – Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A – High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB – Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B – Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC – Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.
CC – Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.
C – Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.
Ratings in the categories of ‘CCC’, ‘CC’ and ‘C’ relate to obligations that are in default. In this case, the rating does not opine on default risk, but reflects recovery expectation only.
Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC’.
DBRS -- Long Term Obligations Rating Scale:
The following descriptions have been published by Dominion Bond Rating Service.
AAA – Highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

AA – Superior credit quality. The capacity for the payment of financial obligations is considered high.  Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.
A – Good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.
BBB – Adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.
BB – Speculative, non investment-grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.
B – Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.
CCC, CC, C – Very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although CC and C ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the CCC to B range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the C category.
D – When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS Morningstar may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange.”
S&P Global Ratings -- Short-Term Issue Credit Ratings:
The following descriptions have been published by Standard & Poor’s Financial Services LLC.
A-1 – A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
A-2 - A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A-3 - A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B - A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C - A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
D - A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.  A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Moody’s -- Global Short-Term Rating Scale:
The following descriptions have been published by Moody’s Investors Service, Inc.
P-1 - Issuers (or supporting institutions) rated Prime-1 reflect a superior ability to repay short-term obligations.
P-2 - Issuers (or supporting institutions) rated Prime-2 reflect a strong ability to repay short-term obligations.
P-3 - Issuers (or supporting institutions) rated Prime-3 reflect an acceptable ability to repay short-term obligations.
NP - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
 Fitch -- Short-Term Ratings Assigned to Issuers or Obligations in Corporate, Public and Structured Finance:

The following descriptions have been published by Fitch Inc. and Fitch Ratings Ltd. and its subsidiaries.

F1 - Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2 - Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3 - Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B – Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C - High short-term default risk. Default is a real possibility.
RD – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
DBRS -- Commercial Paper and Short-Term Debt Rating Scale:
The following descriptions have been published by Dominion Bond Rating Service.
R-1 (high) – Highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.
R-1 (middle) – Superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from R-1 (high) by a relatively modest degree. Unlikely to be significantly vulnerable to future events.
R-1 (low) – Good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favourable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.
R-2 (high) – Upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.
R-2 (middle) – Adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.
R-2 (low) – Lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.
R-3 – Lowest end of adequate credit quality. There is capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.
R-4 – Speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

R-5 – Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.
D – When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS Morningstar may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange.”